SECURITY AGREEMENT

IBC BANK
International Bank of Commerce

	Date		Reference Number	Officer	Initial
	8/25/2016		2413513655	Bernardo dela Garza	

Pledgor(s): Lucas Energy, Inc.

Lender: International Bank of Commerce

The undersigned Pledgor, owner of Collateral (as hereinafter defined), whether one or more, and International Bank of Commerce, 130 East Travis, San Antonio, Texas 78205 (hereinafter called "Lender") enter into this Security Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

SECTION I: Creation of Security Interest.

Pledgor hereby grants to Lender a first and exclusive lien and security interest in all of the personal property of Pledgor, wherever located, now owned or hereafter acquired, including, but not limited to, the property described in Section II of this Security Agreement to secure payment and performance of the Indebtedness (described in Section III below). All such personal property is referred to herein as the "Collateral."

SECTION II: Description of Collateral.

1. The security interest is granted in, among other personal property, the following Collateral:

a Describe the Collateral and, as applicable, check boxes and provide information as indicated below.

All assets of Pledgor, whether now owned or hereafter acquired, including without limitation, as described on Schedule I, attached hereto and incorporated herein for all purposes.

b 1 ☐ The above goods are to become fixtures on: (describe real estate; attach additional sheet if needed)

2 ☐ The above timber is standing on: (describe real estate; attach additional sheet if needed)

3 ☐ The above minerals or the like (including oil and gas) or accounts will be financed at the well head or mine head of the well or mine located on: (describe real estate; attach additional sheet if needed)

c If subsection b.1, b.2, or b.3 of this Section II.1 is checked, this security agreement is to be filed for record in the real estate records. (The description of the real estate must be sufficiently specific as to give constructive notice of a mortgage on the realty).

☐ The Pledgor does not have an interest of record; the name of a record owner of the real estate is:

d All substitutes and replacements for, accessions, attachments, and other additions to, and tools, parts, and equipment used in connection with, the Collateral described in Section II.1.a. above, and any increase and the unborn young of animals and poultry.

e All property similar to the Collateral described in Section II.1.a. above, hereafter acquired by Pledgor.

f All proceeds, products, and profits of the Collateral described in Section II.1.a. are included. Coverage of products and proceeds for financing statement purposes is not to be construed as giving Pledgor any additional rights with respect to the Collateral, and Pledgor is not authorized to sell, lease, or otherwise transfer, furnish under contracts of service, manufacture, process, or assemble the Collateral, except in accordance with the provisions of this Security Agreement. Any additional sheets describing the Collateral, the real estate, or other matters are incorporated in and made a part of this instrument.

g Location where Collateral is to be kept: as approved by Lender in its sole discretion.

2. Classify the Collateral described in Section II.1.a. under one or more of the following classifications as set out in the Uniform Commercial Code of the state where Lender is located (together with the Official Comments thereto referred to herein as the "Code"):

☐	Consumer Goods	☐	Farm Products
X	Equipment (business use)	X	General Intangibles
☐	Equipment (farm use)	X	Inventory
X	Investment Property	X	Chattel Paper
X	Instruments	X	Letter-Of-Credit Rights
X	Accounts	X	Supporting Obligations
X	Deposit Accounts	☐	Liens on Government Assets
X	Commercial Tort Claims	☐	Sales of Payment Intangibles or Promissory Notes
☐	Agricultural Liens		

And to the extent not listed above as original Collateral all proceeds and products of the foregoing.

Any term used in the Code and not defined in this Security Agreement has the meaning given to the term in the Code.

3. ☐ If this block is checked, this is a purchase money security interest, and Pledgor will use funds advanced to purchase the Collateral described in Section II.1.a., or Lender may disburse funds direct to the seller of such Collateral, and to purchase insurance on the Collateral. To the extent Pledgor uses the Indebtedness to purchase Collateral, Pledgor's repayment of the Indebtedness shall apply on a "first-in-first-out" basis, so that the portion of the Indebtedness used to purchase a particular item of Collateral shall be paid in the chronological order the Pledgor purchased the Collateral.

4. If any of the Collateral is accounts, give the location of the office where the records concerning them are kept (if other than Pledgor's address set forth on page 1 hereof):

5. "Commercial Tort Claims", a subcategory of General Intangibles, means the Pledgor's claim for ________________ against ________________.

SECTION III: INDEBTEDNESS

This pledge, assignment and grant is made to Lender to secure the prompt and unconditional payment of, and the first and exclusive security interest granted hereby to Lender secures the payment and performance of, the following (collectively, the "Indebtedness"):

Any and all indebtedness, liabilities and/or obligations of Pledgor, or any of the undersigned if more than one, and/or Borrower (as hereinafter defined) to Lender, jointly and/or severally, and in any capacity, whether as borrower, guarantor, or otherwise, now or hereafter owing, created and/or arising, and regardless of how evidenced or arising, as to outstanding and unpaid principal, accrued and unpaid interest, accrued and unpaid late charges, attorneys' fees, collection costs, and all other sums owing by Pledgor, or any of the undersigned if more than one, and/or Borrower, including but not limited to the indebtedness evidenced by the following described promissory note (the "Note"):

Real Estate Lien Note/Promissory Note dated the 25 day of August, 2016, in the original principal amount of Forty Million Dollars and No Cents ($40,000,000.00), executed by Lucas Energy, Inc. and delivered to Lender, together with all renewals, extensions, modifications, refinancing, consolidations and substitutions thereof.

and further without limitation to:

A. any and all commercial loan or indebtedness;
B. any and all credit card or other consumer type of loan;
C. any and all indebtedness relating to checking or savings accounts (overdrafts, fees, etc.);
D. any and all expenses incurred in the protection or maintenance of the Collateral securing any of the liabilities, loans, and obligations described in this Section III;
E. any and all expenses incurred in the collection of any indebtedness and/or obligation described in this Section III;
F. any and all letters of credit and/or indebtedness arising out of, or advanced to pay, letters of credit transactions;
G. any and all indebtedness, however, evidenced, whether by promissory note, bookkeeping entry, electronic transfer, checks, drafts or other items, or by any other manner or form;
H. any and all other indebtedness of Pledgor and/or Borrower to any financial institution affiliated with International BancShares Corporation, jointly and/or severally, and in any capacity, whether as borrower, guarantor, or otherwise, now or hereafter owing, created and/or arising, and regardless of how evidenced or arising;
I. any and all extensions, modifications, substitutions and/or renewals of any of the indebtedness described in this Section III;
J. any and all costs incurred by Lender to obtain, preserve and enforce this Security Agreement, collect the indebtedness described in this Section III, and maintain and preserve the Collateral, including without limitation, all taxes, assessments, attorneys' fees and legal expenses, and expenses of sale;
K. the sale by Pledgor and/or Borrower and the purchase by Lender of Accounts (as defined in the Code);
L. the sale by Pledgor and/or Borrower and the purchase by Lender of Chattel Paper (as defined in the Code);
M. the sale by Pledgor and/or Borrower and the purchase by Lender of Payment Intangibles (as defined in the Code);
N. the sale by Pledgor and/or Borrower and the purchase by Lender of Promissory Notes (as defined in the Code);
O. without limiting the generality of the foregoing, any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of the Pledgor and/or Borrower to Lender or any financial institution affiliated with International BancShares Corporation arising under or in connection with any Swap Transaction. The term "Swap Transaction", as used herein, means (i) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Pledgor and/or Borrower and Lender or any financial institution affiliated with International BancShares Corporation which is a rate swap, swap option, interest rate option, or other financial instrument or interest (including an option with respect to any such transaction), or (ii) any type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and which is a forward swap, future, option or other derivative on one or more rates, or (iii) any combination of the transactions described in clause (i) or (ii) above; and
P. any of the foregoing that arises after the filing of a petition in bankruptcy by or against Pledgor or Borrower under the United States Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Section 362 of the United States Bankruptcy Code or otherwise.

As used herein, the term "Borrower" means Lucas Energy, Inc. (or any of them, if more than one), and the term "Loan Documents" means, collectively, the Note and any other document or instrument executed by Pledgor or Borrower or any guarantor of the Note and delivered to Lender in connection with the Note.

To the extent allowed by law, for purposes hereof it is intended that the Indebtedness include all classes of indebtedness, whether evidenced by notes, open accounts, advances for letter of credit obligations, overdrafts, or otherwise, and whether direct, indirect or contingent, regardless of class, form or purpose and including but not limited to, loans for consumer, agricultural, business or personal purposes.

The foregoing shall under no circumstances be limited to the existence or non-existence of collateral for such Indebtedness, or the type of collateral covered thereby. The Indebtedness does not include amounts owed pursuant to homestead, homestead equity and/or home equity line of credit loans.

<u>Notices:</u> Notices and other communications pertaining to this Agreement shall be in writing and shall be effective only if delivered in person or (i) if to Lender, mailed via U.S. certified mail, return receipt requested, postage prepaid, to International Bank of Commerce at Lender's address as set out on page 1 hereof [Attn: Michael K. Sohn], and (ii) if to Pledgor, sent via United States Mail, duly stamped and addressed to Pledgor at the address of Pledgor set forth on page 1 hereof; provided, however, actual notice to Pledgor, however given or received, shall always be effective when given or received. Except as otherwise required by law, any notice given or made pursuant hereto shall be deemed effectively given on the date of personal delivery or, if mailed, on the date such notice is deposited in the U.S. Mail, if, with respect to Lender, actually received. Any party hereto may change its address for notice in the manner set forth in this paragraph.

SECTION IV: PERFECTION OF SECURITY INTERESTS.

1. **Filing Of Financing Statements.**

(i) Pledgor hereby authorizes Lender to file one or more Financing Statements, and any amendments thereto or continuations thereof (collectively referred to as the "Financing Statements", whether one or more) describing the Collateral, as Lender deems necessary, in its sole discretion, to evidence and/or perfect its rights under this Security Agreement.
(ii) Pledgor hereby authorizes Lender to file Financing Statements describing any agricultural liens or other statutory liens held by Lender.
(iii) Lender may obtain, prior or subsequent to the filing of any Financing Statements an official report from the Secretary of State of each necessary (in Lender's opinion) State (the "SOS Reports") indicating that Lender's security interest is prior to all other security interests or other interests reflected in the report.

2. **Possession.**

(i) Pledgor shall have possession of the Collateral, except where expressly otherwise provided in this Security Agreement or where Lender chooses to perfect its security interest by possession only, or in addition to the filing of Financing Statements.
(ii) Where Collateral is in the possession of a third party, Pledgor will join with Lender in notifying the third party of Lender's security interest and obtaining a Control Agreement from the third party acknowledging that it is holding the Collateral for the benefit of Lender to the extent necessary to perfect Lender's security interest in the Collateral.

3. **Control Agreements.** Pledgor will cooperate with Lender in obtaining a Control Agreement in form and substance satisfactory to Lender with respect to Collateral consisting of:

(i) Deposit Accounts,
(ii) Investment Property,
(iii) Letter-Of-Credit Rights, and
(iv) Electronic Chattel Paper.

4. **Marking of Chattel Paper.** Pledgor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Lender indicating that Lender has a security interest in the Chattel Paper.

SECTION V: Pledgor's Representations, Warranties, and Agreements.

A. General Representations and Warranties.

Pledgor represents, warrants and agrees that:

(1) Pledgor has full power and authority to enter into this Security Agreement; this Security Agreement has been duly authorized, executed and delivered by Pledgor and constitutes the valid and binding obligation of Pledgor enforceable in accordance with its terms. No consent of third parties, license, authorization or filing with any governmental authority is required to be obtained or performed in connection with the execution, delivery, and performance of this Security Agreement.

(2) All information supplied and statements made by Pledgor in any financial, credit or accounting statement or application for credit prior to, contemporaneously with or subsequent to the execution of this Security Agreement are and shall be true, correct, complete, valid, and genuine.

(3) Pledgor owns, or will use the proceeds of any loans by Lender to become the owner of, the Collateral free, from any set-off, claim, restriction, lien, security interest or encumbrance except this security interest and liens for ad valorem taxes not yet due.

(4) No Financing Statements covering the Collateral or its proceeds are on file in any public office and Pledgor will not permit any Financing Statements covering any of the Collateral or the proceeds thereof to hereafter be on file in any public office except as may be filed pursuant to this Security Agreement.

(5) Pledgor shall provide and shall have Borrower and/or Guarantor provide, to Lender, upon Lender's request, (i) financial information, including but not limited to a balance sheet, income statement, statement of cash flow, and such other financial information as may be requested by Lender; (ii) an appraisal of the Collateral; (iii) tax receipts; (iv) evidence of insurance, and (v) any other information required by Lender in connection with the Indebtedness or the Collateral.

(6) Pledgor will not use the Collateral or permit the Collateral to be used in violation of any statute, ordinance or other law or inconsistently with the terms of any policy of insurance thereon; and Pledgor will permit Lender and its agents, representatives, and employees to examine the Collateral at all reasonable times, and for such purpose Lender may enter upon or into any premises where the Collateral may be located without being guilty of and/or held liable for trespass. Pledgor will furnish to Lender upon request all pertinent information regarding the Collateral.

(7) The Collateral shall remain in Pledgor's possession or control at all times at Pledgor's risk of loss unless Lender has taken possession of the Collateral, and shall be kept at the location set forth in Section II.1.g. hereof where Lender may inspect it at any time, except for its temporary removal in connection with its ordinary use or unless Pledgor notifies Lender in writing and Lender consents in writing in advance of its removal to another location.

(8) Pledgor shall pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, and upon Pledgor's failure to do so, Lender at its option, but without any obligation, may pay any of them, and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Such payment shall become part of the Indebtedness secured by this Security Agreement and shall bear interest and be paid to Lender by Pledgor in accordance with Section V.A.(9) hereof.

(9) Pledgor shall maintain at all times property insurance upon all Collateral with coverage for perils as set forth under the ISO Causes of Loss - Special Form (formerly "all-risk"), with coverage extended for the perils of flood if the Collateral is situated in a flood-prone area, in an amount equal to the full insurable replacement cost. Such insurance policies shall contain such terms, be in a form, for a period and be written by companies satisfactory to Lender. If available, federal flood insurance is also required if the Collateral is situated in a flood-prone area. The policy shall also contain a standard mortgagee's endorsement providing for payment of any loss to Lender. All policies of insurance shall provide that Lender shall receive thirty (30) days prior written notice of any material changes in coverage or cancellation thereof.

Evidence of coverage shall be provided by Pledgor to Lender concurrently with the execution of this Security Agreement and subsequently upon Lender's request, and must be a true and complete copy of the original policy and loss payable clause. Certificates or letters of coverage will not be accepted. Evidence of renewal of each policy shall be furnished at least five (5) days prior to the expiration of each policy.

Lender is authorized to act as attorney-in-fact for Pledgor in obtaining, adjusting, settling, and canceling such insurance and endorsing any drafts drawn by insurers of the Collateral. Lender may apply any and/or all proceeds of such insurance, which may be received by it in payment of the Indebtedness, whether the Indebtedness is then due or not. Lender may, in its sole discretion, purchase single interest insurance (which provides only protection for Lender) with respect to the Collateral and the premium(s) advanced therefore shall become part of the Indebtedness secured hereby as provided below.

Lender, in its sole discretion and without obligation on Lender to do so, may advance and pay sums on behalf and for the benefit of Pledgor for costs necessary for the protection and preservation of the Collateral and other costs that may be appropriate, in Lender's sole discretion, including but not limited to insurance premiums, (including single interest insurance described above), taxes and other charges described in Section V.A.(8) hereof, and attorney's fees and legal costs and expenses paid in any suit affecting the Collateral. Any such sums which may be so paid by Lender shall become part of the Indebtedness secured by this Security Agreement, shall bear interest from the dates of such payments until paid (i) at the loan contract interest rate applied to the unmatured principal balance of the Note, as such rate may change from time to time, or (ii) if the Note is not described in Section III hereof, at the maximum lawful rate, and shall be due, together with any accrued and unpaid interest thereon, upon demand by Lender.

(10) Pledgor shall, at its own expense, do, make, procure, execute and deliver all acts, things, writings and assurances as Lender may at any time request to protect, assure or enforce Lender's interests, rights and remedies created by, provided in or emanating from this Security Agreement.

(11) Pledgor shall not lend, rent, lease or otherwise dispose of the Collateral or any interest therein except as authorized in this Security Agreement or in writing by Lender, and Pledgor shall keep the Collateral, including the proceeds thereof, free from unpaid charges, including taxes, and from liens, encumbrances and security interests other than that of Lender.

(12) Pledgor shall execute alone or with Lender any document or procure any document, and pay all connected costs, necessary to protect the security interest under this Security Agreement against the rights or interests of third persons. Pledgor shall pay the costs of lien searches, SOS Reports and governmental certificates and all filing fees, continuation fees, and fees for certificates of good standing and other

information required by Lender.

(13) Pledgor shall at all times keep the Collateral and its proceeds separate and distinct from other property of Pledgor and shall keep accurate and complete records of the Collateral and its proceeds. Pledgor shall preserve the Collateral and pay all costs necessary to do so, including, but not limited to feed, rent, storage costs, and expenses of sale.

(14) If Lender should at any time be of the opinion that the Collateral has declined or may decline in value, or is otherwise insufficient to adequately secure the Indebtedness, ~~or should Lender deem itself insecure as to payment of the Indebtedness;~~ then Lender may call for additional property to be pledged and/or covered by this Security Agreement satisfactory to Lender.

(15) If any Collateral or proceeds thereof include obligations of third parties to Pledgor, the transactions creating those obligations will conform in all respects to applicable state and federal consumer credit and/or protection laws.

(16) In the event Pledgor or any other person or persons seeks to enjoin Lender from taking any action in connection with the Indebtedness or the enforcement of Lender's rights in the Collateral, Pledgor hereby agrees to give written notice to the President of Lender, at the address of Lender set forth in the first paragraph of this Security Agreement, or such other person or address as Lender may designate in writing to Pledgor, two business days prior to seeking any such injunctive relief.

(17) As additional security for the Indebtedness, Pledgor hereby assigns, pledges and grants to Lender a security interest, lien and contractual right of set-off in and to all of the Pledgor's money, credits, accounts, securities, certificates and/or other property now in, or at any time hereafter coming within, the custody or control of Lender or any member Bank or branch Bank of International BancShares Corporation, whether held in a general or special account or deposit, or for safekeeping or otherwise. Every such security interest, lien and right of set-off may be exercised without demand or notice to Pledgor. No security interest, lien or right of set-off shall be deemed to have been waived by any act or conduct on the part of Lender, or any failure to exercise such right of set-off or to enforce such security interest or lien, or by any delay in so doing. Every right of set-off, security interest and lien shall continue in full force and effect until such right of set-off, security interest or lien is specifically waived or released by an instrument in writing executed by Lender. The foregoing is in addition to and not in lieu of any rights of set-off allowed by law. This subsection (17) does not apply to homestead, homestead equity, and/or homestead equity line of credit loans.

(18) Pledgor shall assist Lender in complying with the Federal Assignment of Claims Act (and any successor statutes) and similar laws to enable Lender to become an assignee under such Act and otherwise comply with such laws. Pledgor shall preserve the liability of all account debtors, obligors, and secondary parties whose obligations are part of the Collateral. Pledgor shall notify the Lender of any change occurring in or to the Collateral, or in any fact or circumstances warranted or represented by Pledgor in this Security Agreement or furnished to Lender, or if any Event of Default (as hereinafter defined) occurs.

(19) Pledgor will not allow the Collateral to be affixed to real estate, except goods identified herein as fixtures.

(20) All extended or renewed note(s) (including the Note) will be considered executed on the date of the original note(s) (including the Note).

(21) Pledgor shall comply with all environmental laws and regulations applicable to the Collateral and the premises in which the Collateral is located, and shall notify Lender upon receipt of any notice or other information as to any environmental hazards or violation of such laws. Lender may inspect all premises in which the Collateral is located and the Collateral as to its and their compliance with environmental laws. Pledgor agrees to indemnify, defend and hold Lender harmless from and against any breach of the foregoing and all losses, costs, fines and damages, including court costs and attorney's fees, incurred by Lender to defend itself, or to protect or preserve the Collateral against environmental risks, hazards, fines, and other claims relating to the Collateral.

(22) **Pledgor agrees that it will not, without Lender's prior written consent, until the Indebtedness is paid in full:**

(a) in one transaction or a series of related transactions, merge into or consolidate with any other entity, sell all or substantially all of its assets, or in any way jeopardize its existence as a corporation or other business entity;
(b) change the state of its incorporation, organization or registration;
(c) change its name;
(d) change the address and/or location of its Chief Executive Office (as defined in the Code); or
(e) file any instrument attempting to amend or terminate any Financing Statements, including without limitation a UCC-3 amendment or termination form.

(23) Pledgor has the risk of loss of the Collateral.

(24) Lender has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

B. Special Representations and Warranties.

Pledgor represents warrants and agrees that:

(1) If the Collateral includes inventory:
(a) Pledgor will immediately notify Lender of the disposition of any inventory and at Pledgor's expense will either assign to Lender a first-priority security interest in any resulting account, chattel paper, or instrument, or deliver to Lender cash in the amount of the sales price. Pledgor will not sell, lease, or otherwise dispose of any Collateral except in the ordinary course of business without the prior written consent of Lender.
(b) Until the occurrence of an Event of Default Pledgor may, in the ordinary course of business, sell, lease or furnish under contract of service any of the inventory normally held by Pledgor for such purpose; provided, however, that such use of the inventory shall not be inconsistent with any other provisions of this Security Agreement or with the terms or conditions of any policies of insurance thereon. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.

(2) If the Collateral includes accounts:
(a) Each account in the Collateral will represent the valid, legally enforceable obligation of third parties and will not be evidenced by any instrument or chattel paper.
(b) The office where Pledgor keeps its records concerning accounts, if any, is the address of Pledgor set forth on page 1 hereof.

(3) If the Collateral includes instruments, chattel paper or documents:
(a) By delivering a copy of this Security Agreement to the broker, seller, or other person in possession of Collateral that is chattel paper or document, Security Party will effectively notify that person of Lender's interest in the Collateral. Delivery of the copy of the Security Agreement will also constitute Pledgor's instruction to deliver to Lender certificates or other evidence of the Collateral as soon as it is available. Pledgor will immediately deliver to Lender all chattel paper and documents that are Collateral in Pledgor's possession. If that Collateral is hereafter acquired, Pledgor will deliver it to Lender immediately following acquisition and either endorse it to Lender's order or give Lender appropriate executed powers. If any instruments, chattel paper, money or monies, or documents are, at any time or times, included in the Collateral, whether as proceeds or otherwise, Pledgor will promptly deliver the same to Lender upon the receipt thereof by Pledgor, and in any event promptly upon demand therefore by Lender. If necessary, all Collateral will either be endorsed to Lender's order or accompanied by appropriate executed powers.
(b) By means satisfactory to Lender, Pledgor has perfected or will perfect a security interest in goods covered by chattel paper, if any, included in Collateral.

(4) If the Collateral includes property covered by a Certificate of Title: If any certificate of title or similar document is, at any time and pursuant to the laws of any jurisdiction, issued or outstanding with respect to the Collateral or any part thereof, Pledgor will promptly advise Lender thereof, and Pledgor will promptly cause the interest of Lender to be properly noted thereon, and if any certificate of title or similar document is so issued or outstanding at the time this Security Agreement is executed by or on behalf of Pledgor, then Pledgor shall have caused the interest of Lender to have been properly noted at or before the time of such execution; and Pledgor will further promptly deliver to Lender any such certificate of title or similar document issued or outstanding at any time with respect to such Collateral.

(5) To the extent the Collateral is covered by a lien entry form under applicable law, Pledgor authorizes the filing and/or submission of a lien entry form.

(6) If the Collateral is or may become fixtures on real property described herein, this Security Agreement, upon being filed for record in the real property records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the Code upon such of the Collateral which is or may become fixtures.

(7) Pledgor has rights in or the power to transfer and assign the Collateral hereunder and its title to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge except as created by this Security Agreement.

(8) All Collateral consisting of goods is located solely in the state and/or states previously designated and warranted by Pledgor to Lender.

(9) Pledgor's:
   (a) chief executive office is located in the state previously designated and warranted by Pledgor to Lender;
   (b) state of incorporation, organization or registration is the state previously designated and warranted by Pledgor to Lender; and
   (c) exact legal name is as set forth on page 1 of this Security Agreement.

SECTION VI: EVENTS OF DEFAULT.

Pledgor shall be in default under this Security Agreement upon the happening of any of the following events or conditions (herein called an "Event of Default"):

(1) Pledgor or Borrower fails to pay any of the Indebtedness when the same shall become due and payable; or

(2) Pledgor or Borrower (a) fails to perform any of their respective obligations under this Security Agreement or the other Loan Documents, or any other event of default or breach occurs under this Security Agreement or the other Loan Documents, or (b) to the extent allowed by law, and except as to loans for homestead, homestead equity, home equity lines of credit, and/or household or other consumer goods, fails to perform any of their respective obligations under any other promissory note, security agreement, loan agreement or other agreement between Lender and Pledgor or Borrower or any other event of default or breach occurs thereunder; or

(3) Any (a) statement, representation or warranty made by Pledgor in this Security Agreement, the other Loan Documents, the control agreement (if applicable), or in any other agreement between Lender and Borrower or Pledgor, or (b) any information contained in any financial statement or other document delivered to Lender by or on behalf of Borrower or Pledgor, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement, representation or warranty therein not misleading in light of the circumstances in which they were made; or

(4) Pledgor:
   (a) dies or becomes physically or mentally incapacitated; or
   (b) in the case of a Pledgor who is not a natural person, dissolves, terminates or in any other way ceases to legally exist or has its entity powers or privileges suspended or revoked for any reason; or
   (c) makes an assignment for the benefit of creditors, or enters into any composition, marshalling of assets or similar arrangement in respect of its creditors generally; or
   (d) becomes insolvent or generally does not pay its debts as such debts become due; or
   (e) conceals, removes, or permits to be concealed or removed, any part of Pledgor's property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of Pledgor's property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or makes any transfer of Pledgor's property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(5) A trustee, receiver, agent or custodian is appointed or authorized to take charge of any property of Pledgor for the purpose of enforcing a lien against such property or for the purpose of administering such property for the benefit of its creditors; or

(6) An order (a) for relief as to Pledgor is granted under Title 11 of the United States Code or any similar law, or (b) declaring Pledgor to be incompetent is entered by any court; or

(7) Pledgor files any pleading seeking, or authorizes or consents to, any appointment or order described in subsections (5) or (6) above, whether by formal action or by the admission of the material allegations of a pleading or otherwise; or

(8) Application is made for or there is an enforcement of any lien, levy, seizure, garnishment or attachment of any property of the Pledgor for the purposes of collecting a lawful debt; or

(9) Any action or proceeding seeking any appointment or order described in subsections (5) or (6) above is commenced without the authority or consent of Pledgor, and is not dismissed within thirty (30) days after its commencement; or

(10) Pledgor shall become involved (whether as plaintiff or defendant) in any material litigation (including, without limitation, matrimonial litigation) or arbitral or regulatory proceedings that, if determined adversely to Pledgor, could materially and adversely affect Pledgor's financial position, or could affect Pledgor's ability to repay the Indebtedness, or could adversely affect the Collateral or any portion thereof or Lender's security interest therein; or

(11) Pledgor, in Lender's opinion, has suffered a material change in financial condition which, in Lender's opinion, impairs the ability of Pledgor to repay the Indebtedness or to properly perform Pledgor's obligations under this Security Agreement or the other Loan Documents; or

(12) Any of the events or conditions described in subsections (4) through (11) above happen to, by, or with respect to Borrower (if Borrower and Pledgor are not the same).

(13) Lender believes, as a result of any material change in condition whether or not described herein, that Lender will be adversely affected, that the Indebtedness is inadequately secured, or that the prospect of payment of any of the Indebtedness or performance of any of Pledgor's or Borrower's obligations under the Loan Documents is impaired.

(14) To the extent allowed by law, and except as to loans for homestead, homestead equity, home equity lines of credit, and/or household or other consumer goods, as to each Pledgor and/or Borrower with regard to any other credit facility with any other lender, any monetary default and/or any non-monetary default occurs which results in acceleration of the indebtedness by any such other lender; and each Pledgor agrees to notify Lender of any such default within fifteen (15) days after the occurrence of the default.

(15) There occurs any loss, theft, substantial damage, destruction, sale (except as authorized in this Security Agreement) or encumbrance to, or of any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon.

(16) The Collateral becomes, in the judgment of Lender, unsatisfactory, or insufficient in character or value.

(17) The occurrence of any environmentally hazardous spill, discharge or other similar event adversely affecting the Collateral or the premises in which the Collateral is located, whether such event occurs on such premises or on other premises.

(18) Pledgor or Borrower, or any of them, or any guarantor of any portion of the Indebtedness, fails to timely deliver any and all financial statements, income tax returns, cash flow information, balance sheets, accounts receivable reports, or any other business, tax or financial information requested by Lender.

SECTION VII: LENDER'S RIGHTS AND REMEDIES.

A. General.

Lender may exercise the following rights and remedies either before or after an Event of Default [except as expressly provided below]

(1) [After an Event of Default,] Lender may take control of any proceeds of the Collateral.

(2) Lender may release any Collateral in Lender's possession to any Pledgor, temporarily or otherwise.

(3) Lender may take control of any funds generated by the Collateral, such as refunds from and proceeds of insurance, and reduce any part of the Indebtedness accordingly or permit Pledgor to use such funds to repair or replace damaged or destroyed Collateral covered by insurance.

(4) Lender may require that Pledgor from time to time, in Lender's discretion, take any action and execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Security Agreement including, without limitation, (a) ask, demand, collect, sue for, recover, compound, receive and give receipts for monies due and to become due under or in respect of any Collateral; (b) receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the actions described in preceding clause (a); and (c) file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for collection of any of the Collateral or otherwise to enforce its rights with respect to any of the Collateral. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Pledgor's appointment of Lender as Pledgor's agent is coupled with an interest and will survive any disability of Pledgor.

(5) This Security Agreement, Lender's rights hereunder and/or the Indebtedness hereby secured may be assigned by Lender in whole or in part from time to time, and in any such case Lender shall be fully discharged from all responsibility with respect to the Collateral so assigned and the assignee shall be entitled to all of the rights, privileges and remedies granted in this Security Agreement to Lender to the extent the same are assigned, and Pledgor will assert no claim or defenses Pledgor may have against Lender against the assignee, except those granted in this Security Agreement. In addition, Pledgor waives and will not assert against the assignee any claims, defenses or set-offs which Pledgor could assert against Lender except defenses which cannot be waived.

(6) Lender may enter upon Pledgor's premises at any reasonable time to inspect the Collateral and Pledgor's books and records pertaining to the Collateral, and Pledgor shall assist the Lender in making any such inspection.

(7) [After an Event of Default,] Lender may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidence of indebtedness to Pledgor to pay Lender directly as proceeds of the Collateral. Lender may contact account debtors directly to verify information furnished by Pledgor.

(8) Lender may require additional collateral or reject as unsatisfactory any property hereafter offered by Pledgor as additional collateral.

(9) Lender may designate, from time to time, a certain percentage of the Collateral as the loan value and require Pledgor to maintain the Indebtedness at or below such percentage.

(10) Lender may present for conversion to cash any instrument or investment security or a combination thereof. But Lender shall not have any duty to present for conversion any instrument of Collateral in its possession unless it shall have received from Pledgor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

(11) Lender has no obligation to attempt to satisfy the Indebtedness by collecting them from any other person liable for them and Lender may release, modify or waive any collateral provided by any other person to secure any of the Indebtedness, all without affecting Lender's rights against Pledgor. Pledgor waives any right it may have to require Lender to pursue any third person for any of the Indebtedness.

(12) Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to adversely affect the commercial reasonableness of any sale of the Collateral.

(13) If Lender sells any of the Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Lender, and applied to the indebtedness of the Purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Pledgor shall be credited with the proceeds of the sale.

(15) Lender has no obligation to marshal any assets in favor of Pledgor, or against or in payment of:

(i) the Note,
(ii) any of the other Indebtedness, or
(iii) any other obligation owed to Lender by Pledgor or any other person.

(16) This Security Agreement shall bind and shall inure to the benefit of the heirs, legatees, executors, administrators, successors and assigns of Lender and shall bind all persons who become bound as a Pledgor to this Security Agreement.

(17) Lender does not consent to any assignment by Pledgor except as expressly provided in this Security Agreement.

The foregoing rights and powers of Lender will be in addition to, and not a limitation upon, any rights and powers of Lender given by law, elsewhere in this Security Agreement, or otherwise.

B. Remedies in Event of Default

During the existence of any Event of Default, or in the event Lender deems itself insecure in the payment of the Indebtedness, Lender may declare all or any portion of the Indebtedness immediately due and payable, enforce the Indebtedness, and/or exercise any rights and remedies granted by the Code or by this Security Agreement, including the following:

(1) require Pledgor to deliver to Lender all books and records relating to the Collateral;

(2) require Pledgor to assemble the Collateral and make it available to Lender at a place reasonably convenient to both parties;

(3) take possession of any of the Collateral and for this purpose enter any premises where it is located if this can be done without breach of the peace and in such event Lender will not be guilty of, and/or held liable for, trespass;

(4) sell, lease, or otherwise dispose of any of the Collateral in accord with the rights, remedies, and duties of a Lender under Articles 2 and 9 of the Code after giving notice as required by those articles; unless the Collateral threatens to decline rapidly in value, is perishable, or would typically be sold on a recognized market, Lender will give Pledgor reasonable notice of any public sale of the Collateral or of a time after which it may be otherwise disposed of without further notice to Pledgor; and in this event notice will be deemed reasonable if it is mailed, postage prepaid, to Pledgor at the address for Pledgor set forth on page 1 of this Security Agreement at least ten days before any public sale or ten days before the time when the Collateral may be sold by private sale or otherwise disposed of without further notice to Pledgor. Pledgor authorizes Lender to disclaim or modify any and all warranties set forth in the Code and stipulates and agrees that such a disclaimer and/or modification will not render any sale of the Collateral or any portion thereof by Lender commercially unreasonable.

(5) surrender any insurance policies covering the Collateral and receive the unearned premium;

(6) apply any proceeds from disposition of the Collateral after an Event of Default in the manner specified in the Code, including payment of Lender's reasonable attorney's fees and court expenses;

(7) if disposition of the Collateral leaves any portion of the Indebtedness unsatisfied, collect the deficiency from all liable parties. Expenses of retaking, holding, preparing for sale, selling or the like shall include Lender's reasonable attorney's fees and legal costs and/or expenses, and

Pledgor agrees to pay on demand by Lender such costs, expenses, and fees, plus interest thereon at the maximum rate allowed by applicable law;

(8) To the extent allowed by law, Lender may retain all or part of the Collateral in full and/or partial satisfaction of the Indebtedness pursuant to the Code;

(9) Lender may, without demand or notice of any kind, appropriate and apply toward the payment of any portion of the Indebtedness then owing to Lender and in such order of application as the Lender may from time to time elect, any property, balances, credits, deposits, accounts or monies of Pledgor which for any purpose is in the possession or control of the Lender or any member Bank, branch Bank or other depository institution of International Bancshares Corporation; and/or

(10) Lender may remedy any Event of Default without waiving the Event of Default remedied and may waive any Event of Default without waiving any other prior or subsequent Event of Default.

SECTION VIII: ADDITIONAL AGREEMENTS.

(1) A copy of this Security Agreement or any Financing Statements covering the Collateral are sufficient and may be filed as a Financing Statement. Information concerning this security interest may be obtained at the office of Lender set out on page 1 hereof.

(2) This Security Agreement may only be modified or limited by an agreement in writing signed by all parties hereto.

(3) The security interest hereby created shall neither affect nor be affected by any other security for any of the Indebtedness. Neither extensions nor increases of any of the Indebtedness nor releases of any of the Collateral shall affect the validity of the security interest hereby created with reference to Pledgor or any third party. Pledgor specifically waives all suretyship type defenses. Additionally, foreclosure of the security interest hereby created by lawsuit does not limit Lender's remedies, including the right to sell the Collateral under the terms of this Security Agreement. Lender shall have the right to exercise all remedies at the same or different times and no remedy shall be a defense to any other. Lender shall have all rights and remedies granted by law or otherwise in addition to those provided in this Security Agreement.

(4) Lender may remedy any Event of Default without waiving it. No delay by Lender in exercising its rights or partially exercising its rights or remedies shall waive further exercise of those remedies or rights. The failure of Lender to exercise any remedies or rights does not waive subsequent exercise of those remedies or rights. Any waiver by Lender of any Event of Default shall not waive any further Event of Default. Lender may remedy any Event of Default without waiving it. Lender's waiver of any right in this Security Agreement or any Event of Default is binding only if in writing.

(5) Pledgor and Lender intend that the Indebtedness shall be in strict compliance with applicable usury laws. If at any time interest contracted for, charged or received under any Indebtedness secured by this Security Agreement or otherwise in connection with this transaction would be usurious under applicable law, then regardless of the provisions of this Security Agreement or any other documents or instruments evidencing, securing or otherwise executed in connection with any Indebtedness secured by this Security Agreement, or any action or event (including, without limitation, prepayment of principal of any Indebtedness or acceleration of maturity of any Indebtedness by Lender) which may occur with respect to any of the Indebtedness, it is agreed that all sums determined to be usurious shall be immediately credited by Lender to Pledgor or Borrower, as the case may be, as a payment of principal under the Indebtedness or if the Indebtedness has already been paid, immediately refunded to Pledgor or Borrower, as the case may be. All compensation which constitutes interest under applicable law in connection with any Indebtedness secured by this Security Agreement shall be amortized, prorated, allocated, and spread over the full period of time any of the Indebtedness is owed by Pledgor or Borrower, as the case may be, to the greatest extent permissible without exceeding the applicable maximum rate allowed by applicable law in effect from time to time during such period.

(6) Lender may perform any obligation which Pledgor fails to perform and Pledgor agrees on demand to reimburse Lender immediately for any sums so paid by Lender, including attorneys' fees and other legal expenses, plus interest on those sums from the dates of payment at the rate stated in the Note for matured, unpaid amounts. Any sum to be reimbursed shall constitute Indebtedness and be secured by this Security Agreement. [See Section V, A. (9) for insurance reimbursements].

(7) This Security Agreement is being executed and delivered and is intended to be performed in the State where Lender is located and shall be construed and enforced in accordance with the laws of such State, except to the extent that the Code provides for the application of the law of a different state. When the context requires, singular nouns and pronouns include the plural. The rights of Lender under this Security Agreement shall inure to the benefit of its successors and assigns. Any assignment of part of the Indebtedness and delivery by Lender of any part of the Collateral will fully discharge Lender from any and all responsibility for that portion of the Collateral.

(8) Pledgor's Indebtedness under this Security Agreement shall bind Pledgor's personal representatives, successors and assigns. If Pledgor is more than one person or entity, all their representations, warranties and agreements are joint and several. If any part of this Security Agreement is unenforceable, the unenforceability of such provision will not affect the enforceability of any other provision hereof and all other provisions will constitute valid provisions.

(9) For purposes of this Security Agreement, Lender's location is the address of Lender set forth on page 1 hereof.

SECTION IX: ARBITRATION

BINDING ARBITRATION AGREEMENT
PLEASE READ THIS CAREFULLY. IT AFFECTS YOUR RIGHTS.

PLEDGOR AND LENDER AGREE TO ARBITRATION AS FOLLOWS (hereinafter referred to as the "Arbitration Provisions"):

I. Special Provisions and Definitions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

(a) Informal Resolution of Customer Concerns. Most customer concerns can be resolved quickly and to the customer's satisfaction by contacting your account officer, branch manager or by calling the Customer Service Department in your region. The region and numbers are:

1.	Laredo	956-722-7611
2.	Austin	512-397-4506
3.	Brownsville	956-547-1000
4.	Commerce Bank	956-724-1616
5.	Corpus Christi	361-888-4000
6.	Eagle Pass	830-773-2313
7.	Houston	713-526-1211
8.	McAllen	956-686-0263
9.	Oklahoma	405-841-2100
10.	Port Lavaca	361-552-9771
11.	San Antonio	210-518-2500
12.	Zapata	956-765-8361

In the unlikely event that your account officer, branch manager or the customer service department is unable to resolve a complaint to your satisfaction or if the Lender has not been able to resolve a dispute it has with you after attempting to do so informally, you and the Lender agree to resolve those disputes through binding arbitration or small claims court instead of in courts of general jurisdiction.

(b) Sending Notice of Dispute. If either you or the Lender intend to seek arbitration, then you or the Lender must first send to the other by certified mail, return receipt requested, a written Notice of Dispute. The Notice of Dispute to the Lender should be addressed to: Dennis E. Nixon, President, at International Bancshares Corporation, P.O. Drawer 1359, Laredo, Texas 78042-1359 or if by email,

ibcchairman@ibc.com. The Notice of Dispute must (a) describe the nature and basis of the claim or dispute; and (b) explain specifically what relief is sought. You may download a copy of the Notice of Dispute at www.ibc.com or you may obtain a copy from your account officer or branch manager.

(c) If the Dispute is not Informally Resolved. If you and the Lender do not reach an agreement to resolve the claim or dispute within thirty (30) days after the Notice of Dispute is received, you or the Lender may commence a binding arbitration proceeding. During the binding arbitration proceeding, any settlement offers made by you or the Lender shall not be disclosed to the Arbitrator.

(d) **"DISPUTE(S)"**. As used herein, the word **"DISPUTE(S)"** includes any and all controversies or claims between the **PARTIES** of whatever type or manner, including without limitation, any and all claims arising out of or relating to this Agreement, compliance with applicable laws and/or regulations, any and all services or products provided by the Lender, any and all past, present and/or future loans, lines of credit, letters of credit, credit facilities or other form of indebtedness and/or agreements involving the **PARTIES**, any and all transactions between or involving the **PARTIES**, and/or any and all aspects of any past or present relationship of the **PARTIES**, whether banking or otherwise, specifically including but not limited to any claim founded in contract, tort, fraud, fraudulent inducement, misrepresentation or otherwise, whether based on statute, regulation, common law or equity.

(e) **"CONSUMER DISPUTE"** and **"BUSINESS DISPUTE"**. As used herein, **"CONSUMER DISPUTE"** means a **DISPUTE** relating to an account (including a deposit account), agreement, extension of credit, loan, service, or product provided by the Lender that is primarily for personal, family or household purposes. **"BUSINESS DISPUTE"** means any **DISPUTE** that is not a **CONSUMER DISPUTE**.

(f) **"PARTIES"** or **"PARTY"**. As used in these Arbitration Provisions, the term **"PARTIES"** or **"PARTY"** means Pledgor, Lender , and each and all persons and entities signing this Agreement or any other agreements between or among any of the **PARTIES** as part of this transaction. **"PARTIES"** or **"PARTY"** shall be broadly construed and include individuals, beneficiaries, partners, limited partners, limited liability members, shareholders, subsidiaries, parent companies, affiliates, officers, directors, employees, heirs, agents and/or representatives of any party to such documents, any other person or entity claiming by or through one of the foregoing and/or any person or beneficiary who receives products or services from the Lender and shall include any other owner and holder of this Agreement. Throughout these Arbitration Provisions, the term **"you"** and **"your"** refer to Pledgor, and the term **"Arbitrator"** refers to the individual arbitrator or panel of arbitrators, as the case may be, before which the **DISPUTE** is arbitrated.

(g) BINDING ARBITRATION. The **PARTIES** agree that any **DISPUTE** between the **PARTIES** shall be resolved by mandatory binding arbitration pursuant to these Arbitration Provisions at the election of either **PARTY**. **BY AGREEING TO RESOLVE A DISPUTE IN ARBITRATION, THE PARTIES ARE WAIVING THEIR RIGHT TO A JURY TRIAL OR TO LITIGATE IN COURT** (except for matters that may be taken to small claims court for a **CONSUMER DISPUTE** as provided below).

(h) CLASS ACTION WAIVER. The **PARTIES** agree that (i) no arbitration proceeding hereunder whether a **CONSUMER DISPUTE** or a **BUSINESS DISPUTE** shall be certified as a class action or proceed as a class action, or on a basis involving claims brought in a purported representative capacity on behalf of the general public, other customers or potential customers or persons similarly situated, and (ii) no arbitration proceeding hereunder shall be consolidated with, or joined in any way with, any other arbitration proceeding. **THE PARTIES AGREE TO ARBITRATE A CONSUMER DISPUTE OR BUSINESS DISPUTE ON AN INDIVIDUAL BASIS AND EACH WAIVES THE RIGHT TO PARTICIPATE IN A CLASS ACTION.**

(i) FEDERAL ARBITRATION ACT AND TEXAS LAW. The **PARTIES** acknowledge that this Agreement evidences a transaction involving interstate commerce. The Federal Arbitration Act shall govern (i) the interpretation and enforcement of these Arbitration Provisions, and (ii) all arbitration proceedings that take place pursuant to these Arbitration Provisions. **THE PARTIES AGREE THAT, EXCEPT AS OTHERWISE EXPRESSLY AGREED TO BY THE PARTIES IN WRITING, OR UNLESS EXPRESSLY PROHIBITED BY LAW, TEXAS SUBSTANTIVE LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) WILL APPLY IN ANY BINDING ARBITRATION PROCEEDING OR SMALL CLAIMS COURT ACTION REGARDLESS OF WHO INITIATES THE PROCEEDING, WHERE YOU RESIDE OR WHERE THE DISPUTE AROSE.**

II. Provisions applicable only to a CONSUMER DISPUTE:

(a) Any and all **CONSUMER DISPUTES** shall be resolved by arbitration administered by the American Arbitration Association ("AAA") under the Commercial Arbitration Rules and the Supplemental Procedures for Resolution of Consumer Disputes and Consumer Due Process Protocol (which are incorporated herein for all purposes). It is intended by the **PARTIES** that these Arbitration Provisions meet and include all fairness standards and principles of the American Arbitration Association's Consumer Due Process Protocol and due process in predispute arbitration. If a **CONSUMER DISPUTE** is for a claim of actual damages above $250,000 it shall be administered by the AAA before three neutral arbitrators at the request of any **PARTY**.

(b) Instead of proceeding in arbitration, any **PARTY** hereto may pursue its claim in your local small claims court, if the **CONSUMER DISPUTE** meets the small claims court's jurisdictional limits. If the small claims court option is chosen, the **PARTY pursuing the claim** must contact the small claims court directly. **The PARTIES agree that the class action waiver provision also applies to any CONSUMER DISPUTE brought in small claims court.**

(c) For any claim for actual damages that does not exceed $2,500, the Lender will pay all arbitration fees and costs provided you submitted a Notice of Dispute with regard to the **CONSUMER DISPUTE** prior to initiation of arbitration. For any claim for actual damages that does not exceed $5,000, the Lender also agrees to pay your reasonable attorney's fees and reasonable expenses your attorney charges you in connection with the arbitration (even if the Arbitrator does not award those to you) plus an additional $2,500 if you obtain a favorable arbitration award for your actual damages which is greater than any written settlement offer for your actual damages made by the Lender to you prior to the selection of the Arbitrator.

(d) Under the AAA's Supplemental Procedures for Consumer Disputes, if your claim for actual damages does not exceed $10,000, you shall only be responsible for paying up to a maximum of $125 in arbitration fees and costs. If your claim for actual damages exceeds $10,000 but does not exceed $75,000, you shall only be responsible for paying up to a maximum of $375 in arbitration fees and costs. For any claim for actual damages that does not exceed $75,000, the Lender will pay all other arbitrator's fees and costs imposed by the administrator of the arbitration. With regard to a **CONSUMER DISPUTE** for a claim of actual damages that exceeds $75,000, or if the claim is a non-monetary claim, the Lender agrees to pay all arbitration fees and costs you would otherwise be responsible for that exceed $1,000. The fees and costs stated above are subject to any amendments to the fee and cost schedules of the AAA. The fee and cost schedule in effect at the time you submit your claim shall apply. The AAA rules also permit you to request a waiver or deferral of the administrative fees and costs of arbitration if paying them would cause you financial hardship.

(e) Although under some laws, the Lender may have a right to an award of attorney's fees and expenses if it prevails in arbitration, the Lender agrees that it will not seek such an award in a binding arbitration proceeding with regard to a **CONSUMER DISPUTE** for a claim of actual damages that does not exceed $75,000.

(f) To request information on how to submit an arbitration claim, or to request a copy of the AAA rules or fee schedule, you may contact the AAA at 1-800-778-7879 (toll free) or at www.adr.org.

III. Provisions applicable only to a BUSINESS DISPUTE:

(a) Any and all **BUSINESS DISPUTES** between the **PARTIES** shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the AAA in effect at the time of filing, as modified by, and subject to, these Arbitration Provisions. A **BUSINESS DISPUTE** for a claim of actual damages that exceeds $250,000 shall be administered by AAA before at least three (3) neutral arbitrators at the request of any **PARTY**. In the event the aggregate of all affirmative claims asserted exceeds $500,000, exclusive of interest and attorney's fees, or upon the written request of any **PARTY**, the arbitration shall be conducted under the AAA Procedures for Large, Complex Commercial Disputes. If the payment of arbitration fees and costs will cause you extreme financial hardship you may request that AAA defer or reduce the administrative fees or request the Lender to cover some of the arbitration fees and costs that would be your responsibility.

(b) The **PARTIES** shall have the right to (i) invoke self-help remedies (such as setoff, notification of account debtors, seizure and/or foreclosure of collateral, and nonjudicial sale of personal property and real property collateral) before, during or after any arbitration, and/or (ii) request ancillary or provisional judicial remedies (such as garnishment, attachment, specific performance, receiver, injunction or restraining order, and sequestration) before or after the commencement of any arbitration proceeding (individually, and not on behalf of a class). The **PARTIES** need not await the outcome of the arbitration proceeding before using self-help remedies. Use of self-help or ancillary and/or provisional judicial remedies shall not operate as a waiver of either **PARTY**'s right to compel arbitration. Any ancillary or provisional judicial remedy which would be available from a court at law shall be available from the Arbitrator. The **PARTIES** agree that the AAA Optional Rules for Emergency Measures of Protection shall apply in an arbitration proceeding where emergency interim relief is requested.

(c) Except to the extent the recovery of any type or types of damages or penalties may not by waived under applicable law, the Arbitrator shall not have the authority to award either **PARTY** (i) punitive, exemplary, special or indirect damages, (ii) statutory multiple damages, or (iii) penalties, statutory or otherwise.

(d) The Arbitrator may award attorney's fees and costs including the fees, costs and expenses of arbitration and of the Arbitrator as the Arbitrator deems appropriate to the prevailing **PARTY**. The Arbitrator shall retain jurisdiction over questions of attorney's fees for fourteen (14) days after entry of the decision.

IV. General provisions applicable to both **CONSUMER DISPUTES** and **BUSINESS DISPUTES**:

(a) The Arbitrator is bound by the terms of these Arbitration Provisions. The Arbitrator shall have exclusive authority to resolve any **DISPUTES** relating to the scope or enforceability of these Arbitration Provisions, including (i) all arbitrability questions, and (ii) any claim that all or a part of these Arbitration Provisions are void or voidable (including any claims that they are unconscionable in whole or in part).

(b) **These Arbitration Provisions shall survive any termination, amendment, or expiration of this Agreement, unless all of the PARTIES otherwise expressly agree in writing.**

(c) If a **PARTY** initiates legal proceedings, the failure of the initiating **PARTY** to request arbitration pursuant to these Arbitration Provisions within 180 days after the filing of the lawsuit shall be deemed a waiver of the initiating **PARTY'S** right to compel arbitration with respect to the claims asserted in the litigation. The failure of the defending **PARTY** in such litigation to request arbitration pursuant to these Arbitration Provisions within 180 days after the defending **PARTY'S** receipt of service of judicial process shall be deemed a waiver of the right of the defending **PARTY** to compel arbitration with respect to the claims asserted in the litigation. If a counterclaim, cross-claim or third party action is filed and properly served on a **PARTY** in connection with such litigation, the failure of such **PARTY** to request arbitration pursuant to these Arbitration Provisions within ninety (90) days after such **PARTY'S** receipt of service of the counterclaim, cross-claim or third party claim shall be deemed a waiver of such **PARTY'S** right to compel arbitration with respect to the claims asserted therein. The issue of waiver pursuant to these Arbitration Provisions is an arbitrable dispute. Active participation in any pending litigation described above by a **PARTY** shall not in any event be deemed a waiver of such **PARTY'S** right to compel arbitration. All discovery obtained in the pending litigation may be used in any subsequent arbitration proceeding.

(d) Any **PARTY** seeking to arbitrate shall serve a written notice of intent to any and all opposing **PARTIES** after a **DISPUTE** has arisen. The **PARTIES** agree a timely written notice of intent to arbitrate by either **PARTY** pursuant to these Arbitration Provisions shall stay and/or abate any and all action in a trial court, save and except a hearing on a motion to compel arbitration and/or the entry of an order compelling arbitration and staying and/or abating the litigation pending the filing of the final award of the Arbitrator.

(e) Any Arbitrator selected shall be knowledgeable in the subject matter of the **DISPUTE** and be licensed to practice law.

(f) For a one (1) member arbitration panel, the **PARTIES** are limited to an equal number of strikes in selecting the arbitrator from the AAA neutral list, such that at least one arbitrator remains after the **PARTIES** exercise all of their respective strikes. For a three (3) member arbitration panel, the **PARTIES** are limited to an equal number of strikes in selecting the arbitrators from the AAA neutral list, such that at least three arbitrators remain after the **PARTIES** exercise all of their respective strikes. After exercising all of their allotted respective strikes, the **PARTIES** shall rank those potential arbitrators remaining numerically in order of preference (with "1" designating the most preferred). The AAA shall review the **PARTIES** rankings and assign a score to each potential arbitrator by adding together the ranking given to such potential arbitrator by each **PARTY**. The arbitrator(s) with the lowest score total(s) will be selected. In the event of a tie or ties for lowest score total and if the selection of both or all of such potential arbitrators is not possible due to the required panel size, the AAA shall select the arbitrator(s) it believes to be best qualified.

(g) The **PARTIES** and the Arbitrator shall treat all aspects of the arbitration proceedings, including, without limitation, any documents exchanged, testimony and other evidence, briefs and the award, as strictly confidential; provided, however, that a written award or order from the Arbitrator may be filed with any court having jurisdiction to confirm and/or enforce such award or order.

(h) Any statute of limitation which would otherwise be applicable shall apply to any claim asserted in any arbitration proceeding under these Arbitration Provisions, and the commencement of any arbitration proceeding tolls such statute of limitations.

(i) If the AAA is unable for any reason to provide arbitration services, then the **PARTIES** agree to select another arbitration service provider that has the ability to arbitrate the **DISPUTE** pursuant to and consistent with these Arbitration Provisions. If the **PARTIES** are unable to agree on another arbitration service provider, any **PARTY** may petition a court of competent jurisdiction to appoint an Arbitrator to administer the arbitration proceeding pursuant to and consistent with these Arbitration Provisions.

(j) The award of the Arbitrator shall be final and Judgment upon any such award may be entered in any court of competent jurisdiction. The arbitration award shall be in the form of a written reasoned decision and shall be based on and consistent with applicable law.

(k) Unless the **PARTIES** mutually agree to hold the binding arbitration proceeding elsewhere, venue of any arbitration proceeding under these Arbitration Provisions shall be in the county and state where Lender is located, which is Lender's address set out in the first paragraph on page 1 hereof.

(l) If any of these Arbitration Provisions are held to be invalid or unenforceable, the remaining provisions shall be enforced without regard to the invalid or unenforceable term or provision.

JURY WAIVER: IF A DISPUTE BETWEEN YOU AND LENDER PROCEEDS IN COURT RATHER THAN THROUGH MANDATORY BINDING ARBITRATION, THEN YOU AND LENDER BOTH WAIVE THE RIGHT TO A JURY TRIAL, AND SUCH DISPUTE WILL BE TRIED BEFORE A JUDGE ONLY.

SECTION X. Swap Transactions. Without limiting the generality of any other provisions of this Agreement, Pledgor and Lender agree that the following obligations of Pledgor and/or Borrower are secured by this Agreement and constitute "Indebtedness", as that term is used in this Agreement: (i) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of the Pledgor and/or Borrower to Lender or any Lender Affiliate (as hereinafter defined) arising under or in connection with any Swap Transaction, and (ii) any Swap Related Loss (as defined in the Note) that becomes due and payable in accordance with the terms of the Note. The term "Swap Transaction", as used herein, means (i) any transaction effected pursuant to one or more agreements now existing or hereafter entered into between Pledgor and/or Borrower and Lender and/or any financial institution affiliated with International BancShares Corporation (a "Lender Affiliate") which is a rate swap, swap option, interest rate option or other financial instrument or interest (including one or more options with respect to any such transaction), (ii) any type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and which is a forward swap, future, option or other derivative on one or more rates, or any combination of the foregoing transactions, or (iii) any transaction that is similar to any transaction referred to in clause (i) or (ii) above except that it is between Lender and/or a Lender Affiliate and any party or entity other than Pledgor and/or Borrower and is entered into by Lender and/or such Lender Affiliate on account of a corresponding Swap Transaction that is described in clause (i) or (ii) above. The occurrence or existence of any default, event of

default or other similar condition or event (however described) on the part of Pledgor and/or Borrower arising under or with respect to any Swap Transaction shall constitute an Event of Default under this Security Agreement.

SECTION XI. Miscellaneous.

(a) Security Interest Absolute. All rights of the Lender and the security interests created hereunder shall be absolute and unconditional irrespective of:
- (i) any change in the time, manner, amount or place of payment of, or in any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from the Note or any other Loan Document;
- (ii) any exchange or release or nonperfection of all or any part of the Collateral or any other collateral, or any release from, amendment to, waiver of or consent to departure from any guaranty for all or any of the Indebtedness; or
- (iii) to the fullest extent permitted by law, any other circumstances which might otherwise constitute a defense available to or a discharge of the Pledgor or Borrower or a third party pledgor.

(b) Indemnification. The Pledgor agrees to indemnify and defend the Lender and hold the Lender harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind of nature whatsoever which may be imposed on, incurred by, or asserted against the Lender in any way relating to or in any way arising out of or in connection with this Security Agreement, the Loan Documents or the transactions contemplated hereby or thereby other than those arising out of the Lender's breach, default, negligence or willful misconduct in its obligations under this Security Agreement or the Loan Documents. Without limitation of the foregoing, the Pledgor will reimburse the Lender for all expenses (including expenses for legal services of every kind) of, or incidental to, the negotiation of, entering into and enforcement of any of the provisions hereof and of the Indebtedness, and any actual or attempted sale, lease or other disposition of, and any exchange, enforcement, collection, compromise or settlement of any of the Collateral and defending or asserting the rights and claims of the Lender in respect thereof, and for the care of the Collateral and defending or asserting the rights and claims of the Lender in respect thereof, by litigation or otherwise, including expense of insurance, and all such expenses shall constitute a part of the Indebtedness.

(c) This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State where Lender is located. This Agreement has been accepted by Lender in the State where Lender is located.

(d) The parties intend to conform strictly to the applicable federal, state, and local laws as now or hereafter construed by the courts having jurisdiction. All agreements between the parties hereto (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. If from a construction of any document related to any agreement between the parties hereto (or any other party liable with respect to any Indebtedness), any term(s) or provision(s) of the document is in conflict with, or in violation of, applicable laws, any such construction shall be subject to the provisions of this subsection and such document shall be automatically reformed as to comply with applicable law, without the necessity of execution of any amendment or new document.

(e) Attorney's fess and costs of collection, once liquidated, paid by Lender and/or otherwise allowed by law, will bear interest from the dates of such payments until paid (i) at the rate of interest applied to the matured and past due principal balance of the Note, as such rate may change from time to time, or (ii) if the Note is not described in Section III hereof, at the maximum lawful rate.

(f) To the extent allowed by law, any and all collateral owned by Pledgor securing other indebtedness of Pledgor and/or Borrower to Lender and all of Pledgor's accounts with Lender and/or any member bank of the International BancShares Corporation, excluding however, all IRA and KEOGH and trust accounts upon which the grant of a security interest would be prohibited, and any and all repurchase agreements or other non-deposit obligations, also secure the Indebtedness.

(g) This Security Agreement constitutes written notice of a security interest if required by applicable law.

(h) PLEDGOR HAS READ AND UNDERSTOOD ALL OF THE PROVISIONS OF THIS SECURITY AGREEMENT AND HAS AGREED TO ITS TERMS.

SECTION XII: NO ORAL AGREEMENTS

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Dated: August 25, 2016

PLEDGOR(S):

Lucas Energy, Inc.
A Nevada Corporation

By: [signature]
Name: Anthony C. Schnur
Title: President

Address: 450 Gears Rd, Suite 780
Houston, Texas 77067

SECURED PARTY:

International Bank of Commerce

By: [signature]
Name: Bernardo de la Garza
Title: Assistant Vice President

SCHEDULE 1
TO
SECURITY AGREEMENT
REGARDING ASSETS

PART 1

Definitions

Section 1.1 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Schedule are used herein as defined in the UCC.

Section 1.2 Definitions of Certain Terms Used Herein. As used in this Schedule, the following terms shall have the following meanings:

"Accounts" has the meaning specified in Article 9 of the UCC.

"Chattel Paper" has the meaning specified in Article 9 of the UCC.

"Commercial Tort Claims" has the meaning specified in Article 9 of the UCC.

"Copyrights" means all of the Pledgor's right, title, and interest in and to (a) copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications, (b) renewals of any of the foregoing, (c) income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing, (d) the right to sue for past, present, and future infringements of any of the foregoing, and (e) rights corresponding to any of the foregoing throughout the world.

"Deposit Accounts" has the meaning specified in Article 9 of the UCC.

"Documents" has the meaning specified in Article 9 of the UCC.

"Equipment" has the meaning specified in Article 9 of the UCC.

"Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

"Fixtures" has the meaning specified in Article 9 of the UCC.

"General Intangibles" has the meaning specified in Article 9 of the UCC.

"Goods" has the meaning specified in Article 9 of the UCC.

"Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Instruments" has the meaning specified in Article 9 of the UCC.

"Inventory" has the meaning specified in Article 9 of the UCC.

"Investment Property" has the meaning specified in Article 9 of the UCC, and includes, without limitation, any Security.

"Letter-of-Credit Rights" has the meaning specified in Article 9 of the UCC.

"Licenses" means all of the Pledgor's right, title, and interest in and to (a) licensing agreements or similar arrangements in and to the Pledgor's Patents, Copyrights, or Trademarks, (b) income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, (c) rights to sue for past, present, and future breaches thereof, and (d) any and all other rights, privileges, and/or licenses.

"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien pledge, hypothecation, encumbrance, charge or security in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of Securities, any purchase option, call or similar right of a third part with respect to such Securities.

"Patents" means all of the Pledgor's right, title, and interest in and to (a) patents and patent applications, (b) inventions and improvements described and claimed therein, (c) reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof, (d) income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) rights to sue for past, present, and future infringements thereof, and (f) rights corresponding to any of the foregoing throughout the world.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company partnership, Governmental Authority or other entity.

"Receivables" means all property now or hereafter owned or acquired by the Pledgor which constitutes Accounts, Chattel Paper, Documents, Investment Property, Instruments, and rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

"Security" has the meaning specified in Article 8 of the UCC.

"Stock Rights" means all dividends, instruments, or other distributions and any other right or property which the Pledgor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest, and any right to receive earnings, in which the Pledgor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

"Supporting Obligations" has the meaning specified in Article 9 of the UCC.

"Trademarks" means all of the Pledgor's right, title, and interest in and to (a) trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing, (b) licenses of the foregoing, whether as licensee or licensor, (c) renewals of the foregoing, (d) income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof, (e) rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (f) rights corresponding to any of the foregoing throughout the world.

"UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of Texas or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection, or priority of, or remedies with respect to, the Lender's Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

PART 2

Description of Collateral

Section 2.1 As used in this Schedule, the term "Collateral" shall mean all of the Pledgor's right, title, and interest in, to, and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Pledgor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Pledgor, and regardless of where located, including without limitation, all:

(a) Accounts;

(b) Chattel Paper;

(c) Copyrights, Patents, Trademarks, and Licenses;

(d) Documents;

(e) Equipment;

(f) General Intangibles;

(g) Goods;

(h) Instruments;

(i) Inventory;

(j) Investment Property;

(k) cash or cash equivalents;

(l) letters of credit, Letter-of-Credit Rights, and Supporting Obligations;

(m) Deposit Accounts;

(n) Commercial Tort Claims; and

(o) accessions to, substitutions for, and replacements, proceeds (including Stock Rights), insurance proceeds, and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts, and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing.

Without limiting the generality of the foregoing, the term "Collateral," as used in this Schedule, shall include all of Pledgor's right, title, and interest in all personal property acquired or to be acquired by Pledgor pursuant to that certain Asset Purchase Agreement dated December 30, 2015, by and between SEGUNDO RESOURCES, LLC, as seller representative to the various sellers therein, and Pledgor, as Purchaser (the "APA"), of every kind and description, wherever located, tangible or intangible, and all documentation relating thereto, including, without limitation all right, title, and interest of the Pledgor in, to, and under the "Assets," as defined in the APA.

Notwithstanding the foregoing, the term "Collateral" does not include the Outside Mineral Interests as defined in that certain Loan Agreement dated of even date herewith by and between Lender and Pledgor, et al.

SECURITY AGREEMENT

IBC BANK
International Bank of Commerce

Date		Reference Number	Officer	Initial
8/25/2016		2413513655	Bernardo dela Garza	

Pledgor(s): Lucas Energy, Inc.

Lender: International Bank of Commerce

The undersigned Pledgor, owner of Collateral (as hereinafter defined), whether one or more, and International Bank of Commerce, 130 East Travis, San Antonio, Texas 78205 (hereinafter called "Lender") enter into this Security Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

SECTION I: Creation of Security Interest.

Pledgor hereby grants to Lender a first and exclusive lien and security interest in all of the personal property of Pledgor, wherever located, now owned or hereafter acquired, including, but not limited to, the property described in Section II of this Security Agreement to secure payment and performance of the Indebtedness (described in Section III below). All such personal property is referred to herein as the "Collateral."

SECTION II: Description of Collateral.

1. The security interest is granted in, among other personal property, the following Collateral:

a Describe the Collateral and, as applicable, check boxes and provide information as indicated below.

All Equipment, General Intangibles; and all Oil, Gas and other Minerals before Extraction; all Oil, Gas, other Minerals and accounts constituting as-extracted collateral; all fixtures; all attachments, accessions, accessories, fittings, increases, tools, parts, repairs, supplies, and commingled goods relating to the foregoing property, and all additions, replacements of and substitutions for all or any part of the foregoing property; all insurance refunds relating to the foregoing property; all good will relating to the foregoing property; all supporting obligations relating to the forgoing property; all whether now existing or hereafter arising, whether now owned or hereafter acquired or whether now or hereafter subject to any rights in the forgoing property; and all products and proceeds (including but not limited to all insurance payments) of or relating to the foregoing property

SAVE AND EXCEPT the Outside Mineral Interests as defined in that certain Loan Agreement by and between Lender and Pledgor, et al.

b 1 ☐ The above goods are to become fixtures on: (describe real estate; attach additional sheet if needed)

2 ☐ The above timber is standing on: (describe real estate; attach additional sheet if needed)

3 ☐ The above minerals or the like (including oil and gas) or accounts will be financed at the well head or mine head of the well or mine located on: (describe real estate; attach additional sheet if needed)

c If subsection b.1, b.2, or b.3 of this Section II.1 is checked, this security agreement is to be filed for record in the real estate records. (The description of the real estate must be sufficiently specific as to give constructive notice of a mortgage on the realty).

☐ The Pledgor does not have an interest of record; the name of a record owner of the real estate is:

d All substitutes and replacements for, accessions, attachments, and other additions to, and tools, parts, and equipment used in connection with, the Collateral described in Section II.1.a. above, and any increase and the unborn young of animals and poultry.

e All property similar to the Collateral described in Section II.1.a. above, hereafter acquired by Pledgor.

f All proceeds, products, and profits of the Collateral described in Section II.1.a. are included. Coverage of products and proceeds for financing statement purposes is not to be construed as giving Pledgor any additional rights with respect to the Collateral, and Pledgor is not authorized to sell, lease, or otherwise transfer, furnish under contracts of service, manufacture, process, or assemble the Collateral, except in accordance with the provisions of this Security Agreement. Any additional sheets describing the Collateral, the real estate, or other matters are incorporated in and made a part of this instrument.

g Location where Collateral is to be kept: as approved by Lender in its sole discretion.

2. Classify the Collateral described in Section II.1.a. under one or more of the following classifications as set out in the Uniform Commercial Code of the state where Lender is located (together with the Official Comments thereto referred to herein as the "Code"):

☐	Consumer Goods	☐	Farm Products
☒	Equipment (business use)	☒	General Intangibles
☐	Equipment (farm use)	☒	Inventory
☐	Investment Property	☒	Chattel Paper
☒	Instruments	☐	Letter-Of-Credit Rights
☒	Accounts	☐	Supporting Obligations
☐	Deposit Accounts	☐	Liens on Government Assets
☐	Commercial Tort Claims	☐	Sales of Payment Intangibles or Promissory Notes
☐	Agricultural Liens		

And to the extent not listed above as original Collateral all proceeds and products of the foregoing.

Any term used in the Code and not defined in this Security Agreement has the meaning given to the term in the Code.

3. ☐ If this block is checked, this is a purchase money security interest, and Pledgor will use funds advanced to purchase the Collateral described in Section II.1.a., or Lender may disburse funds direct to the seller of such Collateral, and to purchase insurance on the Collateral. To the extent Pledgor uses the Indebtedness to purchase Collateral, Pledgor's repayment of the Indebtedness shall apply on a "first-in-first-out" basis, so that the portion of the Indebtedness used to purchase a particular item of Collateral shall be paid in the chronological order the Pledgor purchased the Collateral.

4. If any of the Collateral is accounts, give the location of the office where the records concerning them are kept (if other than Pledgor's address set forth on page 1 hereof):

5. "Commercial Tort Claims", a subcategory of General Intangibles, means the Pledgor's claim for ________________ against ________________.

SECTION III: INDEBTEDNESS

This pledge, assignment and grant is made to Lender to secure the prompt and unconditional payment of, and the first and exclusive security interest granted hereby to Lender secures the payment and performance of, the following (collectively, the "Indebtedness"):

Any and all indebtedness, liabilities and/or obligations of Pledgor, or any of the undersigned if more than one, and/or Borrower (as hereinafter defined) to Lender, jointly and/or severally, and in any capacity, whether as borrower, guarantor, or otherwise, now or hereafter owing, created and/or arising, and regardless of how evidenced or arising, as to outstanding and unpaid principal, accrued and unpaid interest, accrued and unpaid late charges, attorneys' fees, collection costs, and all other sums owing by Pledgor, or any of the undersigned if more than one, and/or Borrower, including but not limited to the indebtedness evidenced by the following described promissory note (the "Note"):

Real Estate Lien Note/Promissory Note dated the 25 day of August, 2016, in the original principal amount of Forty Million Dollars and No Cents ($40,000,000.00), executed by Lucas Energy, Inc. and delivered to Lender, together with all renewals, extensions, modifications, refinancing, consolidations and substitutions thereof.

and further without limitation to:

A. any and all commercial loan or indebtedness;
B. any and all credit card or other consumer type of loan;
C. any and all indebtedness relating to checking or savings accounts (overdrafts, fees, etc.);
D. any and all expenses incurred in the protection or maintenance of the Collateral securing any of the liabilities, loans, and obligations described in this Section III;
E. any and all expenses incurred in the collection of any indebtedness and/or obligation described in this Section III;
F. any and all letters of credit and/or indebtedness arising out of, or advanced to pay, letters of credit transactions;
G. any and all indebtedness, however, evidenced, whether by promissory note, bookkeeping entry, electronic transfer, checks, dra fts or other items, or by any other manner or form;
H. any and all other indebtedness of Pledgor and/or Borrower to any financial institution affiliated with International BancShares Corporation, jointly and/or severally, and in any capacity, whether as borrower, guarantor, or otherwise, now or hereafter owing, created and/or arising, and regardless of how evidenced or arising;
I. any and all extensions, modifications, substitutions and/or renewals of any of the indebtedness described in this Section III;
J. any and all costs incurred by Lender to obtain, preserve and enforce this Security Agreement, collect the indebtedness described in this Section III, and maintain and preserve the Collateral, including without limitation, all taxes, assessments, attorneys' fees and legal expenses, and expenses of sale;
K. the sale by Pledgor and/or Borrower and the purchase by Lender of Accounts (as defined in the Code);
L. the sale by Pledgor and/or Borrower and the purchase by Lender of Chattel Paper (as defined in the Code);
M. the sale by Pledgor and/or Borrower and the purchase by Lender of Payment Intangibles (as defined in the Code);
N. the sale by Pledgor and/or Borrower and the purchase by Lender of Promissory Notes (as defined in the Code);
O. without limiting the generality of the foregoing, any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of the Pledgor and/or Borrower to Lender or any financial institution affiliated with International BancShares Corporation arising under or in connection with any Swap Transaction. The term "Swap Transaction", as used herein, means (i) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Pledgor and/or Borrower and Lender or any financial institution affiliated with International BancShares Corporation which is a rate swap, swap option, interest rate option, or other financial instrument or interest (including an option with respect to any such transaction), or (ii) any type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and which is a forward swap, future, option or other derivative on one or more rates, or (iii) any combination of the transactions described in clause (i) or (ii) above; and
P. any of the foregoing that arises after the filing of a petition in bankruptcy by or against Pledgor or Borrower under the United States Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Section 362 of the United States Bankruptcy Code or otherwise.

As used herein, the term "Borrower" means Lucas Energy, Inc. (or any of them, if more than one), and the term "Loan Documents" means, collectively, the Note and any other document or instrument executed by Pledgor or Borrower or any guarantor of the Note and delivered to Lender in connection with the Note.

To the extent allowed by law, for purposes hereof it is intended that the Indebtedness include all classes of indebtedness, whether evidenced by notes, open accounts, advances for letter of credit obligations, overdrafts, or otherwise, and whether direct, indirect or contingent, regardless of class, form or purpose and including but not limited to, loans for consumer, agricultural, business or personal purposes.

The foregoing shall under no circumstances be limited to the existence or non-existence of collateral for such Indebtedness, or the type of collateral covered thereby. The Indebtedness does not include amounts owed pursuant to homestead, homestead equity and/or home equity line of credit loans.

Notices: Notices and other communications pertaining to this Agreement shall be in writing and shall be effective only if delivered in person or (i) if to Lender, mailed via U.S. certified mail, return receipt requested, postage prepaid, to International Bank of Commerce at Lender's address as set out on page 1 hereof [Attn: Michael K. Sohn], and (ii) if to Pledgor, sent via United States Mail, duly stamped and addressed to Pledgor at the address of Pledgor set forth on page 1 hereof; provided, however, actual notice to Pledgor, however given or received, shall always be effective when given or received. Except as otherwise required by law, any notice given or made pursuant hereto shall be deemed effectively given on the date of personal delivery or, if mailed, on the date such notice is deposited in the U.S. Mail, if, with respect to Lender, actually received. Any party hereto may change its address for notice in the manner set forth in this paragraph.

SECTION IV: PERFECTION OF SECURITY INTERESTS.

1. **Filing Of Financing Statements.**

(i) Pledgor hereby authorizes Lender to file one or more Financing Statements, and any amendments thereto or continuations thereof (collectively referred to as the "Financing Statements", whether one or more) describing the Collateral, as Lender deems necessary, in its sole discretion, to evidence and/or perfect its rights under this Security Agreement.
(ii) Pledgor hereby authorizes Lender to file Financing Statements describing any agricultural liens or other statutory liens held by Lender.
(iii) Lender may obtain, prior or subsequent to the filing of any Financing Statements an official report from the Secretary of State of each necessary (in Lender's opinion) State (the "SOS Reports") indicating that Lender's security interest is prior to all other security interests or other interests reflected in the report.

2. **Possession.**

(i) Pledgor shall have possession of the Collateral, except where expressly otherwise provided in this Security Agreement or where Lender chooses to perfect its security interest by possession only, or in addition to the filing of Financing Statements.
(ii) Where Collateral is in the possession of a third party, Pledgor will join with Lender in notifying the third party of Lender's security interest and obtaining a Control Agreement from the third party acknowledging that it is holding the Collateral for the benefit of Lender to the extent necessary to perfect Lender's security interest in the Collateral.

3. **Control Agreements.** Pledgor will cooperate with Lender in obtaining a Control Agreement in form and substance satisfactory to Lender with respect to Collateral consisting of:

(i) Deposit Accounts,
(ii) Investment Property,
(iii) Letter-Of-Credit Rights, and
(iv) Electronic Chattel Paper.

4. **Marking of Chattel Paper.** Pledgor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Lender indicating that Lender has a security interest in the Chattel Paper.

SECTION V: Pledgor's Representations, Warranties, and Agreements.

A. **General Representations and Warranties.**

Pledgor represents, warrants and agrees that:

(1) Pledgor has full power and authority to enter into this Security Agreement; this Security Agreement has been duly authorized, executed and delivered by Pledgor and constitutes the valid and binding obligation of Pledgor enforceable in accordance with its terms. No consent of third parties, license, authorization or filing with any governmental authority is required to be obtained or performed in connection with the execution, delivery, and performance of this Security Agreement.

(2) All information supplied and statements made by Pledgor in any financial, credit or accounting statement or application for credit prior to, contemporaneously with or subsequent to the execution of this Security Agreement are and shall be true, correct, complete, valid, and genuine.

(3) Pledgor owns, or will use the proceeds of any loans by Lender to become the owner of, the Collateral free, from any set-off, claim, restriction, lien, security interest or encumbrance except this security interest and liens for ad valorem taxes not yet due.

(4) No Financing Statements covering the Collateral or its proceeds are on file in any public office and Pledgor will not permit any Financing Statements covering any of the Collateral or the proceeds thereof to hereafter be on file in any public office except as may be filed pursuant to this Security Agreement.

(5) Pledgor shall provide and shall have Borrower and/or Guarantor provide, to Lender, upon Lender's request, (i) financial information, including but not limited to a balance sheet, income statement, statement of cash flow, and such other financial information as may be requested by Lender; (ii) an appraisal of the Collateral; (iii) tax receipts; (iv) evidence of insurance, and (v) any other information required by Lender in connection with the Indebtedness or the Collateral.

(6) Pledgor will not use the Collateral or permit the Collateral to be used in violation of any statute, ordinance or other law or inconsistently with the terms of any policy of insurance thereon; and Pledgor will permit Lender and its agents, representatives, and employees to examine the Collateral at all reasonable times, and for such purpose Lender may enter upon or into any premises where the Collateral may be located without being guilty of and/or held liable for trespass. Pledgor will furnish to Lender upon request all pertinent information regarding the Collateral.

(7) The Collateral shall remain in Pledgor's possession or control at all times at Pledgor's risk of loss unless Lender has taken possession of the Collateral, and shall be kept at the location set forth in Section II.1.g. hereof where Lender may inspect it at any time, except for its temporary removal in connection with its ordinary use or unless Pledgor notifies Lender in writing and Lender consents in writing in advance of its removal to another location.

(8) Pledgor shall pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, and upon Pledgor's failure to do so, Lender at its option, but without any obligation, may pay any of them, and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Such payment shall become part of the Indebtedness secured by this Security Agreement and shall bear interest and be paid to Lender by Pledgor in accordance with Section V.A.(9) hereof.

(9) Pledgor shall maintain at all times property insurance upon all Collateral with coverage for perils as set forth under the ISO Causes of Loss - Special Form (formerly "all-risk"), with coverage extended for the perils of flood if the Collateral is situated in a flood-prone area, in an amount equal to the full insurable replacement cost. Such insurance policies shall contain such terms, be in a form, for a period and be written by companies satisfactory to Lender. If available, federal flood insurance is also required if the Collateral is situated in a flood-prone area. The policy shall also contain a standard mortgagee's endorsement providing for payment of any loss to Lender. All policies of insurance shall provide that Lender shall receive thirty (30) days prior written notice of any material changes in coverage or cancellation thereof.

Evidence of coverage shall be provided by Pledgor to Lender concurrently with the execution of this Security Agreement and subsequently upon Lender's request, and must be a true and complete copy of the original policy and loss payable clause. Certificates or letters of coverage will not be accepted. Evidence of renewal of each policy shall be furnished at least five (5) days prior to the expiration of each policy.

Lender is authorized to act as attorney-in-fact for Pledgor in obtaining, adjusting, settling, and canceling such insurance and endorsing any drafts drawn by insurers of the Collateral. Lender may apply any and/or all proceeds of such insurance, which may be received by it in payment of the Indebtedness, whether the Indebtedness is then due or not. Lender may, in its sole discretion, purchase single interest

insurance (which provides only protection for Lender) with respect to the Collateral and the premium(s) advanced therefore shall become part of the Indebtedness secured hereby as provided below.

Lender, in its sole discretion and without obligation on Lender to do so, may advance and pay sums on behalf and for the benefit of Pledgor for costs necessary for the protection and preservation of the Collateral and other costs that may be appropriate, in Lender's sole discretion, including but not limited to insurance premiums, (including single interest insurance described above), taxes and other charges described in Section V.A.(8) hereof, and attorney's fees and legal costs and expenses paid in any suit affecting the Collateral. Any such sums which may be so paid by Lender shall become part of the Indebtedness secured by this Security Agreement, shall bear interest from the dates of such payments until paid (i) at the loan contract interest rate applied to the unmatured principal balance of the Note, as such rate may change from time to time, or (ii) if the Note is not described in Section III hereof, at the maximum lawful rate, and shall be due, together with any accrued and unpaid interest thereon, upon demand by Lender.

(10) Pledgor shall, at its own expense, do, make, procure, execute and deliver all acts, things, writings and assurances as Lender may at any time request to protect, assure or enforce Lender's interests, rights and remedies created by, provided in or emanating from this Security Agreement.

(11) Pledgor shall not lend, rent, lease or otherwise dispose of the Collateral or any interest therein except as authorized in this Security Agreement or in writing by Lender, and Pledgor shall keep the Collateral, including the proceeds thereof, free from unpaid charges, including taxes, and from liens, encumbrances and security interests other than that of Lender.

(12) Pledgor shall execute alone or with Lender any document or procure any document, and pay all connected costs, necessary to protect the security interest under this Security Agreement against the rights or interests of third persons. Pledgor shall pay the costs of lien searches, SOS Reports and governmental certificates and all filing fees, continuation fees, and fees for certificates of good standing and other information required by Lender.

(13) Pledgor shall at all times keep the Collateral and its proceeds separate and distinct from other property of Pledgor and shall keep accurate and complete records of the Collateral and its proceeds. Pledgor shall preserve the Collateral and pay all costs necessary to do so, including, but not limited to feed, rent, storage costs, and expenses of sale.

(14) If Lender should at any time be of the opinion that the Collateral has declined or may decline in value, or is otherwise insufficient to adequately secure the Indebtedness, ~~or should Lender deem itself insecure as to payment of the Indebtedness,~~ then Lender may call for additional property to be pledged and/or covered by this Security Agreement satisfactory to Lender.

(15) If any Collateral or proceeds thereof include obligations of third parties to Pledgor, the transactions creating those obligations will conform in all respects to applicable state and federal consumer credit and/or protection laws.

(16) In the event Pledgor or any other person or persons seeks to enjoin Lender from taking any action in connection with the Indebtedness or the enforcement of Lender's rights in the Collateral, Pledgor hereby agrees to give written notice to the President of Lender, at the address of Lender set forth in the first paragraph of this Security Agreement, or such other person or address as Lender may designate in writing to Pledgor, two business days prior to seeking any such injunctive relief.

(17) As additional security for the Indebtedness, Pledgor hereby assigns, pledges and grants to Lender a security interest, lien and contractual right of set-off in and to all of the Pledgor's money, credits, accounts, securities, certificates and/or other property now in, or at any time hereafter coming within, the custody or control of Lender or any member Bank or branch Bank of International BancShares Corporation, whether held in a general or special account or deposit, or for safekeeping or otherwise. Every such security interest, lien and right of set-off may be exercised without demand or notice to Pledgor. No security interest, lien or right of set-off shall be deemed to have been waived by any act or conduct on the part of Lender, or any failure to exercise such right of set-off or to enforce such security interest or lien, or by any delay in so doing. Every right of set-off, security interest and lien shall continue in full force and effect until such right of set-off, security interest or lien is specifically waived or released by an instrument in writing executed by Lender. The foregoing is in addition to and not in lieu of any rights of set-off allowed by law. This subsection (17) does not apply to homestead, homestead equity, and/or homestead equity line of credit loans.

(18) Pledgor shall assist Lender in complying with the Federal Assignment of Claims Act (and any successor statutes) and similar laws to enable Lender to become an assignee under such Act and otherwise comply with such laws. Pledgor shall preserve the liability of all account debtors, obligors, and secondary parties whose obligations are part of the Collateral. Pledgor shall notify the Lender of any change occurring in or to the Collateral, or in any fact or circumstances warranted or represented by Pledgor in this Security Agreement or furnished to Lender, or if any Event of Default (as hereinafter defined) occurs.

(19) Pledgor will not allow the Collateral to be affixed to real estate, except goods identified herein as fixtures.

(20) All extended or renewed note(s) (including the Note) will be considered executed on the date of the original note(s) (including the Note).

(21) Pledgor shall comply with all environmental laws and regulations applicable to the Collateral and the premises in which the Collateral is located, and shall notify Lender upon receipt of any notice or other information as to any environmental hazards or violation of such laws. Lender may inspect all premises in which the Collateral is located and the Collateral as to its and their compliance with environmental laws. Pledgor agrees to indemnify, defend and hold Lender harmless from and against any breach of the foregoing and all losses, costs, fines and damages, including court costs and attorney's fees, incurred by Lender to defend itself, or to protect or preserve the Collateral against environmental risks, hazards, fines, and other claims relating to the Collateral.

(22) **Pledgor agrees that it will not, without Lender's prior written consent, until the Indebtedness is paid in full:**

(a) in one transaction or a series of related transactions, merge into or consolidate with any other entity, sell all or substantially all of its assets, or in any way jeopardize its existence as a corporation or other business entity;
(b) change the state of its incorporation, organization or registration;
(c) change its name;
(d) change the address and/or location of its Chief Executive Office (as defined in the Code); or
(e) file any instrument attempting to amend or terminate any Financing Statements, including without limitation a UCC-3 amendment or termination form.

(23) Pledgor has the risk of loss of the Collateral.

(24) Lender has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

B. Special Representations and Warranties.

Pledgor represents warrants and agrees that:

(1) If the Collateral includes inventory:

(a) Pledgor will immediately notify Lender of the disposition of any inventory and at Pledgor's expense will either assign to Lender a first-priority security interest in any resulting account, chattel paper, or instrument, or deliver to Lender cash in the amount of the sales price. Pledgor will not sell, lease, or otherwise dispose of any Collateral except in the ordinary course of business without the prior written consent of Lender.
(b) Until the occurrence of an Event of Default Pledgor may, in the ordinary course of business, sell, lease or furnish under contract of service any of the inventory normally held by Pledgor for such purpose; provided, however, that such use of the inventory shall not be inconsistent with any other provisions of this Security Agreement or with the terms or conditions of any policies of insurance thereon. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.

(2) If the Collateral includes accounts:

(a) Each account in the Collateral will represent the valid, legally enforceable obligation of third parties and will not be evidenced by any instrument or chattel paper.

(b) The office where Pledgor keeps its records concerning accounts, if any, is the address of Pledgor set forth on page 1 hereof.

(3) If the Collateral includes instruments, chattel paper or documents:

(a) By delivering a copy of this Security Agreement to the broker, seller, or other person in possession of Collateral that is chattel paper or document, Security Party will effectively notify that person of Lender's interest in the Collateral. Delivery of the copy of the Security Agreement will also constitute Pledgor's instruction to deliver to Lender certificates or other evidence of the Collateral as soon as it is available. Pledgor will immediately deliver to Lender all chattel paper and documents that are Collateral in Pledgor's possession. If that Collateral is hereafter acquired, Pledgor will deliver it to Lender immediately following acquisition and either endorse it to Lender's order or give Lender appropriate executed powers. If any instruments, chattel paper, money or monies, or documents are, at any time or times, included in the Collateral, whether as proceeds or otherwise, Pledgor will promptly deliver the same to Lender upon the receipt thereof by Pledgor, and in any event promptly upon demand therefore by Lender. If necessary, all Collateral will either be endorsed to Lender's order or accompanied by appropriate executed powers.

(b) By means satisfactory to Lender, Pledgor has perfected or will perfect a security interest in goods covered by chattel paper, if any, included in Collateral.

(4) If the Collateral includes property covered by a Certificate of Title: If any certificate of title or similar document is, at any time and pursuant to the laws of any jurisdiction, issued or outstanding with respect to the Collateral or any part thereof, Pledgor will promptly advise Lender thereof, and Pledgor will promptly cause the interest of Lender to be properly noted thereon, and if any certificate of title or similar document is so issued or outstanding at the time this Security Agreement is executed by or on behalf of Pledgor, then Pledgor shall have caused the interest of Lender to have been properly noted at or before the time of such execution; and Pledgor will further promptly deliver to Lender any such certificate of title or similar document issued or outstanding at any time with respect to such Collateral.

(5) To the extent the Collateral is covered by a lien entry form under applicable law, Pledgor authorizes the filing and/or submission of a lien entry form.

(6) If the Collateral is or may become fixtures on real property described herein, this Security Agreement, upon being filed for record in the real property records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the Code upon such of the Collateral which is or may become fixtures.

(7) Pledgor has rights in or the power to transfer and assign the Collateral hereunder and its title to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge except as created by this Security Agreement.

(8) All Collateral consisting of goods is located solely in the state and/or states previously designated and warranted by Pledgor to Lender.

(9) Pledgor's:

(a) chief executive office is located in the state previously designated and warranted by Pledgor to Lender;

(b) state of incorporation, organization or registration is the state previously designated and warranted by Pledgor to Lender; and

(c) exact legal name is as set forth on page 1 of this Security Agreement.

SECTION VI: EVENTS OF DEFAULT.

Pledgor shall be in default under this Security Agreement upon the happening of any of the following events or conditions (herein called an "Event of Default"):

(1) Pledgor or Borrower fails to pay any of the Indebtedness when the same shall become due and payable; or

(2) Pledgor or Borrower (a) fails to perform any of their respective obligations under this Security Agreement or the other Loan Documents, or any other event of default or breach occurs under this Security Agreement or the other Loan Documents, or (b) to the extent allowed by law, and except as to loans for homestead, homestead equity, home equity lines of credit, and/or household or other consumer goods, fails to perform any of their respective obligations under any other promissory note, security agreement, loan agreement or other agreement between Lender and Pledgor or Borrower or any other event of default or breach occurs thereunder; or

(3) Any (a) statement, representation or warranty made by Pledgor in this Security Agreement, the other Loan Documents, the control agreement (if applicable), or in any other agreement between Lender and Borrower or Pledgor, or (b) any information contained in any financial statement or other document delivered to Lender by or on behalf of Borrower or Pledgor, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement, representation or warranty therein not misleading in light of the circumstances in which they were made; or

(4) Pledgor:

(a) dies or becomes physically or mentally incapacitated; or

(b) in the case of a Pledgor who is not a natural person, dissolves, terminates or in any other way ceases to legally exist or has its entity powers or privileges suspended or revoked for any reason; or

(c) makes an assignment for the benefit of creditors, or enters into any composition, marshalling of assets or similar arrangement in respect of its creditors generally; or

(d) becomes insolvent or generally does not pay its debts as such debts become due; or

(e) conceals, removes, or permits to be concealed or removed, any part of Pledgor's property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of Pledgor's property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or makes any transfer of Pledgor's property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(5) A trustee, receiver, agent or custodian is appointed or authorized to take charge of any property of Pledgor for the purpose of enforcing a lien against such property or for the purpose of administering such property for the benefit of its creditors; or

(6) An order (a) for relief as to Pledgor is granted under Title 11 of the United States Code or any similar law, or (b) declaring Pledgor to be incompetent is entered by any court; or

(7) Pledgor files any pleading seeking, or authorizes or consents to, any appointment or order described in subsections (5) or (6) above, whether by formal action or by the admission of the material allegations of a pleading or otherwise; or

(8) Application is made for or there is an enforcement of any lien, levy, seizure, garnishment or attachment of any property of the Pledgor for the purposes of collecting a lawful debt; or

(9) Any action or proceeding seeking any appointment or order described in subsections (5) or (6) above is commenced without the authority or consent of Pledgor, and is not dismissed within thirty (30) days after its commencement; or

(10) Pledgor shall become involved (whether as plaintiff or defendant) in any material litigation (including, without limitation, matrimonial litigation) or arbitral or regulatory proceedings that, if determined adversely to Pledgor, could materially and adversely affect Pledgor's financial position, or could affect Pledgor's ability to repay the Indebtedness, or could adversely affect the Collateral or any portion thereof or Lender's security interest therein; or

(11) Pledgor, in Lender's opinion, has suffered a material change in financial condition which, in Lender's opinion, impairs the ability of Pledgor to repay the Indebtedness or to properly perform Pledgor's obligations under this Security Agreement or the other Loan Documents; or

(12) Any of the events or conditions described in subsections (4) through (11) above happen to, by, or with respect to Borrower (if Borrower and Pledgor are not the same).

(13) Lender believes, as a result of any material change in condition whether or not described herein, that Lender will be adversely affected, that the Indebtedness is inadequately secured, or that the prospect of payment of any of the Indebtedness or performance of any of Pledgor's or Borrower's obligations under the Loan Documents is impaired.

(14) To the extent allowed by law, and except as to loans for homestead, homestead equity, home equity lines of credit, and/or household or other consumer goods, as to each Pledgor and/or Borrower with regard to any other credit facility with any other lender, any monetary default and/or any non-monetary default occurs which results in acceleration of the Indebtedness by any such other lender; and each Pledgor agrees to notify Lender of any such default within fifteen (15) days after the occurrence of the default.

(15) There occurs any loss, theft, substantial damage, destruction, sale (except as authorized in this Security Agreement) or encumbrance to, or of any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon.

(16) The Collateral becomes, in the judgment of Lender, unsatisfactory, or insufficient in character or value.

(17) The occurrence of any environmentally hazardous spill, discharge or other similar event adversely affecting the Collateral or the premises in which the Collateral is located, whether such event occurs on such premises or on other premises.

(18) Pledgor or Borrower, or any of them, or any guarantor of any portion of the Indebtedness, fails to timely deliver any and all financial statements, income tax returns, cash flow information, balance sheets, accounts receivable reports, or any other business, tax or financial information requested by Lender.

SECTION VII: LENDER'S RIGHTS AND REMEDIES.

A. General.

except as expressly provided below

~~Lender may exercise~~ the following rights and remedies either before or after an Event of Default.

After an Event of Default,

(1) Lender may take control of any proceeds of the Collateral.

(2) Lender may release any Collateral in Lender's possession to any Pledgor, temporarily or otherwise.

(3) Lender may take control of any funds generated by the Collateral, such as refunds from and proceeds of insurance, and reduce any part of the Indebtedness accordingly or permit Pledgor to use such funds to repair or replace damaged or destroyed Collateral covered by insurance.

(4) Lender may require that Pledgor from time to time, in Lender's discretion, take any action and execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Security Agreement including, without limitation, (a) ask, demand, collect, sue for, recover, compound, receive and give receipts for monies due and to become due under or in respect of any Collateral; (b) receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the actions described in preceding clause (a); and (c) file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for collection of any of the Collateral or otherwise to enforce its rights with respect to any of the Collateral. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Pledgor's appointment of Lender as Pledgor's agent is coupled with an interest and will survive any disability of Pledgor.

(5) This Security Agreement, Lender's rights hereunder and/or the Indebtedness hereby secured may be assigned by Lender in whole or in part from time to time, and in any such case Lender shall be fully discharged from all responsibility with respect to the Collateral so assigned and the assignee shall be entitled to all of the rights, privileges and remedies granted in this Security Agreement to Lender to the extent the same are assigned, and Pledgor will assert no claim or defenses Pledgor may have against Lender against the assignee, except those granted in this Security Agreement. In addition, Pledgor waives and will not assert against the assignee any claims, defenses or set-offs which Pledgor could assert against Lender except defenses which cannot be waived.

(6) Lender may enter upon Pledgor's premises at any reasonable time to inspect the Collateral and Pledgor's books and records pertaining to the Collateral, and Pledgor shall assist the Lender in making any such inspection.

After an Event of Default,

(7) Lender may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidence of indebtedness to Pledgor to pay Lender directly as proceeds of the Collateral. Lender may contact account debtors directly to verify information furnished by Pledgor.

(8) Lender may require additional collateral or reject as unsatisfactory any property hereafter offered by Pledgor as additional collateral.

(9) Lender may designate, from time to time, a certain percentage of the Collateral as the loan value and require Pledgor to maintain the Indebtedness at or below such percentage.

(10) Lender may present for conversion to cash any instrument or investment security or a combination thereof. But Lender shall not have any duty to present for conversion any instrument of Collateral in its possession unless it shall have received from Pledgor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

(11) Lender has no obligation to attempt to satisfy the Indebtedness by collecting them from any other person liable for them and Lender may release, modify or waive any collateral provided by any other person to secure any of the Indebtedness, all without affecting Lender's rights against Pledgor. Pledgor waives any right it may have to require Lender to pursue any third person for any of the Indebtedness.

(12) Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to adversely affect the commercial reasonableness of any sale of the Collateral.

(13) If Lender sells any of the Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Lender, and applied to the indebtedness of the Purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Pledgor shall be credited with the proceeds of the sale.

(15) Lender has no obligation to marshal any assets in favor of Pledgor, or against or in payment of:

(i) the Note,
(ii) any of the other Indebtedness, or
(iii) any other obligation owed to Lender by Pledgor or any other person.

(16) This Security Agreement shall bind and shall inure to the benefit of the heirs, legatees, executors, administrators, successors and assigns of Lender and shall bind all persons who become bound as a Pledgor to this Security Agreement.

(17) Lender does not consent to any assignment by Pledgor except as expressly provided in this Security Agreement.

The foregoing rights and powers of Lender will be in addition to, and not a limitation upon, any rights and powers of Lender given by law, elsewhere in this Security Agreement, or otherwise.

B. Remedies in Event of Default

During the existence of any Event of Default, or in the event Lender deems itself insecure in the payment of the Indebtedness, Lender may declare all or any portion of the Indebtedness immediately due and payable, enforce the Indebtedness, and/or exercise any rights and remedies granted by the Code or by this Security Agreement, including the following:

(1) require Pledgor to deliver to Lender all books and records relating to the Collateral;

(2) require Pledgor to assemble the Collateral and make it available to Lender at a place reasonably convenient to both parties;

(3) take possession of any of the Collateral and for this purpose enter any premises where it is located if this can be done without breach of the peace and in such event Lender will not be guilty of, and/or held liable for, trespass;

(4) sell, lease, or otherwise dispose of any of the Collateral in accord with the rights, remedies, and duties of a Lender under Articles 2 and 9 of the Code after giving notice as required by those articles; unless the Collateral threatens to decline rapidly in value, is perishable, or would typically be sold on a recognized market, Lender will give Pledgor reasonable notice of any public sale of the Collateral or of a time after which it may be otherwise disposed of without further notice to Pledgor; and in this event notice will be deemed reasonable if it is mailed, postage prepaid, to Pledgor at the address for Pledgor set forth on page 1 of this Security Agreement at least ten days before any public sale or ten days before the time when the Collateral may be sold by private sale or otherwise disposed of without further notice to Pledgor. Pledgor authorizes Lender to disclaim or modify any and all warranties set forth in the Code and stipulates and agrees that such a disclaimer and/or modification will not render any sale of the Collateral or any portion thereof by Lender commercially unreasonable.

(5) surrender any insurance policies covering the Collateral and receive the unearned premium;

(6) apply any proceeds from disposition of the Collateral after an Event of Default in the manner specified in the Code, including payment of Lender's reasonable attorney's fees and court expenses;

(7) if disposition of the Collateral leaves any portion of the Indebtedness unsatisfied, collect the deficiency from all liable parties. Expenses of retaking, holding, preparing for sale, selling or the like shall include Lender's reasonable attorney's fees and legal costs and/or expenses, and Pledgor agrees to pay on demand by Lender such costs, expenses, and fees, plus interest thereon at the maximum rate allowed by applicable law;

(8) To the extent allowed by law, Lender may retain all or part of the Collateral in full and/or partial satisfaction of the Indebtedness pursuant to the Code;

(9) Lender may, without demand or notice of any kind, appropriate and apply toward the payment of any portion of the Indebtedness then owing to Lender and in such order of application as the Lender may from time to time elect, any property, balances, credits, deposits, accounts or monies of Pledgor which for any purpose is in the possession or control of the Lender or any member Bank, branch Bank or other depository institution of International Bancshares Corporation; and/or

(10) Lender may remedy any Event of Default without waiving the Event of Default remedied and may waive any Event of Default without waiving any other prior or subsequent Event of Default.

SECTION VIII: ADDITIONAL AGREEMENTS.

(1) A copy of this Security Agreement or any Financing Statements covering the Collateral are sufficient and may be filed as a Financing Statement. Information concerning this security interest may be obtained at the office of Lender set out on page 1 hereof.

(2) This Security Agreement may only be modified or limited by an agreement in writing signed by all parties hereto.

(3) The security interest hereby created shall neither affect nor be affected by any other security for any of the Indebtedness. Neither extensions nor increases of any of the Indebtedness nor releases of any of the Collateral shall affect the validity of the security interest hereby created with reference to Pledgor or any third party. Pledgor specifically waives all suretyship type defenses. Additionally, foreclosure of the security interest hereby created by lawsuit does not limit Lender's remedies, including the right to sell the Collateral under the terms of this Security Agreement. Lender shall have the right to exercise all remedies at the same or different times and no remedy shall be a defense to any other. Lender shall have all rights and remedies granted by law or otherwise in addition to those provided in this Security Agreement.

(4) Lender may remedy any Event of Default without waiving it. No delay by Lender in exercising its rights or partially exercising its rights or remedies shall waive further exercise of those remedies or rights. The failure of Lender to exercise any remedies or rights does not waive subsequent exercise of those remedies or rights. Any waiver by Lender of any Event of Default shall not waive any further Event of Default. Lender may remedy any Event of Default without waiving it. Lender's waiver of any right in this Security Agreement or any Event of Default is binding only if in writing.

(5) Pledgor and Lender intend that the Indebtedness shall be in strict compliance with applicable usury laws. If at any time interest contracted for, charged or received under any Indebtedness secured by this Security Agreement or otherwise in connection with this transaction would be usurious under applicable law, then regardless of the provisions of this Security Agreement or any other documents or instruments evidencing, securing or otherwise executed in connection with any Indebtedness secured by this Security Agreement, or any action or event (including, without limitation, prepayment of principal of any Indebtedness or acceleration of maturity of any Indebtedness by Lender) which may occur with respect to any of the Indebtedness, it is agreed that all sums determined to be usurious shall be immediately credited by Lender to Pledgor or Borrower, as the case may be, as a payment of principal under the Indebtedness or if the Indebtedness has already been paid, immediately refunded to Pledgor or Borrower, as the case may be. All compensation which constitutes interest under applicable law in connection with any Indebtedness secured by this Security Agreement shall be amortized, prorated, allocated, and spread over the full period of time any of the Indebtedness is owed by Pledgor or Borrower, as the case may be, to the greatest extent permissible without exceeding the applicable maximum rate allowed by applicable law in effect from time to time during such period.

(6) Lender may perform any obligation which Pledgor fails to perform and Pledgor agrees on demand to reimburse Lender immediately for any sums so paid by Lender, including attorneys' fees and other legal expenses, plus interest on those sums from the dates of payment at the rate stated in the Note for matured, unpaid amounts. Any sum to be reimbursed shall constitute Indebtedness and be secured by this Security Agreement. [See Section V, A. (9) for insurance reimbursements].

(7) This Security Agreement is being executed and delivered and is intended to be performed in the State where Lender is located and shall be construed and enforced in accordance with the laws of such State, except to the extent that the Code provides for the application of the law of a different state. When the context requires, singular nouns and pronouns include the plural. The rights of Lender under this Security Agreement shall inure to the benefit of its successors and assigns. Any assignment of part of the Indebtedness and delivery by Lender of any part of the Collateral will fully discharge Lender from any and all responsibility for that portion of the Collateral.

(8) Pledgor's Indebtedness under this Security Agreement shall bind Pledgor's personal representatives, successors and assigns. If Pledgor is more than one person or entity, all their representations, warranties and agreements are joint and several. If any part of this Security Agreement is unenforceable, the unenforceability of such provision will not affect the enforceability of any other provision hereof and all other provisions will constitute valid provisions.

(9) For purposes of this Security Agreement, Lender's location is the address of Lender set forth on page 1 hereof.

SECTION IX: ARBITRATION

BINDING ARBITRATION AGREEMENT
PLEASE READ THIS CAREFULLY. IT AFFECTS YOUR RIGHTS.

PLEDGOR AND LENDER AGREE TO ARBITRATION AS FOLLOWS (hereinafter referred to as the "Arbitration Provisions"):

I. Special Provisions and Definitions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

(a) <u>Informal Resolution of Customer Concerns.</u> Most customer concerns can be resolved quickly and to the customer's satisfaction by

contacting your account officer, branch manager or by calling the Customer Service Department in your region. The region and numbers are:

1.	Laredo	956-722-7611
2.	Austin	512-397-4506
3.	Brownsville	956-547-1000
4.	Commerce Bank	956-724-1616
5.	Corpus Christi	361-888-4000
6.	Eagle Pass	830-773-2313
7.	Houston	713-526-1211
8.	McAllen	956-686-0263
9.	Oklahoma	405-841-2100
10.	Port Lavaca	361-552-9771
11.	San Antonio	210-518-2500
12.	Zapata	956-765-8361

In the unlikely event that your account officer, branch manager or the customer service department is unable to resolve a complaint to your satisfaction or if the Lender has not been able to resolve a dispute it has with you after attempting to do so informally, you and the Lender agree to resolve those disputes through binding arbitration or small claims court instead of in courts of general jurisdiction.

(b) Sending Notice of Dispute. If either you or the Lender intend to seek arbitration, then you or the Lender must first send to the other by certified mail, return receipt requested, a written Notice of Dispute. The Notice of Dispute to the Lender should be addressed to: Dennis E. Nixon, President, at International Bancshares Corporation, P.O. Drawer 1359, Laredo, Texas 78042-1359 or if by email, ibcchairman@ibc.com. The Notice of Dispute must (a) describe the nature and basis of the claim or dispute; and (b) explain specifically what relief is sought. You may download a copy of the Notice of Dispute at www.ibc.com or you may obtain a copy from your account officer or branch manager.

(c) If the Dispute is not Informally Resolved. If you and the Lender do not reach an agreement to resolve the claim or dispute within thirty (30) days after the Notice of Dispute is received, you or the Lender may commence a binding arbitration proceeding. During the binding arbitration proceeding, any settlement offers made by you or the Lender shall not be disclosed to the Arbitrator.

(d) **"DISPUTE(S)"**. As used herein, the word **"DISPUTE(S)"** includes any and all controversies or claims between the **PARTIES** of whatever type or manner, including without limitation, any and all claims arising out of or relating to this Agreement, compliance with applicable laws and/or regulations, any and all services or products provided by the Lender, any and all past, present and/or future loans, lines of credit, letters of credit, credit facilities or other form of indebtedness and/or agreements involving the **PARTIES**, any and all transactions between or involving the **PARTIES**, and/or any and all aspects of any past or present relationship of the **PARTIES**, whether banking or otherwise, specifically including but not limited to any claim founded in contract, tort, fraud, fraudulent inducement, misrepresentation or otherwise, whether based on statute, regulation, common law or equity.

(e) **"CONSUMER DISPUTE"** and **"BUSINESS DISPUTE"**. As used herein, **"CONSUMER DISPUTE"** means a **DISPUTE** relating to an account (including a deposit account), agreement, extension of credit, loan, service, or product provided by the Lender that is primarily for personal, family or household purposes. **"BUSINESS DISPUTE"** means any **DISPUTE** that is not a **CONSUMER DISPUTE**.

(f) **"PARTIES"** or **"PARTY"**. As used in these Arbitration Provisions, the term **"PARTIES"** or "PARTY" means Pledgor, Lender , and each and all persons and entities signing this Agreement or any other agreements between or among any of the **PARTIES** as part of this transaction. **"PARTIES"** or **"PARTY"** shall be broadly construed and include individuals, beneficiaries, partners, limited partners, limited liability members, shareholders, subsidiaries, parent companies, affiliates, officers, directors, employees, heirs, agents and/or representatives of any party to such documents, any other person or entity claiming by or through one of the foregoing and/or any person or beneficiary who receives products or services from the Lender and shall include any other owner and holder of this Agreement. Throughout these Arbitration Provisions, the term **"you"** and **"your"** refer to Pledgor, and the term **"Arbitrator"** refers to the individual arbitrator or panel of arbitrators, as the case may be, before which the **DISPUTE** is arbitrated.

(g) BINDING ARBITRATION. The **PARTIES** agree that any **DISPUTE** between the **PARTIES** shall be resolved by mandatory binding arbitration pursuant to these Arbitration Provisions at the election of either **PARTY**. **BY AGREEING TO RESOLVE A DISPUTE IN ARBITRATION, THE PARTIES ARE WAIVING THEIR RIGHT TO A JURY TRIAL OR TO LITIGATE IN COURT** (except for matters that may be taken to small claims court for a **CONSUMER DISPUTE** as provided below).

(h) CLASS ACTION WAIVER. The **PARTIES** agree that (i) no arbitration proceeding hereunder whether a **CONSUMER DISPUTE** or a **BUSINESS DISPUTE** shall be certified as a class action or proceed as a class action, or on a basis involving claims brought in a purported representative capacity on behalf of the general public, other customers or potential customers or persons similarly situated, and (ii) no arbitration proceeding hereunder shall be consolidated with, or joined in any way with, any other arbitration proceeding. **THE PARTIES AGREE TO ARBITRATE A CONSUMER DISPUTE OR BUSINESS DISPUTE ON AN INDIVIDUAL BASIS AND EACH WAIVES THE RIGHT TO PARTICIPATE IN A CLASS ACTION.**

(i) FEDERAL ARBITRATION ACT AND TEXAS LAW. The **PARTIES** acknowledge that this Agreement evidences a transaction involving interstate commerce. The Federal Arbitration Act shall govern (i) the interpretation and enforcement of these Arbitration Provisions, and (ii) all arbitration proceedings that take place pursuant to these Arbitration Provisions. **THE PARTIES AGREE THAT, EXCEPT AS OTHERWISE EXPRESSLY AGREED TO BY THE PARTIES IN WRITING, OR UNLESS EXPRESSLY PROHIBITED BY LAW, TEXAS SUBSTANTIVE LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) WILL APPLY IN ANY BINDING ARBITRATION PROCEEDING OR SMALL CLAIMS COURT ACTION REGARDLESS OF WHO INITIATES THE PROCEEDING, WHERE YOU RESIDE OR WHERE THE DISPUTE AROSE.**

II. Provisions applicable only to a CONSUMER DISPUTE:

(a) Any and all **CONSUMER DISPUTES** shall be resolved by arbitration administered by the American Arbitration Association ("AAA") under the Commercial Arbitration Rules and the Supplemental Procedures for Resolution of Consumer Disputes and Consumer Due Process Protocol (which are incorporated herein for all purposes). It is intended by the **PARTIES** that these Arbitration Provisions meet and include all fairness standards and principles of the American Arbitration Association's Consumer Due Process Protocol and due process in predispute arbitration. If a **CONSUMER DISPUTE** is for a claim of actual damages above $250,000 it shall be administered by the AAA before three neutral arbitrators at the request of any **PARTY**.

(b) Instead of proceeding in arbitration, any **PARTY** hereto may pursue its claim in your local small claims court, if the **CONSUMER DISPUTE** meets the small claims court's jurisdictional limits. If the small claims court option is chosen, the **PARTY pursuing the claim** must contact the small claims court directly. **The PARTIES agree that the class action waiver provision also applies to any CONSUMER DISPUTE brought in small claims court.**

(c) For any claim for actual damages that does not exceed $2,500, the Lender will pay all arbitration fees and costs provided you submitted a Notice of Dispute with regard to the **CONSUMER DISPUTE** prior to initiation of arbitration. For any claim for actual damages that does not exceed $5,000, the Lender also agrees to pay your reasonable attorney's fees and reasonable expenses your attorney charges you in connection with the arbitration (even if the Arbitrator does not award those to you) plus an additional $2,500 if you obtain a favorable arbitration award for your actual damages which is greater than any written settlement offer for your actual damages made by the Lender to you prior to the selection of the Arbitrator.

(d) Under the AAA's Supplemental Procedures for Consumer Disputes, if your claim for actual damages does not exceed $10,000, you shall only be responsible for paying up to a maximum of $125 in arbitration fees and costs. If your claim for actual damages exceeds $10,000 but does not exceed $75,000, you shall only be responsible for paying up to a maximum of $375 in arbitration fees and costs. For any claim for actual damages that does not exceed $75,000, the Lender will pay all other arbitrator's fees and costs imposed by the administrator of the arbitration. With regard to a **CONSUMER DISPUTE** for a claim of actual damages that exceeds $75,000, or if the

claim is a non-monetary claim, the Lender agrees to pay all arbitration fees and costs you would otherwise be responsible for that exceed $1,000. The fees and costs stated above are subject to any amendments to the fee and cost schedules of the AAA. The fee and cost schedule in effect at the time you submit your claim shall apply. The AAA rules also permit you to request a waiver or deferral of the administrative fees and costs of arbitration if paying them would cause you financial hardship.

(e) Although under some laws, the Lender may have a right to an award of attorney's fees and expenses if it prevails in arbitration, the Lender agrees that it will not seek such an award in a binding arbitration proceeding with regard to a **CONSUMER DISPUTE** for a claim of actual damages that does not exceed $75,000.

(f) To request information on how to submit an arbitration claim, or to request a copy of the AAA rules or fee schedule, you may contact the AAA at 1-800-778-7879 (toll free) or at www.adr.org.

III. Provisions applicable only to a BUSINESS DISPUTE:

(a) Any and all **BUSINESS DISPUTES** between the **PARTIES** shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the AAA in effect at the time of filing, as modified by, and subject to, these Arbitration Provisions. A **BUSINESS DISPUTE** for a claim of actual damages that exceeds $250,000 shall be administered by AAA before at least three (3) neutral arbitrators at the request of any **PARTY**. In the event the aggregate of all affirmative claims asserted exceeds $500,000, exclusive of interest and attorney's fees, or upon the written request of any **PARTY**, the arbitration shall be conducted under the AAA Procedures for Large, Complex Commercial Disputes. If the payment of arbitration fees and costs will cause you extreme financial hardship you may request that AAA defer or reduce the administrative fees or request the Lender to cover some of the arbitration fees and costs that would be your responsibility.

(b) The **PARTIES** shall have the right to (i) invoke self-help remedies (such as setoff, notification of account debtors, seizure and/or foreclosure of collateral, and nonjudicial sale of personal property and real property collateral) before, during or after any arbitration, and/or (ii) request ancillary or provisional judicial remedies (such as garnishment, attachment, specific performance, receiver, injunction or restraining order, and sequestration) before or after the commencement of any arbitration proceeding (individually, and not on behalf of a class). The **PARTIES** need not await the outcome of the arbitration proceeding before using self-help remedies. Use of self-help or ancillary and/or provisional judicial remedies shall not operate as a waiver of either **PARTY**'s right to compel arbitration. Any ancillary or provisional judicial remedy which would be available from a court at law shall be available from the Arbitrator. The **PARTIES** agree that the AAA Optional Rules for Emergency Measures of Protection shall apply in an arbitration proceeding where emergency interim relief is requested.

(c) Except to the extent the recovery of any type or types of damages or penalties may not by waived under applicable law, the Arbitrator shall not have the authority to award either **PARTY** (i) punitive, exemplary, special or indirect damages, (ii) statutory multiple damages, or (iii) penalties, statutory or otherwise.

(d) The Arbitrator may award attorney's fees and costs including the fees, costs and expenses of arbitration and of the Arbitrator as the Arbitrator deems appropriate to the prevailing **PARTY**. The Arbitrator shall retain jurisdiction over questions of attorney's fees for fourteen (14) days after entry of the decision.

IV. General provisions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

(a) The Arbitrator is bound by the terms of these Arbitration Provisions. The Arbitrator shall have exclusive authority to resolve any **DISPUTES** relating to the scope or enforceability of these Arbitration Provisions, including (i) all arbitrability questions, and (ii) any claim that all or a part of these Arbitration Provisions are void or voidable (including any claims that they are unconscionable in whole or in part).

(b) **These Arbitration Provisions shall survive any termination, amendment, or expiration of this Agreement, unless all of the PARTIES otherwise expressly agree in writing.**

(c) If a **PARTY** initiates legal proceedings, the failure of the initiating **PARTY** to request arbitration pursuant to these Arbitration Provisions within 180 days after the filing of the lawsuit shall be deemed a waiver of the initiating **PARTY'S** right to compel arbitration with respect to the claims asserted in the litigation. The failure of the defending **PARTY** in such litigation to request arbitration pursuant to these Arbitration Provisions within 180 days after the defending **PARTY'S** receipt of service of judicial process shall be deemed a waiver of the right of the defending **PARTY** to compel arbitration with respect to the claims asserted in the litigation. If a counterclaim, cross-claim or third party action is filed and properly served on a **PARTY** in connection with such litigation, the failure of such **PARTY** to request arbitration pursuant to these Arbitration Provisions within ninety (90) days after such **PARTY'S** receipt of service of the counterclaim, cross-claim or third party claim shall be deemed a waiver of such **PARTY'S** right to compel arbitration with respect to the claims asserted therein. The issue of waiver pursuant to these Arbitration Provisions is an arbitrable dispute. Active participation in any pending litigation described above by a **PARTY** shall not in any event be deemed a waiver of such **PARTY'S** right to compel arbitration. All discovery obtained in the pending litigation may be used in any subsequent arbitration proceeding.

(d) Any **PARTY** seeking to arbitrate shall serve a written notice of intent to any and all opposing **PARTIES** after a **DISPUTE** has arisen. The **PARTIES** agree a timely written notice of intent to arbitrate by either **PARTY** pursuant to these Arbitration Provisions shall stay and/or abate any and all action in a trial court, save and except a hearing on a motion to compel arbitration and/or the entry of an order compelling arbitration and staying and/or abating the litigation pending the filing of the final award of the Arbitrator.

(e) Any Arbitrator selected shall be knowledgeable in the subject matter of the **DISPUTE** and be licensed to practice law.

(f) For a one (1) member arbitration panel, the **PARTIES** are limited to an equal number of strikes in selecting the arbitrator from the AAA neutral list, such that at least one arbitrator remains after the **PARTIES** exercise all of their respective strikes. For a three (3) member arbitration panel, the **PARTIES** are limited to an equal number of strikes in selecting the arbitrators from the AAA neutral list, such that at least three arbitrators remain after the **PARTIES** exercise all of their respective strikes. After exercising all of their allotted respective strikes, the **PARTIES** shall rank those potential arbitrators remaining numerically in order of preference (with "1" designating the most preferred). The AAA shall review the **PARTIES** rankings and assign a score to each potential arbitrator by adding together the ranking given to such potential arbitrator by each **PARTY**. The arbitrator(s) with the lowest score total(s) will be selected. In the event of a tie or ties for lowest score total and if the selection of both or all of such potential arbitrators is not possible due to the required panel size, the AAA shall select the arbitrator(s) it believes to be best qualified.

(g) The **PARTIES** and the Arbitrator shall treat all aspects of the arbitration proceedings, including, without limitation, any documents exchanged, testimony and other evidence, briefs and the award, as strictly confidential; provided, however, that a written award or order from the Arbitrator may be filed with any court having jurisdiction to confirm and/or enforce such award or order.

(h) Any statute of limitation which would otherwise be applicable shall apply to any claim asserted in any arbitration proceeding under these Arbitration Provisions, and the commencement of any arbitration proceeding tolls such statute of limitations.

(i) If the AAA is unable for any reason to provide arbitration services, then the **PARTIES** agree to select another arbitration service provider that has the ability to arbitrate the **DISPUTE** pursuant to and consistent with these Arbitration Provisions. If the **PARTIES** are unable to agree on another arbitration service provider, any **PARTY** may petition a court of competent jurisdiction to appoint an Arbitrator to administer the arbitration proceeding pursuant to and consistent with these Arbitration Provisions.

(j) The award of the Arbitrator shall be final and Judgment upon any such award may be entered in any court of competent jurisdiction. The arbitration award shall be in the form of a written reasoned decision and shall be based on and consistent with applicable law.

(k) Unless the **PARTIES** mutually agree to hold the binding arbitration proceeding elsewhere, venue of any arbitration proceeding under

these Arbitration Provisions shall be in the county and state where Lender is located, which is Lender's address set out in the first paragraph on page 1 hereof.

(l) If any of these Arbitration Provisions are held to be invalid or unenforceable, the remaining provisions shall be enforced without regard to the invalid or unenforceable term or provision.

JURY WAIVER: IF A DISPUTE BETWEEN YOU AND LENDER PROCEEDS IN COURT RATHER THAN THROUGH MANDATORY BINDING ARBITRATION, THEN YOU AND LENDER BOTH WAIVE THE RIGHT TO A JURY TRIAL, AND SUCH DISPUTE WILL BE TRIED BEFORE A JUDGE ONLY.

SECTION X. Swap Transactions. Without limiting the generality of any other provisions of this Agreement, Pledgor and Lender agree that the following obligations of Pledgor and/or Borrower are secured by this Agreement and constitute "Indebtedness", as that term is used in this Agreement: (i) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of the Pledgor and/or Borrower to Lender or any Lender Affiliate (as hereinafter defined) arising under or in connection with any Swap Transaction, and (ii) any Swap Related Loss (as defined in the Note) that becomes due and payable in accordance with the terms of the Note. The term "Swap Transaction", as used herein, means (i) any transaction effected pursuant to one or more agreements now existing or hereafter entered into between Pledgor and/or Borrower and Lender and/or any financial institution affiliated with International BancShares Corporation (a "Lender Affiliate") which is a rate swap, swap option, interest rate option or other financial instrument or interest (including one or more options with respect to any such transaction), (ii) any type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and which is a forward swap, future, option or other derivative on one or more rates, or any combination of the foregoing transactions, or (iii) any transaction that is similar to any transaction referred to in clause (i) or (ii) above except that it is between Lender and/or a Lender Affiliate and any party or entity other than Pledgor and/or Borrower and is entered into by Lender and/or such Lender Affiliate on account of a corresponding Swap Transaction that is described in clause (i) or (ii) above. The occurrence or existence of any default, event of default or other similar condition or event (however described) on the part of Pledgor and/or Borrower arising under or with respect to any Swap Transaction shall constitute an Event of Default under this Security Agreement.

SECTION XI. Miscellaneous.

(a) Security Interest Absolute. All rights of the Lender and the security interests created hereunder shall be absolute and unconditional irrespective of:
- (i) any change in the time, manner, amount or place of payment of, or in any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from the Note or any other Loan Document;
- (ii) any exchange or release or nonperfection of all or any part of the Collateral or any other collateral, or any release from, amendment to, waiver of or consent to departure from any guaranty for all or any of the Indebtedness; or
- (iii) to the fullest extent permitted by law, any other circumstances which might otherwise constitute a defense available to or a discharge of the Pledgor or Borrower or a third party pledgor.

(b) **Indemnification. The Pledgor agrees to indemnify and defend the Lender and hold the Lender harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind of nature whatsoever which may be imposed on, incurred by, or asserted against the Lender in any way relating to or in any way arising out of or in connection with this Security Agreement, the Loan Documents or the transactions contemplated hereby or thereby other than those arising out of the Lender's breach, default, negligence or willful misconduct in its obligations under this Security Agreement or the Loan Documents. Without limitation of the foregoing, the Pledgor will reimburse the Lender for all expenses (including expenses for legal services of every kind) of, or incidental to, the negotiation of, entering into and enforcement of any of the provisions hereof and of the Indebtedness, and any actual or attempted sale, lease or other disposition of, and any exchange, enforcement, collection, compromise or settlement of any of the Collateral and defending or asserting the rights and claims of the Lender in respect thereof, and for the care of the Collateral and defending or asserting the rights and claims of the Lender in respect thereof, by litigation or otherwise, including expense of insurance, and all such expenses shall constitute a part of the Indebtedness.**

(c) This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State where Lender is located. This Agreement has been accepted by Lender in the State where Lender is located.

(d) The parties intend to conform strictly to the applicable federal, state, and local laws as now or hereafter construed by the courts having jurisdiction. All agreements between the parties hereto (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. If from a construction of any document related to any agreement between the parties hereto (or any other party liable with respect to any Indebtedness), any term(s) or provision(s) of the document is in conflict with, or in violation of, applicable laws, any such construction shall be subject to the provisions of this subsection and such document shall be automatically reformed as to comply with applicable law, without the necessity of execution of any amendment or new document.

(e) Attorney's fess and costs of collection, once liquidated, paid by Lender and/or otherwise allowed by law, will bear interest from the dates of such payments until paid (i) at the rate of interest applied to the matured and past due principal balance of the Note, as such rate may change from time to time, or (ii) if the Note is not described in Section III hereof, at the maximum lawful rate.

(f) To the extent allowed by law, any and all collateral owned by Pledgor securing other indebtedness of Pledgor and/or Borrower to Lender and all of Pledgor's accounts with Lender and/or any member bank of the International BancShares Corporation, excluding however, all IRA and KEOGH and trust accounts upon which the grant of a security interest would be prohibited, and any and all repurchase agreements or other non-deposit obligations, also secure the Indebtedness.

(g) This Security Agreement constitutes written notice of a security interest if required by applicable law.

(h) PLEDGOR HAS READ AND UNDERSTOOD ALL OF THE PROVISIONS OF THIS SECURITY AGREEMENT AND HAS AGREED TO ITS TERMS.

SECTION XII: NO ORAL AGREEMENTS

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Dated: August 25, 2016

PLEDGOR(S):

Lucas Energy, Inc.
A Nevada Corporation

By: ______________________
Name: Anthony C. Schnur
Title: President

Address: 450 Gears Rd, Suite 780
Houston, Texas 77067

SECURED PARTY:

International Bank of Commerce

By: ______________________________

Name: Bernardo de la Garza
Title: Assistant Vice President

OIL AND GAS MORTGAGE, SECURITY AGREEMENT,
FINANCING STATEMENT, AND ASSIGNMENT OF PRODUCTION
(Oklahoma)

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE AND SELL THE MORTGAGED PROPERTIES WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND COVERS FUTURE ADVANCES AND PROCEEDS. THE OIL AND GAS INTERESTS, FIXTURES, HYDROCARBONS OR OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH, INCLUDING, WITHOUT LIMITATION, OIL AND GAS, AND THE ACCOUNTS RELATING THERETO WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO, AND THIS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION IS TO BE FILED FOR RECORD IN BOTH THE REAL ESTATE RECORDS AND THE PERSONAL PROPERTY RECORDS.

TO COMPLY WITH THE REQUIREMENTS OF THE UNIFORM COMMERCIAL CODE (a) THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED AND MAILING ADDRESS OF THE DEBTOR ARE SET FORTH IN PARAGRAPH 11 HEREOF, AND (b) A STATEMENT INDICATING THE TYPES OF COLLATERAL IS SET FORTH IN PARAGRAPHS A THROUGH C BELOW.

THIS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION (this "Mortgage") is made effective the 25 day of August 2016, between LUCAS ENERGY, INC., a Nevada corporation (the "Mortgagor"), having a mailing address of 450 Gears Road, Suite 780, Houston, TX 77067, and INTERNATIONAL BANK OF COMMERCE, a Texas state banking corporation (the "Mortgagee"), having a mailing address of 130 E. Travis St., San Antonio, TX 78205.

WITNESSETH

WHEREAS, Mortgagor hereby grants to Mortgagee this Mortgage and Security Agreement securing payment of that certain Real Estate Lien Note dated August 25, 2016, in the principal amount of FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00), covering the real, personal and mixed property described herein and at Exhibit A, attached hereto and incorporated herein for all purposes; and

NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and the Mortgagee hereby agree as follows:

In consideration of the sum of FORTY MILLION_AND NO/100 DOLLARS ($40,000,000.00) advanced or to be advanced to the Mortgagor by the Mortgagee, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby grants, bargains, sells, conveys and mortgages unto the Mortgagee, its successors and assigns and grants a security interest in the following described property (hereinafter referred to as the "Mortgaged Properties"):

A. All of the Mortgagor's right, title and interest now owned or hereafter acquired in and to the oil, gas and mineral leases and/or minerals, mineral interests and estates in and under the properties described in Exhibit A, attached hereto and made a part hereof including, but not limited to, royalties, overriding royalties and production payments therefrom, and all interest of the Mortgagor in all other oil, gas and mineral interests with which any of the aforementioned interests and estates of the Mortgagor in the properties described in Exhibit "A," attached hereto are now or may hereafter be unitized.

B. All of the Mortgagor's right, title and interest in and to all wells, casing, tubing, rods, flow lines, pipe lines, compressors, motors, engines, tanks, separators, pumping units, heater-treaters and fittings, machinery, tools, equipment, gathering and distribution systems, injection wells, salt water disposal wells, oil in storage, severed oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, other solid, liquid or gaseous hydrocarbons, buildings, structures, supplies, inventories, and all other goods, chattels, accounts, contract rights, insurance policies and insurance proceeds, business records, documents of title, chattel paper, general intangibles and other items of personal property and fixtures now or hereafter located upon or used in connection with any of the properties described in Exhibit A attached hereto or properties unitized therewith, expressly including all personal property of whatsoever kind used in the production, gathering and marketing of oil, gas, casinghead gas or other hydrocarbon substances, whether located below or above ground, from any or all of the properties described in Exhibit A attached hereto or properties unitized therewith, and all production of oil, gas, casinghead gas or other hydrocarbons owned by the Mortgagor, either heretofore or hereafter produced from said properties.

C. All of the Mortgagor's right, title and interest in, to and under all contracts, operating agreements, joint development agreements, drilling agreements, area of mutual interest agreements, equipment leases, purchase agreements, sale agreements, option agreements, gathering agreements, processing agreements, gathering lines and equipment, rights of way, easements, surface leases, permits, franchises, licenses, pooling or unitization agreements, pooling designations and pooling orders, now or hereafter affecting any of the interests now or hereafter covered hereby, or which are to be used in drilling or producing, treating, handling, storing, transporting or marketing oil, gas or other minerals from any of the properties described in Exhibit A attached hereto or properties unitized therewith.

TO HAVE AND TO HOLD the Mortgaged Properties together with all the rights, additions and accessions to, replacements of and substitutions for, and improvements and appurtenances now or hereafter in anywise belonging to or appertaining to the Mortgagor's present or future right, title, interest or estate in and to all or any part thereof, together with all monies and claims for monies due or to become due to the Mortgagor and all accounts, contract

rights and general intangibles relating to and/or due from the Mortgaged Properties together with all proceeds and products thereof, unto the Mortgagee, its successors and assigns, forever. This Mortgage is referred to in, is subject to, and is entitled to the benefits of, the Loan Agreement (the "Loan Agreement") dated of even date herewith by and among Mortgagor and Mortgagee, et al., as that Loan Agreement may be amended, modified, or supplemented from time to time. The Loan Agreement contains, among other things, provisions for the acceleration of the maturity hereof upon the occurrence of certain stated events.

1. Indebtedness Secured. This Mortgage is given for the purpose of securing and enforcing all of the covenants and agreements contained in the Loan Instruments (as defined in the Loan Agreement) and the full and prompt payment of the following indebtedness (hereinafter called the "Indebtedness Secured"):

1.1 Note. The indebtedness evidenced by and payable according to the terms of that certain Real Estate Lien Note in the principal amount of FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00) of even date herewith executed by the Mortgagor in favor of the Mortgagee, with interest thereon, with a final maturity date of not later than August 25, 2019 (the "Note").

1.2 Obligations. All other or additional Obligations arising under any of the Loan Instruments.

1.3 Indebtedness Pursuant to Mortgage. All indebtedness incurred or arising pursuant to the provisions of this Mortgage, and any and all other indebtedness now or hereafter owing by the Mortgagor to the Mortgagee.

1.4 Other Debt. All: (a) extensions, renewals, amendments, modifications, substitutions and changes in form to the Note; (b) costs and expenses incurred in connection with the collection of the Note and any other Obligations and enforcement of the Loan Instruments and the Secured Party's rights under this Mortgage and all other Loan Instruments, including attorneys' fees and expenses; and (c) advances made by the Secured Party to protect the security hereof, including advances made for or on account of levies, insurance, repairs, taxes and for maintenance or recovery of the Mortgaged Properties, together with interest thereon at the Default rate specified in the Note.

2. Termination. If the Mortgagor pays and discharges all of the Indebtedness Secured and performs and satisfies all other acts and agreements herein contained to be done, then, in that event only, this Mortgage will become null and void and will be released at the Mortgagor's expense.

3. Representations and Warranties. To induce the Mortgagee to enter into the Loan Agreement and to make the advances evidenced by the Note, the Mortgagor represents and warrants as follows:

3.1 Ownership. The Mortgagor has adequate authority, power and legal right to grant, sell, transfer and mortgage the Mortgaged Properties, and, except for Permitted Encumbrances specifically identified herein, the Mortgaged Properties are free and clear of all special and general taxes, liens and encumbrances whatsoever, and no financing statement covering any of the Mortgaged Properties is on file in any public office. The Mortgagor owns an undivided working interest in each of the Mortgaged Properties of not more than the working interest set forth in Exhibit A attached hereto (to the extent the interest of the Mortgagor is a working interest as opposed to a royalty interest) and the Mortgagor owns an undivided net revenue interest or royalty interest in each of the Mortgaged Properties of not less than the net revenue or royalty interest set forth in Exhibit A attached hereto. The Mortgagor has defensible title to the Mortgaged Properties subject to minor defects of title, none of which have a material adverse effect on the Mortgaged Properties and none of which will prevent or delay payment of revenue generated from the Mortgaged Properties to the Mortgagor.

3.2 Right to Proceeds. Immediately prior to the execution of this Mortgage, the Mortgagor was entitled to receive all proceeds for present and future production of oil, gas, casinghead gas and other hydrocarbons attributable to the interests covered by this Mortgage.

3.3 Validity and Currency of Leases. All oil, gas and mineral leases and oil and gas leasehold estates which the Mortgagor operates and, to the best of the Mortgagor's knowledge, all other oil, gas and mineral leases and oil and gas leasehold estates covered by this Mortgage are valid and subsisting and are in full force and effect; and all rents and royalties due and payable thereunder and all severance and production taxes payable with respect to the production therefrom have been duly paid.

3.4 Conformity with Authorities. All producing wells which the Mortgagor operates and, to the best of the Mortgagor's knowledge, all other producing wells located on the Mortgaged Properties or properties unitized therewith have been drilled, operated and produced in conformity with all applicable rules, regulations and orders of all regulatory authorities having jurisdiction, and are subject to no penalties on account of past production.

4. Covenants. The Mortgagor covenants and agrees with the Mortgagee as follows:

4.1 Defense against Claims. The Mortgagor warrants and will forever defend the title to the Mortgaged Properties against the claims of all persons whomsoever claiming, or to claim, the same or any part thereof; that if the validity or priority of this Mortgage, or of any rights, title, liens or interests created or evidenced hereby with respect to the Mortgaged Properties, or any part thereof, shall be endangered or questioned, or shall be attacked, directly or indirectly, or if any legal proceedings are instituted against the Mortgagor in respect thereto, the Mortgagor will give written notice thereof to the Mortgagee, and at the

Mortgagor's own cost and expense, will diligently endeavor to cure any defects that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, but not limited to, the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims. In the event, in the Mortgagee's opinion, the Mortgagor is not adequately pursuing any such litigation and does not adequately pursue such litigation within thirty (30) days after notice from the Mortgagee, the Mortgagee is hereby authorized and empowered to take such additional steps as in the Mortgagee's judgment or discretion may be necessary or proper in the defense of such legal proceedings, including, but not limited to, the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of any adverse claims made with respect to the Mortgaged Properties. All expenses so incurred of every kind and character will be a demand obligation owing by the Mortgagor and will bear interest from the date of expenditure until paid at the Default Rate provided in the Note, and will be secured by the lien evidenced by this instrument, and the party incurring such expense will be subrogated to all rights of the person receiving such payment. The above and foregoing warranties and covenants will at all times be construed to be covenants for the benefit of the Mortgagee and will remain in full force and effect, notwithstanding the assignment hereof or the payment of all of the Indebtedness Secured, and the release, either partially or wholly, of the lien hereof, or any foreclosure thereof.

4.2 Payment of Debt. The Mortgagor will make prompt payment of the Indebtedness Secured as the same is and shall become due.

4.3 Sale, Encumbrance or Removal. The Mortgagor will not at any time during the existence hereof, sell, assign, transfer, mortgage, encumber, or otherwise dispose of any of the Mortgaged Properties, except sales of oil, gas, casinghead gas, condensate or other hydrocarbons in the ordinary course of business and only then in compliance with the terms of this Mortgage and the Loan Instruments executed in connection herewith, or remove or permit to be removed, any personal or other removable property at any time covered hereby from the premises upon which the same may be situated.

4.4 Extensions and Substitutions. By agreement with the maker or makers of any instrument evidencing any of the Indebtedness Secured, the Mortgagee, without notice to or consent of any other party to this Mortgage, may from time to time extend the time of payment of the whole or any part of the Indebtedness Secured, or may accept from said maker or makers one or more new instruments in the same or different form in renewal of or by way of substitution for any instrument evidencing any of the Indebtedness Secured without in any manner impairing or affecting the lien of this Mortgage or any of the Mortgagee's rights hereunder.

4.5 Preservation of Lien. The Mortgagor will keep and maintain in good repair and sufficient operating condition all buildings, structures, machinery, equipment,

fixtures or other personal property and improvements now or hereafter constituting part of the Mortgaged Properties, including the making of all necessary repairs, renewals, replacements, additions and improvements. The Mortgagor will not: (a) commit or suffer to be committed any illegal or imprudent waste of the Mortgaged Properties; (b) initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting the uses which may be made of the Mortgaged Properties or any part thereof; or (c) permit any lien or encumbrance of any kind or character other than the Permitted Encumbrances to accrue or remain on the Mortgaged Properties or any part thereof which might take precedence over the lien of this Mortgage.

4.6 Operation. The Mortgagor will operate the Mortgaged Properties in a good and workmanlike manner in accordance with all applicable rules, regulations and orders promulgated by all duly constituted authorities and in accordance with the provisions of the oil, gas and mineral leases covered by this Mortgage and any other agreements or instruments applicable thereto.

4.7 Compliance with Leases. The Mortgagor will observe and comply with all of the terms and provisions, express or implied, of the oil, gas and mineral leases covered by this Mortgage, and any other agreements or instruments applicable thereto; and, except with the prior written consent of the Mortgagee, will not amend or terminate any of such agreements or surrender, abandon or release any of such leases in whole or in part so long as any well situated thereon, or located on any unit containing all or any part of such leases, is capable of producing oil, gas, casinghead gas or other hydrocarbons in paying quantities. The Mortgagor will cause all obligations to the holders of royalty interests and all other interests in the Mortgaged Properties to be promptly discharged and all covenants and conditions, express or implied, imposed upon the original lessee or his assigns by every such lease and every other agreement relative thereto to be fully and promptly performed and to cause all acts necessary or proper to accomplish the foregoing and prevent the breach or forfeiture of any such lease to be fully and promptly performed. The Mortgagor will furnish to the Mortgagee, at least fifteen (15) days in advance of the day upon which any delay rentals may become due under any such lease, a report evidencing that the same have been paid.

4.8 Taxes. The Mortgagor will promptly pay, or cause to be paid, before delinquent, all taxes, assessments and other governmental charges of every kind and character now or hereafter levied, imposed or assessed against the Mortgaged Properties, or any part thereof, or which might become a lien thereon, including all such as may be incident to the operation, development or maintenance of the Mortgaged Properties, or the production of oil, gas, casinghead gas or other hydrocarbons therefrom, except such taxes as are being contested in good faith by proper proceedings.

4.9 Prior Mortgages. The Mortgagor hereby agrees that in the event a default occurs under the terms of any mortgage covering the Mortgaged Properties which now or hereafter shall become superior in lien to the lien of this Mortgage (a "Prior Mortgage"), or in performance under the indebtedness secured by any such Prior Mortgage, the holder of this Mortgage may, at the holder's option, proceed to cure such default by the payment of all or any part of the indebtedness secured by such Prior Mortgage and the holder hereof shall be subrogated to the lien of such Prior Mortgage to the extent of such payment. In the event the holder of any Prior Mortgage requires the Mortgagee to subordinate the lien of this Mortgage to a Prior Mortgage executed by the Mortgagor subsequent to the recording of this Mortgage, the Mortgagee may from time to time and at any time release the lien of this Mortgage of record and subsequently re-record the same without thereby in any way affecting the rights and obligations of the Mortgagee and the Mortgagor hereunder, and without affecting the priority of the lien of this Mortgage except as to the Prior Mortgage and instruments recorded prior to the original recording of this Mortgage.

4.10 Subrogation. To the extent funds are advanced under the Note hereby secured for the purpose of paying the indebtedness secured by any Prior Mortgage, the Mortgagee will be subrogated to any and all rights, superior titles, liens and equities owned or claimed by the holder of such Prior Mortgage. Except with respect to the priority of any Prior Mortgage to which the Mortgagee is subrogated pursuant to the provisions hereof, the terms and provisions of this Mortgage will govern the rights and remedies of the Mortgagee and will supersede the rights and remedies provided under any Prior Mortgage to which the Mortgagee is subrogated.

4.11 Debt to Others. The Mortgagor will promptly pay, or cause to be paid, all debts and liabilities of any character, including without limitation all debts and liabilities for labor, material and equipment incurred in the operation and development of the Mortgaged Properties, except such debts and liabilities as are being contested in good faith and by proper legal proceedings as to which adequate reserves have been established in accordance with generally accepted accounting principles.

4.12 Books and Records. The Mortgagor will keep accurate books and records, in which full, true and correct entries shall be promptly made as to all operations on the Mortgaged Properties. All such books and records shall at all times during reasonable business hours be subject to inspection by the Mortgagee and its duly authorized representatives. If and as often as requested by the Mortgagee, the Mortgagor shall make reports of operations in such form as the Mortgagee prescribes, setting out full data as to production and revenues from the Mortgaged Properties.

4.13 Indemnification. The Mortgagor will indemnify and hold the Mortgagee harmless from and against all claims, demands, liabilities and causes of action asserted

against the Mortgagee on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Properties prior to the foreclosure thereof hereunder, with this Mortgage or any of the Indebtedness Secured, save and except for the willful misconduct or negligence of the Mortgagee, or action taken in contravention of the Loan Agreement or the Loan Instruments executed in connection therewith.

4.14 Additional Documents. The Mortgagor will, whenever and as often as requested by the Mortgagee, promptly execute and deliver, or cause to be executed and delivered, all such other and further instruments, documents or assurances (including transfer orders, division orders and all such other documents as may from time to time be required by pipe line companies or other purchasing parties) and will promptly do or cause to be done all such other and further things as may by the Mortgagee be deemed necessary, expedient or advisable in order to better and more fully preserve or vest in the Mortgagee all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Mortgage, or by any other instrument delivered simultaneously or pursuant hereto.

4.15 Insurance. The Mortgagor will continuously maintain insurance, with respect to all Mortgaged Properties as required pursuant to the terms of the Loan Agreement.

4.16 Condemnation Awards. If at any time all or any portion of the Mortgaged Properties shall be taken or damaged under the power of eminent domain, the award received by condemnation proceedings for any property so taken or any payment received in lieu of such condemnation proceedings shall be paid directly to the Mortgagee as agent for the Mortgagor and all or any portion of such award or payment, at the option of the Mortgagee, shall be applied to the Indebtedness Secured in payment of the last maturing installments of the Indebtedness Secured or paid over, wholly or in part, to the Mortgagor for any purpose or object satisfactory to the Mortgagee; provided that the Mortgagee shall not be obligated to see to the application of any amount paid over to the Mortgagor. The Mortgagor immediately upon obtaining knowledge of the institution of any proceedings or negotiations for the condemnation of the Mortgaged Properties, or any portion thereof, will notify the Mortgagee of the pendency of such negotiations or proceedings. The Mortgagee may participate in any such negotiations or proceedings, and the Mortgagor from time to time will execute and deliver to the Mortgagee all instruments requested by the Mortgagee to permit such participation.

4.17 Environmental Compliance. Except as permitted by applicable law, the Mortgagor agrees that the Mortgagor will not use, generate, manufacture, produce, store, release, discharge, or dispose of on, under or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substance

(as hereinafter defined) or allow any other person to do so. The Mortgagor agrees to keep and maintain the Mortgaged Property in compliance with, and not to cause or permit the Mortgaged Property to be in violation of, any Environmental Law (as hereinafter defined). The Mortgagor agrees to give prompt written notice to the Mortgagee of: (a) any proceeding or inquiry by any governmental authority (including, without implied limitation, any agency of the State of Kansas or the United States Environmental Protection Agency) with respect to the presence of any Hazardous Substance on the Mortgaged Property or the migration thereof from or to other property; (b) all claims made or threatened by any third party against the Mortgagor or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance; and (c) the Mortgagor's discovery of any occurrence or condition on the Mortgaged Property or on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under any Environmental Law. The Mortgagee will have the right to join and participate in, as a party if the Mortgagee so elects, any legal proceedings or actions initiated in connection with any Environmental Law and have the Mortgagee's attorneys' fees in connection therewith paid by the Mortgagor. The Mortgagor agrees to protect, indemnify and hold harmless the Mortgagee, its directors, officers, employees, agents, successors and assigns against all loss, damage, cost, expense or liability (including attorneys' fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance on, under or about the Mortgaged Property including without implied limitation: (i) all foreseeable consequential damages; and (ii) the costs of any required or necessary repair, cleanup or detoxification of the Mortgaged Property and the preparation and implementation of any closure, remedial or other required plan. This indemnity will survive the release of this Mortgage or the extinguishment of the lien by foreclosure or action in lieu thereof. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is reasonably necessary or desirable under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or non-governmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance on or into the air, soil, ground-water, surface water or soil vapor at, on, about, under or within the Mortgaged Property (or any portion thereof), the Mortgagor agrees within thirty (30) days after written demand for performance thereof by the Mortgagee (or such shorter period of time as might be required under any applicable law, regulation, order or agreement), to commence, or cause to be commenced, and thereafter diligently prosecute or cause to be prosecuted to completion, all such Remedial Work. All Remedial Work will be performed by one or more contractors approved by the Mortgagee under the supervision of a consulting engineer approved by the Mortgagee. All costs and expenses of such Remedial Work will be paid by the Mortgagor including, without implied

limitation, the charges of such contractors) and consulting engineer(s), and the Mortgagee's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event the Mortgagor fails to timely commence, or cause to be commenced, or fails to diligently prosecute or cause to be prosecuted to completion, such Remedial Work, the Mortgagee may, but will not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, will become part of the Indebtedness Secured. The term "Environmental Law" means any federal, state or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about the Mortgaged Property, including without implied limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C. Sections 9601 *et seq.*, and the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Sections 6901 *et seq.* The term "Hazardous Substance" will include without implied limitation: (i) those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances" or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 *et seq.*, and in the regulations promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the United States Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and (iv) any material, waste or substance which is petroleum, asbestos, polychlorinated biphenyls, designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §§ 1251 *et seq.* or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317), flammable explosives or radioactive materials.

4.18 Inspection: Management. The Mortgagee and any persons authorized by the Mortgagee shall have the right to enter and inspect the Mortgaged Properties at all reasonable times. If, at any time after Default by the Mortgagor the management or maintenance of the Mortgaged Properties is determined by the Mortgagee to be unsatisfactory and is not corrected within thirty (30) days after notice to the Mortgagor, the Mortgagor will, to the extent the Mortgagor is entitled under third party agreements affecting the same, employ, for the duration of such Default, as managing agent of the Mortgaged Properties, any person from time to time designated or approved by the Mortgagee.

4.19 Compliance by Other Owners. As to any part of the Mortgaged Properties which is not a leasehold working interest, the Mortgagor agrees to take all such action and to exercise all rights and remedies, if any, as are available to the Mortgagor to cause the owner or owners of the working interest in such Mortgaged Properties to operate the Mortgaged Properties in a reasonable and prudent manner.

4.20 Optional Performance by the Mortgagee. The Mortgagor agrees that if the Mortgagor fails to perform any act or to take any action which hereunder the Mortgagor is required to perform or take, or if the Mortgagor fails to pay any money which the Mortgagor is required to pay the Mortgagee, in the Mortgagor's name, or the Mortgagee's own name, may, but shall not be obligated to perform, or cause to be performed, such act, take such action or pay such money and any expenses so incurred by the Mortgagee. Any such expenses incurred or money so paid by the Mortgagee will bear interest from the date of making such payment until paid, at the Default rate provided in the Note and will be a part of the Indebtedness Secured and will be secured by this Mortgage and by any other instrument securing the Indebtedness Secured. The Mortgagee, upon making such payment, will be subrogated to all of the rights of the person, corporation or body politic receiving such payment.

5. Assignment of Production Accounts, Contract Rights and Proceeds. For the purpose of additionally securing the payment of all of the Indebtedness Secured and to facilitate the discharge of all such Indebtedness Secured and as cumulative of any and all rights herein provided for, the Mortgagor hereby WARRANTS, BARGAINS, CONVEYS, SELLS, TRANSFERS, ASSIGNS, SETS OVER AND DELIVERS unto the Mortgagee, its successors and assigns, all oil, gas, casinghead gas and other hydrocarbons produced from or allocated to the Mortgaged Properties which accrue after the twenty-fifth (25th) day of August 2016, at 7:00 a.m. to the Mortgagor's interests in the Mortgaged Properties, and all proceeds thereof and all accounts and contract rights of the Mortgagor under which such proceeds may arise, all such accounts, contract rights and proceeds being hereinafter referred to as the "proceeds of runs".

5.1 Payment to the Mortgagee. The Mortgagor directs and instructs any and all purchasers of oil, gas, casinghead gas and other hydrocarbons produced or to be produced from or allocated to the Mortgaged Properties to pay directly to the Mortgagee all of the proceeds of runs accruing to the Mortgagor's interests until such time as such purchasers have been furnished with evidence that all Indebtedness Secured has been paid and that the liens evidenced hereby have been released or such earlier time as the Mortgagee directs in writing. The Mortgagor authorizes the Mortgagee to receive and collect all sums of money derived from the proceeds of runs assigned hereunder and no purchaser of the production attributed to the Mortgaged Properties will have any responsibility for the application of any funds paid to the Mortgagee. The receipt by the Mortgagee for monies so paid to it will be a full and complete release, discharge and acquittance to any such pipe line company or other purchaser to the extent of all sums so paid. This instrument will be and constitute full and complete authority to or for any purchasers of any of the oil, gas, casinghead gas and other hydrocarbons produced from or allocated to the Mortgaged Properties, or any other person liable therefor, to make payment to the Mortgagee, its successors or assigns, of the Mortgagor's proportionate part of the proceeds of runs. The office where the records of the Mortgagor with respect to the accounts and contract rights concerning the Mortgaged Properties are kept is located at the address of the Mortgagor shown at

paragraph 11 hereof, and the Mortgagor agrees that the place where such records are kept will not be changed without the prior consent of the Mortgagee. Upon request, the Mortgagor will provide the Mortgagee with copies of all such records.

5.2 Trust Funds. If, under any existing sales agreements, other than division orders or transfer orders, or for any other reason, any proceeds of runs are required to be paid by the purchaser to the Mortgagor, so that under such existing agreement payment cannot be made of such proceeds to the Mortgagee, the Mortgagor's interests in all proceeds of runs under such sales agreements and all other proceeds of runs which, for any reason, may be paid to the Mortgagor will constitute trust funds in the Mortgagor's hands and shall immediately be paid over to the Mortgagee until such time as all of the Indebtedness Secured has been paid and all liens evidenced hereby have been released or such sooner time as the Mortgagee directs in writing.

5.3 Change of Connection. Should any person now or hereafter purchasing or taking oil, gas, casinghead gas and other hydrocarbons attributed to the Mortgaged Properties, or allocated thereto, fail to make payment promptly to the Mortgagee of the hereby assigned proceeds of runs, the Mortgagor will take any and all action reasonably requested by the Mortgagee to cause such person to comply with the terms hereof. The Mortgagor agrees to pay to the Mortgagee, as received, the amount of any proceeds of runs not promptly paid to the Mortgagee by any person having responsibility therefor.

5.4 Payment to the Mortgagee. The Mortgagor directs and instructs any purchasers of oil, gas, casinghead gas and other hydrocarbons produced from or allocated to the Mortgaged Properties to mail all checks in full payment therefor to the Mortgagor in care of the Mortgagee at the Mortgagee's address set forth in paragraph 11 of this Mortgage and to continue to make payments in the above stated manner until otherwise directed in writing by the Mortgagee. The payment of the proceeds of runs as aforesaid, or the release to the Mortgagor of any of the proceeds of runs which would otherwise be applicable hereunder to the Indebtedness Secured will not affect or impair the Mortgagee's right thereafter to retain in full all such payments or in anywise impair or affect the lien of this Mortgage and the priority thereof or any of Mortgagee's rights hereunder or the amount of the Indebtedness Secured.

5.5 No Liability for Collection. The Mortgagee and its successors and assigns are hereby absolved from any liability for failure to enforce collection of proceeds of runs and all other responsibility in connection therewith, except the responsibility to account to the Mortgagor for funds actually received and to remit to the Mortgagor any proceeds of runs received by the Mortgagee after payment in full of the Indebtedness Secured. The Mortgagor agrees to indemnify and hold harmless the Mortgagee, its successors and assigns, against any and all liabilities, actions, claims, judgments, costs, charges and attorney's fees by reason of the assertion that the Mortgagee received, either before or after the payment in full of

the Indebtedness Secured, funds from the production of oil, gas, casinghead gas and other hydrocarbons claimed by third persons, and the Mortgagee will have the right to defend against any such claims or actions, employing attorneys of its selection. In addition to the right to be indemnified as herein provided, all amounts paid by the Mortgagee in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorney's fees and other expenses of every character incurred by the Mortgagee pursuant to the provisions of this paragraph 5.5 will be a demand obligation owing by the Mortgagor and will bear interest from date of expenditure until paid at the Default rate provided in the Note and will be part of the Indebtedness Secured and will be secured by this Mortgage and by any other instrument securing the Indebtedness Secured.

5.6 Personal Obligation. Nothing herein contained will detract from or limit the absolute obligation of the Mortgagor to make prompt payment of all principal and interest owing on the Note and all other Indebtedness Secured when and as the same become due regardless of whether the proceeds of runs herein assigned are received by the Mortgagee and are sufficient to pay the same, and the rights under this assignment will be cumulative of all other security of any and every character now or hereafter existing to secure the payment of the Note and all other Indebtedness Secured.

6. Waiver and Partial Release. The Mortgagee may at any time and from time to time in writing: (a) waive compliance by the Mortgagor with any covenant herein made by the Mortgagor to the extent and in the manner specified in such writing; and (b) consent to the Mortgagor doing any act which hereunder the Mortgagor is prohibited from doing, or to the Mortgagor failing to do any act which the Mortgagor hereunder is required to do, to the extent and in the manner specified in such writing. No such act will in any way impair the rights of the Mortgagee hereunder, except to the extent specifically agreed to by the Mortgagee in such writing. The lien and other security rights of the Mortgagee hereunder will not be impaired by any indulgence, including but not limited to: (i) any renewal, extension or modification that the Mortgagee may grant with respect to any of the Indebtedness Secured; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution that the Mortgagee may grant in respect of any item of the Mortgaged Properties or any part thereof, or interest therein, or any of the proceeds of runs; and (iii) any release or indulgence granted to any endorser, guarantor or surety of any of the Indebtedness Secured.

7. Possession until Default: Defeasance. Unless a Default occurs and is continuing, the Mortgagor will retain full possession of the Mortgaged Properties, except the proceeds of runs as provided under paragraph 5 hereof, and will manage, operate, develop and use the same and every part thereof; subject, however, to the terms and provisions of this Mortgage.

8. Default. The term "Default" as used in this Mortgage shall means the occurrence of any of the following events:

8.1 Breach of Mortgage Provision. The failure of the Mortgagor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition herein required to be observed, kept or performed; or

8.2 Loan Agreement. The occurrence of any of the Events of Default described in the Loan Agreement or any amendments thereto, the Note, and the other Loan Instruments.

9. Remedies. Upon the occurrence of an event of Default which is not cured to the satisfaction of the Mortgagee, the Mortgagee will have the option without notice to any party of declaring all Indebtedness Secured in its entirety to be immediately due and payable, and the Mortgagee will thereupon have any and all of the following remedies:

9.1 Repossession. The Mortgagee may take possession of the Mortgaged Properties or any part thereof (the Mortgagor agreeing to give immediate peaceable possession) and collect and maintain, operate or control the same to the full extent of the Mortgagor's rights to collect or maintain, operate or control the same, and may apply all or any part of the income and proceeds to the payment of any development, operation or maintenance expense incident thereto in any order of application as the Mortgagee may elect; provided, that in the event of any dispute or question whatsoever concerning such income and proceeds or the application thereof, the Mortgagee may hold the same in a special account until such dispute or question is finally settled to the Mortgagee's satisfaction. Every purchaser of oil, gas, commingled gas or other hydrocarbons is hereby relieved from all responsibility with respect to the delivery of said proceeds or the Mortgagee's application thereof.

9.2 Sale: Foreclosure. The Mortgagee may either: (a) declare the principal of the Note and all interest accrued thereon and all other Indebtedness Secured, without deduction and without notice, to be immediately due and payable, and the Mortgagee will be entitled to foreclose this Mortgage by judicial proceeding, or (b) after any notice to the Mortgagor required by the applicable law declare the principal of the Note and all interest accrued thereon and all other Indebtedness Secured, without deduction, to be immediately due and payable, and the Mortgagee will be entitled to foreclose this Mortgage by power of sale pursuant to applicable law. The Mortgagor hereby confers upon the Mortgagee and grants to the Mortgagee the power to sell the Mortgaged Properties. On Default, the Mortgagee will be entitled to exercise all further and additional remedies as might now or hereafter be accorded to the Mortgagee at law or in equity. Whether the Mortgagee elects to foreclose this Mortgage by judicial proceeding or by power of sale, the Mortgagee will, immediately on Default, be entitled to the possession of the Mortgaged Properties and the proceeds, accounts, income and profits thereof, and will be entitled to have a receiver appointed to take possession of the Mortgaged Properties without notice, which appointment the Mortgagor hereby consents to and which notice the Mortgagor hereby waives, notwithstanding anything contained in this Mortgage or any law heretofore or hereafter enacted.

The Mortgagor hereby authorizes and empowers the Mortgagee, and each and all of the Mortgagee's successors, to sell the Mortgaged Properties, or any interest or estate in the Mortgaged Properties together or in lots or parcels, as the Mortgagee deems expedient, and to execute and deliver to the purchaser or purchasers of the Mortgaged Properties good and sufficient deed or deeds of conveyance thereof and bills of sale with covenants of special warranty of title (by, through or under the Mortgagor, but not otherwise) binding on the Mortgagor and its successors and assigns. The recitals in any deed, assignment or other conveyance given by the Mortgagee of an event of Default, publication of notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, name of purchaser, payment of purchase money and any other facts affecting the regularity or validity of such sale will be conclusive proof of the truthfulness thereof, and such deed or deeds will be conclusive against all persons as to all matters or facts therein recited. Sale of a portion of the Mortgaged Properties covered hereby will not exhaust the power of sale, but sales may be made from time to time until all of the Mortgaged Properties are sold or the Indebtedness Secured is paid in full. The Mortgagee and other holder or holders of any of the Indebtedness Secured will have the right to become the purchaser at any sale or sales and a credit on all or any part of the Indebtedness Secured will be deemed cash paid for the purposes hereof.

9.3 Proceeds of Sale. The proceeds of any such sale or sales will be applied as follows: (a) first to the payment of all expenses incurred by the Mortgagee including, without limiting the generality of the foregoing, court costs, compensation of agents and employees, legal fees and a reasonable compensation to any acting receiver, plus expenses of any entry or taking of possession, sale, advertising or conveyance thereof; (b) second to the payment of any indebtedness secured by liens having priority over the lien of this Mortgage; (c) third to the payment of all Indebtedness Secured; and (d) fourth the remainder of such proceeds, if any, will be paid to the Mortgagor or as otherwise directed by any court having jurisdiction with respect thereto. Payment of the purchase price to the Mortgagee will satisfy the obligation of the purchaser at the sale or sales and the purchaser will not be obligated to see to the application thereof. The sale by the Mortgagee of less than the whole of the Mortgaged Properties will not exhaust the power of sale herein granted, and the Mortgagee is specifically empowered to make a successive sale or sales under this power until the whole of the Mortgaged Properties are sold or all of the Indebtedness Secured has been fully satisfied, provided that the Mortgagor or any party claiming any interest or lien on any of the Mortgaged Properties will never have the right to require the sale of less than the whole of the Mortgaged Properties, to specify which portions of the Mortgaged Properties are to be sold first or otherwise direct the order in which the Mortgaged Properties are sold, including, without limitation, the right, if any, to a sale in inverse order of alienation.

9.4 Waiver. The Mortgagor will never assert or claim any right under any statute or rule of law pertaining to the marshalling of the assets of the Mortgagor or other

matter whatever to defeat, reduce or affect the right of the Mortgagee to a sale of the Mortgaged Properties for the collection of the Indebtedness Secured (without any prior or different resort for collection) or the right of the Mortgagee to the payment of the Indebtedness Secured out of the proceeds of the sale of the Mortgaged Properties in preference to every other person or claimant whatever. The Mortgagor expressly waives and relinquishes all law now existing or hereafter enacted providing for any creation or extension of a period of redemption from any sale hereunder or any extension of time for enforcement of the collection of the Indebtedness Secured.

9.5 Appraisement. Appraisement of the Mortgaged Properties is hereby expressly waived, or not, at the option of the Mortgagee, such option to be exercised at the time judgment is rendered in any foreclosure hereof, or at any time prior thereto.

9.6 Remedies Cumulative. All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity, and the Mortgagee will, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness Secured and enforcement of the covenants herein, and the foreclosure of the liens evidenced hereby and the resort to any remedy provided for hereunder or provided for by law will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

9.7 Other Security. The Mortgagee may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the Indebtedness Secured in whole or in part and in such portions and in such order as may seem best to the Mortgagee, in its sole and uncontrolled discretion. Any failure by the Mortgagee to insist upon the strict performance by the Mortgagor of any of the terms and provisions hereof will not be deemed to be a waiver of any of the terms and provisions hereof, and the Mortgagee, notwithstanding any such failure, will have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagor. Neither the Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the Indebtedness Secured will be relieved of such obligation by reason of the failure of the Mortgagee to comply with any request of the Mortgagor or of any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any Obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the Indebtedness Secured, or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Properties and the Mortgagee extending, from time to time, the time of payment or modifying the terms of the Note or this Mortgage without first having obtained the consent of the Mortgagor or such other person. In the latter event, the Mortgagor and all such other persons will continue liable to make such payments according to the terms of any such agreement of extension or

modification unless expressly released and discharged in writing by the Mortgagee. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Properties, the Mortgagee may release the obligation of anyone at any time liable for any of the Indebtedness Secured or any part of the security held for such Indebtedness Secured and may from time to time extend the time of payment or otherwise modify the terms of the Note, this Mortgage or any of the other Loan Instruments without, as to the security for the remainder thereof, in any way impairing or affecting the lien of this Mortgage or the priority of such lien, as security for the payment of the Indebtedness Secured as it may be so extended or modified, over any subordinate lien. The holder of any subordinate lien will have no right to terminate any lease affecting the Mortgaged Properties whether or not such lease is subordinate to this Mortgage.

9.8 Receiver. In addition to all other remedies herein provided for, the Mortgagor agrees that, upon the occurrence of an event of Default or any event or circumstance which, with the lapse of time or the giving of notice, or both, would constitute a Default hereunder, the Mortgagee will as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Mortgaged Properties without notice, which notice the Mortgagor hereby waives, and without showing cause, whether such receivership be incident to a proposed sale (or sales) of the Mortgaged Properties or otherwise, and without regard to the value of the Mortgaged Properties or the solvency of any person or persons liable for the payment of the Indebtedness Secured. The Mortgagor hereby consents to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by the Mortgagee, and agrees that such appointment will in no manner impair, prejudice or otherwise affect the rights of the Mortgagee under paragraph 5 hereof. Nothing herein is to be construed to deprive the Mortgagee of any other right, remedy or privilege it may now have under the law to have a receiver appointed. Any money advanced by the Mortgagee in connection with any such receivership will be a demand obligation (which obligation the Mortgagor hereby expressly promises to pay) owing by the Mortgagor to the Mortgagee and will bear interest from the date of making such advancement by the Mortgagee until paid at the Default rate provided in the Note.

10. Security Interest. This Mortgage is a mortgage of both real and personal property and will constitute a security agreement and a financing statement between the Mortgagor as debtor and the Mortgagee as secured party and will also constitute a financing statement under the Uniform Commercial Code of each state in which any of the Mortgaged Properties are located, and will cover all of the collateral hereinabove described and all proceeds of collateral. In addition to all other rights, powers, privileges and remedies, on the occurrence of one or more events of Default as herein provided, the Mortgagee will be entitled to exercise all of the rights, powers, privileges and remedies available to a secured party on default under the Uniform Commercial Code of each state in which any of the Mortgaged Properties are located. Portions of the Mortgaged Properties consist of (i) oil, gas and other minerals produced or to be produced

from the lands described in Exhibit A attached hereto and the accounts relating thereto, or (ii) goods which are or will become fixtures attached to the real estate constituting a portion of the Mortgaged Properties, and the Mortgagor hereby agrees that this instrument will be filed in the Mortgage and UCC Records of the counties in which the Mortgaged Properties are located as a financing statement to perfect the security interest of the Mortgagee in said portions of the Mortgaged Properties. The said oil, gas and other minerals and accounts relating thereto will be financed at the wellhead of the oil and gas wells located on the lands described in Exhibit A attached hereto. The name of the record owner of the Mortgaged Properties is the party named herein as the Mortgagor. Nothing herein contained will impair or limit the effectiveness of this document as a security agreement or financing statement for other purposes.

11. Notices. Any notice, request or demand will be served by registered or certified mail as follows:

Mortgagor/Debtor:	Lucas Energy, Inc. Attn: Anthony C. Schnur 450 Gears Road, Suite 780 Houston, TX 77067
With a copy to:	William L. Knobles Knobles, Raetzsch,Moore & Eveld, L.L.P. 202 N. Camp Street Seguin, TX 78155
Mortgagee/Secured Party:	International Bank of Commerce Attn: Bernardo de la Garza 130 E. Travis St. San Antonio, TX 78205
With a copy to:	Martin & Drought, P.C. Attn: M. C. Cottingham Miles 300 Convent St., Suite 2500 San Antonio, TX 78205

or at such address as any party hereto may designate for such purpose in a written notice to the other party hereto and shall be effective when deposited in the United States Mail, postage prepaid.

12. Binding Effect. All terms, conditions, covenants, warranties and agreements contained herein will inure to the benefit of and be binding upon the successors and permitted assigns of the Mortgagor, and will be deemed to be covenants running with the estate or in the land and all said provisions will likewise inure to the benefit of and be binding upon the Mortgagee, its successors and assigns.

13. Severability. The invalidity of any provision or provisions hereof will not in any way affect the remaining provisions of this Mortgage.

14. Counterparts. This Mortgage may be executed in numerous counterparts, all of which are identical, and each of which shall be deemed an original and all counterparts together will constitute one and the same instrument.

15. CHOICE OF LAW. WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, THIS MORTGAGE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT TO THE EXTENT THAT THE LAW OF A STATE IN WHICH A PORTION OF THE MORTGAGED PROPERTIES IS LOCATED (OR WHICH IS OTHERWISE APPLICABLE TO A PORTION OF THE MORTGAGED PROPERTIES) NECESSARILY OR, IN THE SOLE DISCRETION OF THE MORTGAGEE, APPROPRIATELY GOVERNS WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS AND REMEDIES OF THE MORTGAGEE GRANTED HEREIN. THE LAW OF SUCH STATE SHALL APPLY AS TO THAT PORTION OF THE MORTGAGED PROPERTIES LOCATED IN (OR WHICH IS OTHERWISE SUBJECT TO THE LAWS OF) SUCH STATE.

16. Construction. The descriptive headings of the paragraphs of this Mortgage are for convenience only and will not be used in the construction of the content of this Mortgage. The indebtedness evidenced by the Note and this Mortgage was contracted and given in San Antonio, Texas.

17. Arbitration Provisions. Mortgagor and Mortgagee agree as follows (hereinafter referred to as the "Arbitration Provisions"):

I. Special Provisions and Definitions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

(a) **Informal Resolution of Customer Concerns.** Most customer concerns can be resolved quickly and to the customer's satisfaction by contacting your account officer, branch manager or by calling the Customer Service Department in your region. The region and numbers are:

1.	Laredo	956-722-7611
2.	Austin	512-397-4506
3.	Brownsville	956-547-1000
4.	Commerce Bank	956-724-1616
5.	Corpus Christi	361-888-4000
6.	Eagle Pass	830-773-2313
7.	Houston	713-526-1211
8.	McAllen	956-686-0263
9.	Oklahoma	405-841-2100
10.	Port Lavaca	361-552-9771

11.	San Antonio	210-518-2500
12.	Zapata	956-765-8361

In the unlikely event that your account officer, branch manager or the customer service department is unable to resolve a complaint to your satisfaction or if the Lender has not been able to resolve a dispute it has with you after attempting to do so informally, you and the Lender agree to resolve those disputes through binding arbitration or small claims court instead of in courts of general jurisdiction.

(b) **Sending Notice of Dispute.** If either you or the Lender intend to seek arbitration, then you or the Lender must first send to the other by certified mail, return receipt requested, a written Notice of Dispute. The Notice of Dispute to the Lender should be addressed to: Dennis E. Nixon, President, at International Bancshares Corporation, P.O. Drawer 1359, Laredo, Texas 78042-1359 or if by email, ibcchairman@ibc.com (special email address to be provided by IBC). The Notice of Dispute must (a) describe the nature and basis of the claim or dispute; and (b) explain specifically what relief is sought. You may download a copy of the Notice of Dispute at www.ibc.com or you may obtain a copy from your account officer or branch manager.

(c) **If the Dispute is not Informally Resolved.** If you and the Lender do not reach an agreement to resolve the claim or dispute within thirty (30) days after the Notice of Dispute is received, you or the Lender may commence a binding arbitration proceeding. During the binding arbitration proceeding, any settlement offers made by you or the Lender shall not be disclosed to the Arbitrator.

(d) **"DISPUTE(S)".** As used herein, the word **"DISPUTE(S)"** includes any and all controversies or claims between the **PARTIES** of whatever type or manner, including without limitation, any and all claims arising out of or relating to this Note, compliance with applicable laws and/or regulations, any and all services or products provided by the Lender, any and all past, present and/or future loans, lines of credit, letters of credit, credit facilities or other form of indebtedness and/or agreements involving the **PARTIES**, any and all transactions between or involving the **PARTIES**, and/or any and all aspects of any past or present relationship of the **PARTIES**, whether banking or otherwise, specifically including but not limited to any claim founded in contract, tort, fraud, fraudulent inducement, misrepresentation or otherwise, whether based on statute, regulation, common law or equity.

(e) **"CONSUMER DISPUTE"** and **"BUSINESS DISPUTE"**. As used herein, **"CONSUMER DISPUTE"** means a **DISPUTE** relating to an account (including a deposit account), agreement, extension of credit, loan, service or product provided by the Lender that is primarily for personal, family or household purposes. **"BUSINESS DISPUTE"** means any **DISPUTE** that is not a **CONSUMER DISPUTE**.

(f) **"PARTIES" or "PARTY"**. As used in these Arbitration Provisions, the term **"PARTIES"** or **"PARTY"** means Borrower, Lender, Grantor, Mortgagor, Mortgagee, and each and all persons and entities signing this Note or any other agreements between or among any of the **PARTIES** as part of this transaction. **"PARTIES"** or **"PARTY"** shall be broadly construed and include individuals, beneficiaries, partners, limited partners, limited liability members, shareholders, subsidiaries, parent companies, affiliates, officers, directors, employees, heirs, agents and/or representatives of any party to such documents, any other person or entity claiming by or through one of the foregoing and/or any person or beneficiary who receives products or services from the Lender and shall include any other owner and holder of this Note. Throughout these Arbitration Provisions, the term **"you"** and **"your"** refer to Borrower, Mortgagor, or Grantor, and the term **"Arbitrator"** refers to the individual arbitrator or panel of arbitrators, as the case may be, before which the **DISPUTE** is arbitrated.

(g) **BINDING ARBITRATION**. The **PARTIES** agree that any **DISPUTE** between the **PARTIES** shall be resolved by mandatory binding arbitration pursuant to these Arbitration Provisions at the election of either **PARTY**. **BY AGREEING TO RESOLVE A DISPUTE IN ARBITRATION, THE PARTIES ARE WAIVING THEIR RIGHT TO A JURY TRIAL OR TO LITIGATE IN COURT** (except for matters that may be taken to small claims court for a **CONSUMER DISPUTE** as provided below).

(h) **CLASS ACTION WAIVER**. The **PARTIES** agree that (i) no arbitration proceeding hereunder whether a **CONSUMER DISPUTE** or a **BUSINESS DISPUTE** shall be certified as a class action or proceed as a class action, or on a basis involving claims brought in a purported representative capacity on behalf of the general public, other customers or potential customers or persons similarly situated, and (ii) no arbitration proceeding hereunder shall be consolidated with, or joined in any way with, any other arbitration proceeding. **THE PARTIES AGREE TO ARBITRATE A CONSUMER DISPUTE OR BUSINESS DISPUTE ON AN INDIVIDUAL BASIS AND EACH WAIVES THE RIGHT TO PARTICIPATE IN A CLASS ACTION.**

(i) **FEDERAL ARBITRATION ACT AND TEXAS LAW**. The **PARTIES** acknowledge that this Note evidences a transaction involving interstate commerce. The Federal Arbitration Act shall govern (i) the interpretation and enforcement of these Arbitration Provisions, and (ii) all arbitration proceedings that take place pursuant to these Arbitration Provisions. **THE PARTIES AGREE THAT, EXCEPT AS OTHERWISE EXPRESSLY AGREED TO BY THE PARTIES IN WRITING, OR UNLESS EXPRESSLY PROHIBITED BY LAW, TEXAS SUBSTANTIVE LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) WILL APPLY IN ANY BINDING ARBITRATION PROCEEDING OR SMALL CLAIMS COURT ACTION REGARDLESS OF WHO INITIATES THE**

PROCEEDING, WHERE YOU RESIDE OR WHERE THE DISPUTE AROSE.

II. Provisions applicable only to a CONSUMER DISPUTE:

(a) Any and all **CONSUMER DISPUTES** shall be resolved by arbitration administered by the American Arbitration Association ("AAA") under the Commercial Arbitration Rules and the Supplemental Procedures for Resolution of Consumer Disputes and Consumer Due Process Protocol (which are incorporated herein for all purposes). It is intended by the **PARTIES** that these Arbitration Provisions meet and include all fairness standards and principles of the American Arbitration Association's Consumer Due Process Protocol and due process in predispute arbitration. If a **CONSUMER DISPUTE** is for a claim of actual damages above $250,000 it shall be administered by the AAA before three neutral arbitrators at the request of any **PARTY**.

(b) Instead of proceeding in arbitration, any **PARTY** hereto may pursue its claim in your local small claims court, if the **CONSUMER DISPUTE** meets the small claims court's jurisdictional limits. If the small claims court option is chosen, the **PARTY pursuing the claim** must contact the small claims court directly. **The PARTIES agree that the class action waiver provision also applies to any CONSUMER DISPUTE brought in small claims court.**

(c) For any claim for actual damages that does not exceed $2,500, the Lender will pay all arbitration fees and costs provided you submitted a Notice of Dispute with regard to the **CONSUMER DISPUTE** prior to initiation of arbitration. For any claim for actual damages that does not exceed $5,000, the Lender also agrees to pay your reasonable attorney's fees and reasonable expenses your attorney charges you in connection with the arbitration (even if the Arbitrator does not award those to you) plus an additional $2,500 if you obtain a favorable arbitration award for your actual damages which is greater than any written settlement offer for your actual damages made by the Lender to you prior to the selection of the Arbitrator.

(d) Under the AAA's Supplemental Procedures for Consumer Disputes, if your claim for actual damages does not exceed $10,000, you shall only be responsible for paying up to a maximum of $125 in arbitration fees and costs. If your claim for actual damages exceeds $10,000 but does not exceed $75,000, you shall only be responsible for paying up to a maximum of $375 in arbitration fees and costs. For any claim for actual damages that does not exceed $75,000, the Lender will pay all other arbitrator's fees and costs imposed by the administrator of the arbitration. With regard to a **CONSUMER DISPUTE** for a claim of actual damages that exceeds $75,000, or if the claim is a non-monetary claim, the Lender agrees to pay all arbitration fees and costs you would otherwise be responsible for that exceed $1,000. The fees and costs stated above are subject to any amendments to the fee and cost schedules of the AAA. The fee and cost schedule in effect at the

time you submit your claim shall apply. The AAA rules also permit you to request a waiver or deferral of the administrative fees and costs of arbitration if paying them would cause you financial hardship.

(e) Although under some laws, the Lender may have a right to an award of attorney's fees and expenses if it prevails in arbitration, the Lender agrees that it will not seek such an award in a binding arbitration proceeding with regard to a **CONSUMER DISPUTE** for a claim of actual damages that does not exceed $75,000.

(f) To request information on how to submit an arbitration claim, or to request a copy of the AAA rules or fee schedule, you may contact the AAA at 1-800-778-7879 (toll free) or at www.adr.org.

III. Provisions applicable only to a BUSINESS DISPUTE:

(a) Any and all **BUSINESS DISPUTES** between the **PARTIES** shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the AAA in effect at the time of filing, as modified by, and subject to, these Arbitration Provisions. A **BUSINESS DISPUTE** for a claim of actual damages that exceeds $250,000 shall be administered by AAA before at least three (3) neutral arbitrators at the request of any **PARTY**. In the event the aggregate of all affirmative claims asserted exceeds $500,000, exclusive of interest and attorney's fees, or upon the written request of any **PARTY**, the arbitration shall be conducted under the AAA Procedures for Large, Complex Commercial Disputes. If the payment of arbitration fees and costs will cause you extreme financial hardship you may request that AAA defer or reduce the administrative fees or request the Lender to cover some of the arbitration fees and costs that would be your responsibility.

(b) The **PARTIES** shall have the right to (i) invoke self-help remedies (such as set-off, notification of account debtors, seizure and/or foreclosure of collateral, and nonjudicial sale of personal property and real property collateral) before, during or after any arbitration, and/or (ii) request ancillary or provisional judicial remedies (such as garnishment, attachment, specific performance, receiver, injunction or restraining order, and sequestration) before or after the commencement of any arbitration proceeding (individually, and not on behalf of a class). The **PARTIES** need not await the outcome of the arbitration proceeding before using self-help remedies. Use of self-help or ancillary and/or provisional judicial remedies shall not operate as a waiver of either **PARTY**'s right to compel arbitration. Any ancillary or provisional judicial remedy which would be available from a court at law shall be available from the Arbitrator. The **PARTIES** agree that the AAA Optional Rules for Emergency Measures of Protection shall apply in an arbitration proceeding where emergency interim relief is requested.

(c) Except to the extent the recovery of any type or types of damages or penalties may not by waived under applicable law, the Arbitrator shall not have the

authority to award either **PARTY** (i) punitive, exemplary, special or indirect damages, (ii) statutory multiple damages, or (iii) penalties, statutory or otherwise.

(d) The Arbitrator may award attorney's fees and costs including the fees, costs and expenses of arbitration and of the Arbitrator as the Arbitrator deems appropriate to the prevailing **PARTY**. The Arbitrator shall retain jurisdiction over questions of attorney's fees for fourteen (14) days after entry of the decision.

IV. General provisions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

(a) The Arbitrator is bound by the terms of these Arbitration Provisions. The Arbitrator shall have exclusive authority to resolve any **DISPUTES** relating to the scope or enforceability of these Arbitration Provisions, including (i) all arbitrability questions, and (ii) any claim that all or a part of these Arbitration Provisions are void or voidable (including any claims that they are unconscionable in whole or in part).

(b) **These Arbitration Provisions shall survive any modification, renewal, extension, repayment (whether partial or full), or discharge (whether partial or full) of this Note, unless all of the PARTIES otherwise expressly agree in writing.**

(c) If a **PARTY** initiates legal proceedings, the failure of the initiating **PARTY** to request arbitration pursuant to these Arbitration Provisions within 180 days after the filing of the lawsuit shall be deemed a waiver of the initiating **PARTY'S** right to compel arbitration with respect to the claims asserted in the litigation. The failure of the defending **PARTY** in such litigation to request arbitration pursuant to these Arbitration Provisions within 180 days after the defending **PARTY'S** receipt of service of judicial process, shall be deemed a waiver of the right of the defending **PARTY** to compel arbitration with respect to the claims asserted in the litigation. If a counterclaim, cross-claim or third party action is filed and properly served on a **PARTY** in connection with such litigation, the failure of such **PARTY** to request arbitration pursuant to these Arbitration Provisions within ninety (90) days after such **PARTY'S** receipt of service of the counterclaim, cross-claim or third party claim shall be deemed a waiver of such **PARTY'S** right to compel arbitration with respect to the claims asserted therein. The issue of waiver pursuant to these Arbitration Provisions is an arbitrable dispute. Active participation in any pending litigation described above by a **PARTY** shall not in any event be deemed a waiver of such **PARTY'S** right to compel arbitration. All discovery obtained in the pending litigation may be used in any subsequent arbitration proceeding.

(d) Any **PARTY** seeking to arbitrate shall serve a written notice of intent to any and all opposing **PARTIES** after a **DISPUTE** has arisen. The **PARTIES** agree a timely written notice of intent to arbitrate by either **PARTY** pursuant to these

Arbitration Provisions shall stay and/or abate any and all action in a trial court, save and except a hearing on a motion to compel arbitration and/or the entry of an order compelling arbitration and staying and/or abating the litigation pending the filing of the final award of the Arbitrator.

(e) Any Arbitrator selected shall be knowledgeable in the subject matter of the **DISPUTE** and be licensed to practice law.

(f) For a one (1) member arbitration panel, the **PARTIES** are limited to an equal number of strikes in selecting the arbitrator from the AAA neutral list, such that at least one arbitrator remains after the **PARTIES** exercise all of their respective strikes. For a three (3) member arbitration panel, the **PARTIES** are limited to an equal number of strikes in selecting the arbitrators from the AAA neutral list, such that at least three arbitrators remain after the **PARTIES** exercise all of their respective strikes. After exercising all of their allotted respective strikes, the **PARTIES** shall rank those potential arbitrators remaining numerically in order of preference (with "1" designating the most preferred). The AAA shall review the **PARTIES** rankings and assign a score to each potential arbitrator by adding together the ranking given to such potential arbitrator by each **PARTY**. The arbitrator(s) with the lowest score total(s) will be selected. In the event of a tie or ties for lowest score total and if the selection of both or all of such potential arbitrators is not possible due to the required panel size, the AAA shall select the arbitrator(s) it believes to be best qualified.

(g) The **PARTIES** and the Arbitrator shall treat all aspects of the arbitration proceedings, including, without limitation, any documents exchanged, testimony and other evidence, briefs and the award, as strictly confidential; provided, however, that a written award or order from the Arbitrator may be filed with any court having jurisdiction to confirm and/or enforce such award or order.

(h) Any statute of limitation which would otherwise be applicable shall apply to any claim asserted in any arbitration proceeding under these Arbitration Provisions, and the commencement of any arbitration proceeding tolls such statute of limitations.

(i) If the AAA is unable for any reason to provide arbitration services, then the **PARTIES** agree to select another arbitration service provider that has the ability to arbitrate the **DISPUTE** pursuant to and consistent with these Arbitration Provisions. If the **PARTIES** are unable to agree on another arbitration service provider, any **PARTY** may petition a court of competent jurisdiction to appoint an Arbitrator to administer the arbitration proceeding pursuant to and consistent with these Arbitration Provisions.

(j) **The award of the Arbitrator shall be final and Judgment upon any such award may be entered in any court of competent jurisdiction. The**

arbitration award shall be in the form of a written reasoned decision and shall be based on and consistent with applicable law.

(k) Unless the **PARTIES** mutually agree to hold the binding arbitration proceeding elsewhere, venue of any arbitration proceeding under these Arbitration Provisions shall be in the county and state where Lender is located, which is Lender's address set out in the first paragraph on page 1 hereof.

(l) If any of these Arbitration Provisions are held to be invalid or unenforceable, the remaining provisions shall be enforced without regard to the invalid or unenforceable term or provision.

18. FINAL AGREEMENT. THE WRITTEN LOAN INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SEE INSERT ONE TO OIL AND GAS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, AND ASSIGNMENT OF PRODUCTION ATTACHED HERETO AND INCORPORATED HEREIN FOR ALL PURPOSES.

SEE INSERT TWO TO OIL AND GAS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, AND ASSIGNMENT OF PRODUCTION ATTACHED HERETO AND INCORPORATED HEREIN FOR ALL PURPOSES.

SEE INSERT THREE TO OIL AND GAS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, AND ASSIGNMENT OF PRODUCTION ATTACHED HERETO AND INCORPORATED HEREIN FOR ALL PURPOSES.

[Signatures and acknowledgments are on the following pages.]

IN WITNESS WHEREOF, this Mortgage has been executed and delivered as of the date first above written.

"MORTGAGOR"

LUCAS ENERGY, INC.,
a Nevada corporation

By: ______________________
Anthony C. Schnur
President

"MORTGAGEE"

INTERNATIONAL BANK OF COMMERCE,
a Texas state banking corporation

By: ______________________
Bernardo de la Garza
Assistant Vice President

ACKNOWLEDGMENTS

STATE OF Texas)
) ss:
COUNTY OF Bexar)

Before me, a notary public in and for said county and state, on this 25 day of August 2016, personally appeared **Anthony C. Schnur**, to me known to be the identical person who subscribed the name of the maker to the foregoing instrument as its President and acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and seal of office the day and year last above written.

(SEAL)

DANIELLE N YBARRA
My Commission Expires
January 14, 2017

NOTARY PUBLIC

My Commission Expires:
January 14, 2017
Commission No.:
01211774-6

STATE OF TEXAS)
) ss:
COUNTY OF BEXAR)

Before me, a notary public in and for said county and state, on this 25 day of August 2016, personally appeared **Bernardo de la Garza**, to me known to be the identical person who subscribed the name of the maker to the foregoing instrument as its Assistant Vice President and acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and seal of office the day and year last above written.

(SEAL)

NOTARY PUBLIC

DANIELLE N YBARRA
My Commission Expires
January 14, 2017

My Commission Expires:
January 14, 2017
Commission No.:
01211774-6

EXHIBIT A

Mortgaged Properties

All of the Mortgagor's right, title and interest in and to the oil and gas properties hereinafter described in this Exhibit A including, but not limited to, the Mortgagor's interest in the oil and gas wells and the working and revenue interests expressed therein and the oil and gas leases and portions thereof attributed thereto, together with all of the Mortgagor's interests in oil and gas leases, right of way, gathering systems and distribution systems on the real properties hereinafter described, and all other wells or mines now or hereafter located on the real property described herein, together with all goods, chattels, accounts, contract rights, documents of title, chattel paper, general intangibles, and other items of personal property now owned or hereafter acquired by the Mortgagor (excluding cars), directly used or held for use in the ownership, operation, maintenance, management, exploration, development and sale of hydrocarbons and other minerals from the oil and gas properties hereinafter described including, without limitation: severed oil, gas and other minerals; equipment consisting of pumping units, motors, engines, tanks, casing, pipe, tubing, rods, separators, heater-treaters and fittings; fixtures; inventory; insurance policies and proceeds (as provided in the Mortgage); leases, rents and royalties; business records, and all additions and accessions to, replacements of and substitutions for any of the foregoing items and all proceeds therefrom. The term "oil, gas and other minerals" includes oil, gas, casinghead gas, drip gasoline, natural gasoline, distillate, gas condensate, and all other solid, liquid or gaseous hydrocarbons, unless an intent to limit the inclusiveness of this term is specifically stated. The term "oil and gas properties" means unleased fee, mineral interests, oil and gas leasehold interests and oil and gas interests developed and operated for oil and gas purposes; all royalties, overriding royalties and production payments; interests acquired pursuant to farmout agreements, acreage contribution agreements or other agreements contemplating the acquisition of operating rights or unleased mineral rights; working and revenue interests in production and back-in interests and the proceeds therefrom, now owned and hereafter acquired by the Mortgagor and affecting or directly pertaining to Mortgagor's interests above-described.

The Mortgage to which this Exhibit A is attached covers and includes all interests of the Mortgagor in and to the working interests under oil and gas leases as described in the assignments to the Mortgagor as specified hereinafter and to the additional interests therein as specified in the Mortgage. The references to recording data hereinafter are to the official records of each respective county and state, and each assignment to the Mortgagor is incorporated herein by reference for a full description of the interest mortgaged herein. The assignment under this Mortgage covers and includes all rights of the Mortgagor in and to all operating agreements, farm out agreements, and the like.

The term "Mortgagor" as used herein means LUCAS ENERGY, INC., a Nevada corporation.

EXHIBIT A CONTINUED

The property subject to this Oil and Gas Mortgage, Security Agreement, Financing Statement, and Assignment of Production between LUCAS ENERGY, INC., a Nevada corporation, as Grantor, and INTERNATIONAL BANK OF COMMERCE, a Texas state banking corporation, as Secured Party, includes all of the Grantor's right, title and interest as set forth below, in and to the oil and gas leases, oil and gas leasehold estates, oil and gas wells, the entire estates created by such leases and leasehold estates together with all rights, privileges, benefits and powers conferred upon the holder of the leases with respect to the use and occupation of the surface of and the sub-surface depths under the land covered by the leases, all working interests and operating interests created by pooling and unitization agreements and assignments of operating rights, the hydrocarbons which are in, under, upon, produced or to be produced from the lands and leases and all other rights and interest of the Grantors, in the leases including the fixtures and equipment upon the leases and used upon the oil and gas wells herein described.

ALL RECORDING REFERENCES SET FORTH BELOW ARE TO THE RECORDS OF COUNTY CLERKS IN THE COUNTY CLERK LAND RECORDS SET FORTH IN THIS EXHIBIT A.

[begin description of wells, leases, or other interests]

EXHIBIT "A"
LUCAS ENERGY, INC., TO INTERNATIONAL BANK OF COMMERCE

LINCOLN COUNTY, OKLAHOMA						
Well Name	Legal Description	County	OCC Order#	Unit Size	Working Interest	NRI
SPARTA #1-3H	§3-T14N-R4E	LINCOLN	543002	639.86	0.08839253	0.07071343
BONUS #1-4H	§4-T14N-R4E	LINCOLN	537070	634.88	0.07743200	0.06194500
NECTAR #1-4H	§4-T14N-R5E	LINCOLN	552270	633.48	0.08960041	0.07159529
CRETE #1-5H	§5-T14N-R5E	LINCOLN	546615	636.24	0.08802653	0.07012919
MEDUSA #1-6H	§6-T14N-R5E	LINCOLN	636095	640	0.28800000	0.22461907
ERMIE #1-7H	§7-T15N-R4E	LINCOLN	560609	634.97	0.07600000	0.06080000
MIDAS #1-8H	§8-T14N-R5E	LINCOLN	543052	640	0.08867350	0.06841856
MEEN #1-8H	§8-T15N-R4E	LINCOLN	557551	640	0.07600000	0.06080000
ANTHONY #1-9H	§9-T14N-R4E	LINCOLN	561384	640	0.08400000	0.06720000
CORINTH #1-9H	§9-T14N-R5E	LINCOLN	560428	640	0.08821052	0.07048342
LUBIN #1-9H	§9-T15N-R4E	LINCOLN	553366	640	0.07600000	0.06080000
ALICE #1-9H	§9-T15N-R5E	LINCOLN	622389	640	0.23554617	0.18843694
SPHINX #1-10H	§10-T14N-R4E	LINCOLN	553669	641.09389	0.08669477	0.05790504
FOY #1-10H	§10-T15N-R4E	LINCOLN	542986	640	0.07578900	0.06044450
TELLURIDE #1-10H	§10-T15N-R5E	LINCOLN	639585 AND 639199	640	0.30000000	0.24000000
STAVROS #1-11H	§11-T14N-R4E	LINCOLN	536804	640	0.08910263	0.07168000
ABO #1-11H	§11-T15N-R4E	LINCOLN	544556	640	0.07600000	0.06080000
SUNDANCE #1-11H	§11-T15N-R5E	LINCOLN	636344	640	0.30000000	0.24000000
TROJAN #1-12H	§12-T14N-R4E	LINCOLN	628530 AND 641316	640	0.28481850	0.22605480
GILBERT #1-12H	§12-T15N-R4E	LINCOLN	550090	640	0.07600000	0.06072550
MORPHEUS #1-13H	§13-T14N-R4E	LINCOLN	629538	640	0.28712500	0.22970001
BRIXEY #1-13H	§13-T15N-R4E	LINCOLN	539626	640	0.07600000	0.06080000

EXHIBIT "A" - CONTINUED

LINCOLN COUNTY, OKLAHOMA						
Well Name	Legal Description	County	OCC Order#	Unit Size	Working Interest	NRI
VESTA #1-14H	§14-T14N-R4E	LINCOLN	537163	640	0.08910263	0.07168001
ELIZABETH #1-14H	§14-T15N-R4E	LINCOLN	542985	640	0.08106500	0.06110637
LAKE LOUISE #1-14H	§14-T15N-R5E	LINCOLN	639978	640	0.30000000	0.24000000
TITAN #1-15H	§15-T14N-R4E	LINCOLN	547298	640	0.08896052	0.06813334
GREENFIELD #1-15H	§15-T15N-R4E	LINCOLN	537264	640	0.07600000	0.06080000
SANTA FE #1-15H	§15-T15N-R5E	LINCOLN	638177	640	0.30000000	0.24000000
CHAD #1-16H	§16-T14N-R4E	LINCOLN	546720	640	0.08700000	0.06906875
CHAD #2-16H	§16-T14N-R4E	LINCOLN	618941	640	0.05160000	0.04116319
ICARUS #1-16H	§16-T14N-R5E	LINCOLN	551250	640	0.08959998	0.07167973
BALSAM #1-16H	§16-T15N-R4E	LINCOLN	548089	640	0.07600000	0.06080000
ELMO #1-17H	§17-T15N-R4E	LINCOLN	550346	640	0.07600000	0.05973425
VENUS#1-17H	§17-T14N-R5E	LINCOLN	558317	640	0.08959999	0.07149332
ALFRED #1-18H	§18-T15N-R4E	LINCOLN	536803	637.24	0.07766870	0.06174890
CANUTE #1-19H	§19-T15N-R4E	LINCOLN	539625	635.05	0.07728900	0.06141053
ACROPOLIS #1-19H	§19-T15N-R5E	LINCOLN	561569	200.406	0.08825001	0.07060001
FRANCISCO #1-20H	§20-T15N-R4E	LINCOLN	539627	640	0.07600000	0.06018548
BURL #1-20H	§20-T15N-R5E	LINCOLN	564427	640	0.08514300	0.06676700
ATHENA #1-20H	§20-T14N-R5E	LINCOLN	572289	640	0.08605797	0.06751201
MELOSA #1-21H	§21-T14N-R4E	LINCOLN	563953	640	0.04818209	0.03836007
SARTAIN #1-21H	§21-T14N-R5E	LINCOLN	564780	640	0.09516687	0.07613349
ABEL #1-21H	§21-T15N-R4E	LINCOLN	546552	640	0.07600000	0.05687000
ADONIS #1-22H	§22-14N-5E	LINCOLN	149657	640	*0.09202801	*0.07204364
CUPID	§22-T14N-R4E	LINCOLN	563316	640	0.07304600	0.05843700
ACHILLES #1-22H	§22-T15N-R4E	LINCOLN	537051	640	0.08824990	0.07028895

EXHIBIT "A" - CONTINUED

LINCOLN COUNTY, OKLAHOMA						
Well Name	Legal Description	County	OCC Order#	Unit Size	Working Interest	NRI
STEAMBOAT #1-22H	§22-T15N-R5E	LINCOLN	626232	640	0.29934342	0.23947474
ZEPHIR #1-23H	§23-T14N-R4E	LINCOLN	549456	640	0.04435890	0.03548712
PANDORA #1-25H	§25-T14N-R4E	LINCOLN	592203	640	0.30000000	0.23918569
WHISTLER #1-26H	§26-T15N-R5E	LINCOLN	642081	640	0.30000000	0.24000000
CALYPSO #1-27H	§27-T14N-R5E	LINCOLN	628371	640	0.28328550	0.22662840
XANTHUS #1-27H	§27-T15N-R4E	LINCOLN	532223	640	0.08925000	0.07058200
ABRAHAM #1-28H	§28-T15N-R4E	LINCOLN	549284	640	0.07600000	0.06080000
DAMASCUS #1-29H	§29-T15N-R4E	LINCOLN	548860	640	0.07550000	0.05991419
DORIANS #1-29H	§29-T15N-R5E	LINCOLN	564427	640	0.08517700	0.06850100
YANI #1-31H	§31-T15N-R5E	LINCOLN	617838	640	0.26894693	0.21515754
HOMER #1-32H	§32-T15N-R5E	LINCOLN	551385	640	0.08824998	0.07032422
CANYONS #1-33H	§33-T14N-R5E	LINCOLN	619273	640	0.29060000	0.23248000
HELM #1-33H	§33-T15N-R4E	LINCOLN	551385	640	0.07600000	0.06080000
GODDESS #1-34H	§34-T15N-R4E	LINCOLN	508199	640	0.08825050	0.07058990
CYCLOPS #1-35H	§35-T15N-R2R	LINCOLN	485542	640	0.00880729	0.00704584
NIGHTFALL #1-36H	§36-T14N-R4E	LINCOLN	631124	640	0.30000000	0.24000000

* after payment of Non Consent Penalty

LOGAN COUNTY, OKLAHOMA						
Well Name	Legal Description	County	OCC Order#	Unit Size	Working Interest	NRI
HORSETHIEF #1-12H	Lots 2, 3 and 4 and N/2 NE/4 and SW/4 NE/4 §12-T17N-R1E, Payne County, and Lots 5 and 6 §12-T17N-R1E, Logan County	LOGAN	495158	248	0.99750000	0.79800000
COUGAR #1-35H	§27-T17N-R1E	LOGAN	499607	160	0.10200116	0.08007342
TIGER #1-28H	§28-T17N-R1E	LOGAN	558265	320	0.08698915	0.06890198
FLOSSIE #1-33H	§33-T17N-R1E	LOGAN	545768	640	0.08650883	0.06871506

P:\WOCK\CLIENTS\4853\1600\92703.XLSX

EXHIBIT "A" - CONTINUED

PAYNE COUNTY, OKLAHOMA						
Well Name	Legal Description	County	OCC Order#	Unit Size	Working Interest	NRI
SINGLE SHOT #1	§1-T17N-R1E	PAYNE	510245	640	0.99750000	0.79800000
JUDGE #1-H	SW/4 §2-T17N-R1E and S/2 §3-T17N-R1E	PAYNE	500260	480	0.97916670	0.78333336
BIG SHOT #1-5H	§5-T17N-R2E	PAYNE	530742	640	1.00000000	0.80000000
DOUBLE SHOT #1-6H	§6-T17N-R2E	PAYNE	517360	639.75	0.95545106	0.73201214
ALLIE #1-H	E/2 §10-T17N-R1E and W/2 §11-T17N-R1E	PAYNE		640	0.98437500	0.78750000
MINNICH #5	NE/4 §11-T17N-R1E	PAYNE		160	0.99717110	0.79773688
MINNICH #7	NE/4 §11-T17N-R1E	PAYNE		20	0.99825000	0.79860000
CAIN #1-H	SE/4 §11-T17N-R1E, and Lot 1 and SW/4 SW/4, a/k/a SW/4, §12-T17N-R1E	PAYNE	491676	320	0.98138154	0.80144062
FRUIN #1-12H	§12-T17N-R1E	PAYNE	639962	80	0.99750000	0.79800000
LONGAN #6	§12-T17N-R1E	PAYNE			0.99717110	0.79773688
LONGAN #1	N/2 NW/4 §12-T17N-R1E	PAYNE		80	0.99717110	0.79773688
HORSETHIEF #1-12H	Lots 2, 3 and 4 and N/2 NE/4 and SW/4 NE/4 §12-T17N-R1E, Payne County, and Lots 5 and 6 §12-T17N-R1E, Logan County	PAYNE	495158	246	0.99750000	0.79800000
GRIP #1-12	E/2 NW/4 §12-T17N-R1E	PAYNE		80	0.80659100	0.64527280
SOUTH DOWNEY #2-A	§13-T17N-R1E	PAYNE	480799	20	0.98750000	0.79000000
COLLINS #1-12H	NE/4 and E/2 NW/4 §14-T17N-R1E and NW/4 §13-T17N-R1E	PAYNE	450799	367.5	0.99760600	0.79808480
SHAWN #1-H	SW/4 and W/2 NW/4 §14-T17N-R1E	PAYNE		240	1.00000000	0.80000000
LEGATE	E/2 §15-T17N-R1E	PAYNE		320	0.50000000	0.40000000
CHENEY SHOT #1-H	§20-T18N-R2E	PAYNE	536976	640	0.92000000	0.73600000
NORTHERN SHOT #1-25H	§25-T18N-R1E	PAYNE	492832	640	0.99750000	0.79800000
RIFLE SHOT #1-H	§29-T18N-R2E	PAYNE	569572	640	0.92000000	0.73600000
BUCKSHOT #1-H	§30-T18N-R2E	PAYNE	532092	635.04	0.98241575	0.78121474
NICE SHOT #1-31H	§31-T18N-R2E	PAYNE	521500	636.32	0.99750000	0.79800000
SOUTHERN SHOT #1-36H	§36-T18N-R1E	PAYNE		640	1.00000000	0.80000000
COYLE STATE #1-36	NE/4 §36-T18N-R1E	PAYNE		160	1.00000000	0.80000000

P:\WOG\CLIENTS\1653\100062705.XLSX

INSERT ONE
TO
OIL AND GAS MORTGAGE, SECURITY AGREEMENT,
FINANCING STATEMENT, AND ASSIGNMENT OF PRODUCTION
(Lincoln County, Oklahoma)

This Mortgage is an amendment and modification of those certain prior mortgages and/or deeds of trust which secured certain prior notes held by Mortgagee.

Said prior notes are identified on Section 1.62 of the Loan Agreement. Said prior notes have been assumed, consolidated and renewed into the "Note" identified in Section 1.1 above.

The Prior Mortgages and/or Deeds of Trust assumed, amended and modified pursuant to this Mortgage, are as follows:

	Book/Page of Recorded Instrument
a.	1727/282
b.	1749/30
c.	1766/674
d.	1799/135
e.	1815/280
f.	1828/205
g.	1850/285
h.	1901/541
i.	1920/95
j.	2054/01
k.	2116/352
l.	2122/631
m.	2176/422
n.	2184/530
o.	2185/648
p.	1727/314
q.	1749/06
r.	1766/692
s.	1799/116
t.	1815/261
u.	1828/228
v.	1850/304
w.	1920/118
x.	2053/760
y.	2152/760
z.	2131/99
aa.	2176/456
bb.	1735/726

cc.	1748/790
dd.	1766/710
ee.	1780/638
ff.	1804/364
gg.	1815/299
hh.	1828/251
ii.	1920/141
jj.	2122/611
kk.	2180/673
ll.	2053/783

INSERT TWO
TO
OIL AND GAS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, AND ASSIGNMENT OF PRODUCTION
(Logan County, Oklahoma)

This Mortgage is an amendment and modification of those certain prior mortgages and/or deeds of trust which secured certain prior notes held by Mortgagee.

Said prior notes are identified on Section 1.62 of the Loan Agreement. Said prior notes have been assumed, consolidated and renewed into the "Note" identified in Section 1.1 above.

The Prior Mortgages and/or Deeds of Trust assumed, amended and modified pursuant to this Mortgage, are as follows:

	Book/Page of Recorded Instrument
a.	1969/598
b.	1999/539
c.	2033/315
d.	2051/356
e.	2110/102
f.	2220/4
g.	2522/77
h.	1969/632
i.	581/435
j.	2033/297
k.	2051/375
l.	2110/125
m.	2033/333
n.	2051/394
o.	2110/148
p.	2561/469

INSERT THREE
TO
OIL AND GAS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, AND ASSIGNMENT OF PRODUCTION
(Payne County, Oklahoma)

This Mortgage is an amendment and modification of those certain prior mortgages and/or deeds of trust which secured certain prior notes held by Mortgagee.

Said prior notes are identified on Section 1.62 of the Loan Agreement. Said prior notes have been assumed, consolidated and renewed into the "Note" identified in Section 1.1 above.

The Prior Mortgages and/or Deeds of Trust assumed, amended and modified pursuant to this Mortgage, are as follows:

	Book/Page of Recorded Instrument
a.	1682/124
b.	1714/366
c.	1740/669
d.	1757/218
e.	1779/916
f.	1922/276
g.	2197/753
h.	1682/159
i.	1714/342
j.	1740/705
k.	1757/237
l.	1779/916
m.	2223/706
n.	2219/127
o.	1692/601
p.	1714/318
q.	1740/687
r.	1757/256
s.	1779/897
t.	2211/750
u.	2211/278
v.	2238/238